WRITTEN SUPERVISORY PROCEDURES

This manual will serve as both a source of regulatory information applicable to all Advisers and employees in order to meet regulatory requirements.

Effective April 2018

Table of Contents

9

Chapter 1 INTRODUCTION	7
1.1. Purpose	7
1.2. Guidelines	7
1.3. Amendments	7
1.4. Questions	7
1.5. Use of the Manual	8
1.6. Limitations on Use	8
1.7. Abbreviations	8
Chapter 2 REGISTRATION, LICENSING AND SUPERVISORY STRUCTURE	9
2.1. Registration Licensing	9
2.2. IARD Maintenance	9
2.3. Supervisory Structure	10
2.4. Firm Procedures	11
Chapter 3 USE OF PROFESSIONAL DESIGNATIONS	12
3.1. Accreditation	12
3.2. Approval	13
Chapter 4 BOOKS AND RECORDS	13
4.1. Required Records	13
4.2. Advertising File	13
4.3. Annual Offer of Form ADV Part 2 (Disclosure Brochure)	14
4.4. Annual Review	14
4.5. Associated Persons Personal Transactions Records	14
4.6. Financial Records	14
4.7. Lists by Type of Client/Investor or Account	15
4.8. Order Memoranda	15
4.9. Organizational Documents	15
4.10. Performance Advertising Supporting Documentation	15
4.11. Policies and Procedures	16
4.12. Powers of Attorney	16
4.13. Proxy Records	16
4.14. Solicitor Disclosure Document	16
4.15. Transaction Records	16
4.16. Written Agreements	16
4.17. Written Communications	16
4.18. Additional Records	16
4.19. Allocation Procedures and Trading Practices	16
4.20. Best Execution File	17
4.21. Complaint File	17
4.22. Business Continuity	17
4.23. Client Lists	18
4.24. Organizational Chart	18
4.25. Privacy Policy	18
4.26. Regulatory Inspections	18

4.27. Trade Errors	18
4.28. Books and Records Retention	19
4.29. Electronic Maintenance of Records	19
4.30. Mobile Checking Applications	19
4.31. Firm Procedures	19
Chapter 5 BILLING PROCESS	20
Chapter 6 DEALING WITH SENIOR AND VULNERABLE ADULT CLIENTS	21
6.1. Establishment of a Steering Committee to Address Vulnerable Adult and Senior Client Issues	21
6.2. Vulnerable Adults and Senior Clients	21
6.3. “Free Lunch” Seminars and Other Advertisements for Senior Clients	21
6.4. Effective Practices for Supervision of “Free Lunch Seminars”	22
6.5. Special Considerations for Vulnerable Adults and Senior Clients	22
6.6. Enhanced Suitability and Product Restrictions	23
6.7. Overview of Diminished Capacity and Suspected Financial Abuse of Seniors and Vulnerable Adults in Suitability	23
6.8. Notification of Suspected Diminished Capacity within the Firm - Escalation Process	26
6.9. Placing “Watches” on Suspected Accounts	26
6.10. Regulations for Suspected Exploitation of a Vulnerable Adult or Senior Client	26
6.11. Third Party Authorization by the Client	27
6.12. Forms to be Utilized Internally to Report Suspected Financial Exploitation of a Vulnerable Adult or Senior Client	28
6.13. Procedures for Addressing the Withholding of Client(s) Funds and Reporting Possible Financial Exploitation of a Client	28
6.14. Role of the Firm and Individuals Associated with the Firm During the Review	29
6.15. Monitoring of Timeframes by the Firm	30
6.16. Advisor/Staff/ Management Training on Senior/Vulnerable Clients	30
6.17. Communications with Clients as to Possible Disbursement Delays when Financial Exploitation Suspected	30
Chapter 7 CODE OF ETHICS AND CONDUCT	30
7.1. General	30
7.2. Firm Procedures	31
Chapter 8 BUSINESS CONTINUITY	33
Chapter 9 MANAGEMENT AND INTERNAL CONTROLS	33
9.1. Risk Assessment	33
9.2. Market Risk	33
9.3. Credit Risk	33
9.4. Liquidity Risk	34
9.5. Operational Risk	34
9.6. Additional Risks	34
9.7. Firm Procedures	34
9.8. Delegation of Risk Assessment Duties	35
9.9. Frequency	35
9.10. Reporting	35
9.11. Disclosing Conflicts	35

9.12. Documenting the Assessment Process and Results	35
Chapter 10 US REGULATORY FILINGS	36
10.1. Firm Procedures	36
10.2. Registered and Unregistered Institutional Investment Managers	36
Chapter 11 GIFTS AND ENTERTAINMENT	36
11.1. Business Entertainment	36
11.2. Appropriate Forms of Business Entertainment	37
11.3. Records of Expenses	37
Chapter 12 REGULATION S-P	38
12.1. Requirements	38
12.2. Affiliate	38
12.3. Breach of Security	38
12.4. Clear and Conspicuous	39
12.5. Continuing Relationship	39
12.6. Customer	39
12.7. Customer Relationship	39
12.8. Encrypted	39
12.9. Nonpublic Personal Information	39
12.10. Person or Individual	40
12.11. Personally Identifiable Financial Information	40
12.12. Publicly Available Information	40
12.13. Service Provider	40
12.14. Consumers & Customers	40
12.15. Notification Requirement	40
12.16. Customer Information	40
12.17. Data Security/Cyber Security	41
12.18. Failure to Comply	41
12.19. Testing Reg SP Procedures	41
12.20. Firm Procedures	42
12.21. Internal Privacy Procedures	42
12.22. External Privacy Procedures	43
Chapter 13 PUBLIC COMMUNICATIONS	44
13.1. Advertisements	44
13.2. Use of “RIA”	44
13.3. Testimonials	44
13.4. Performance Data	45
13.5. Model Performance	45
13.6. Gross vs. Net Performance Data	46
13.7. Retention of Performance Documentation	46
13.8. GIPS Compliance	47
13.9. Prohibited Advertisements	47
13.10. Correspondence	47
13.11. Electronic Communications	47
13.12. Social Media	47

13.13. Retention	47
13.14. Fiduciary Duties	47
13.5. Political Contributions	48
Chapter 14 PRICING POLICIES	49
Chapter 15 REGULATORY AND INTERNAL INSPECTIONS	49
15.1. Scope of the Regulatory Inspection	49
15.2. Regulatory Exam Topics	49
15.3. Internal Inspection	50
Chapter 16 NEW BUSINESS	50
Chapter 17 TRADING	50
17.1. Forms	51
17.2. Daily Procedures	51
17.3. FFI Models	51
17.4. Best Execution	51
17.5. Trade Errors	52
17.6. Agency Cross Transactions	52
17.7. Trading Process and Procedures	52
17.8 Aggregation of Orders	53
17.9 Agency Cross Transactions	53
Chapter 18 AFFILIATED MUTUAL FUNDS	53
18.1 Preparation and Filing	54
18.2 Portfolio and Compliance Checklist	54
18.3 Leverage	54
18.4 Securities Lending	54
18.5 Nonpublic Personal Information	55
18.6 Amended and Restated Valuation Policy and Procedures	55
18.7 Affiliated Transactions	55
18.8 Section 18	56
18.9 Investing in Other Investment Companies	56
18.10 Investing in Certain Financial Services Companies – Rule 12d3-1	56
18.11 Repurchase Agreements	57
18.12 Market Timing	57
18.13 Disclosure of Portfolio Holdings	57
18.14 Code of Ethics and Access Persons	57
18.15 Proxy Voting and Form N-PX	57
18.16 Anti-Money Laundering	58
18.17 Website	58
18.18 Advertising	58
18.19 Recordkeeping and Retention	58
Chapter 19 AFFILIATED EXCHANGE TRADED FUNDS	58
19.1 Preparation and Filing	59
19.2 Portfolio and Compliance Checklist	59
19.3 Leverage	60

19.4 Securities Lending	60
19.5 Nonpublic Personal Information	60
19.6 Amended and Restated Valuation Policy and Procedures	60
19.7 Oversight & Monitoring of SEC Exemptive Order Conditions	60
19.8 Affiliated Transactions	61
19.9 Investing in Other Investment Companies	61
19.10 Investing in Certain Financial Services Companies – Rule 12d3-1	62
19.11 Repurchase Agreements	62
19.12 Disclosure of Portfolio Holdings	62
19.13 Code of Ethics and Access Persons	62
19.14 Proxy Voting and Form N-PX	62
19.15 Anti-Money Laundering	63
19.16 Marketing Policy for ETFs Advised by FFI	63
19.17 Website	63
19.18 Advertising	63
19.19 Recordkeeping and Retention	64
Chapter 20 SOFT DOLLARS	64
Chapter 21 CUSTODY	64
21.1. Custody Definition	64
ATTACHMENTS	65
I. Job Duties	66
II. Code of Ethics	67
III. Proxy Voting Procedures	71
IV. Identity Theft Prevention Program (ITPP)	75
V. Business Continuity & Disaster Recovery Plan	80
VI. Social Media Policy and Procedures	100
VII. Anti-Money Laundering Policy	105
VIII. Privacy Policy	109
IX. Organizational Chart	113
X. Attestations and Acknowledgements	114
XI. Outside Business Activity Form	117

Chapter 1 INTRODUCTION

On December 13, 2003 the SEC adopted Rule 206(4)-7 under the Investment Advisers Act of 1940 (the “Advisers Act”) that requires each SEC-registered investment adviser to (a) adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules the SEC has adopted under the Advisers Act; (b) review, no less frequently than annually, the adequacy of such policies and procedures and the effectiveness of their implementation; and (c) designate a Chief Compliance Officer to administer such policies and procedures. The new rule went into effect for all investment advisers on October 5, 2004. This Compliance Policies and Procedures Manual (the “Manual”) is intended to comply with Rule 206(4)-7 and otherwise serve the purposes described below.

1.1.	Purpose

FFI is a registered investment adviser, as defined in the Advisers Act. As such, FFI is subject to regulation by the Securities Exchange Commission. This Manual contains the written policies and procedures of the Firm that must be followed by all supervised persons in carrying out their responsibilities with the Firm. Our clients’ interest is our primary concern; therefore, we conduct our business in a manner that fulfills our fiduciary duties when dealing with clients. The Firm, in the conduct of its business, observes high standards of commercial honor and just and equitable principles of trade. It is the responsibility of every supervised person of the Firm to help ensure that the Firm conducts its business in compliance with all applicable federal and state securities laws, rules and regulations and in keeping with the highest level of professional and ethical standards.

1.2.	Guidelines

Compliance requires constant attention to the Firm’s policies and obligations as they change from circumstance to circumstance. No manual or written set of policies can anticipate every business circumstance and therefore, eliminate the Firm’s regulatory and compliance risks. However, the Firm believes these risks can be significantly reduced by a comprehensive program of oversight aimed at insuring that all supervised persons are familiar with and follow the Firm’s compliance policies and procedures. This Manual contains both supervisory procedures of the Firm and its policies in each of the included subject areas. The policies and procedures provided within this Manual represent guidelines to be followed by each and every supervised person of the Firm under the overall direction of supervisory personnel. These guidelines are not necessarily inclusive of all laws, rules and regulations that govern the activities of the Firm.

1.3.	Amendments

The Firm’s Chief Compliance Officer, or designee, reviews this Manual at least annually and amends it, as appropriate, within a reasonable time after changes occur in (I) federal and state securities laws, rules and regulations; (ii) the Firm’s supervisory system; and (iii) the Firm’s business and operations.

1.4.	Questions

Any questions concerning the policies and procedures contained within this Manual or regarding any applicable federal securities laws, rules and regulations should be directed to the appropriate supervisor or to the Firm’s Chief Compliance Officer.

1.5.   Use of the Manual

All supervised persons are required to read this Manual and at least once every calendar year sign an acknowledgment certifying their receipt and review of the Manual. Copies of this Manual are maintained, either in hard or electronic form, in the Home Office and are accessible at all other locations where supervisory activities are conducted.

1.6.	Limitations on Use

The Firm is the sole owner of all rights to this Manual. Upon request, the Manual must be returned to the Firm immediately upon termination of employment or association. The information contained herein is confidential and proprietary, and may not be disclosed to any third-party or otherwise shared or disseminated in any way without the express written approval of the Firm.

1.7.	Abbreviations

For purposes of this Manual, the abbreviations used are:

Anti-Money laundering (AML)

Chief Compliance Officer (“CCO”)

Department of Labor (“DOL”)

Don’t Know Trades (“DK”)

Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”)

Employee Retirement Income Security Act (“ERISA”)

Exchange Traded Funds (“ETF”)

Financial Industry Regulatory Authority (“FINRA”)

FormulaFolio Investments, LLC (“FFI” or “Firm”)

Gramm-Leach-Bliley (“GLB”)

Investment Adviser Registration Depository (“IARD”)

Investment Adviser Representative (“IAR”) Investment Advisers Act of 1940 (the “Advisers Act”)

Retirement Wealth Advisors (“RWA”)

Securities Exchange Act of 1934 (the “Exchange Act”)

U.S. Securities and Exchange Commission (the “SEC)

Chapter 2 REGISTRATION, LICENSING AND SUPERVISORY STRUCTURE

The Investment Advisers Act of 1940 (“the Advisers Act”) defines an “investment adviser” in Section 202(1)(11) generally to include any person (including a natural person or an entity) who meets the “prongs” listed below:

1.	provides advice for compensation
2.	is engaged in the business of an investment adviser
3.	of providing advice to others or issuing reports or analyses regarding securities

Detail regarding these elements of the investment adviser definition are addressed by the SEC in Investment Advisers Act Release No 1092 (“Release 1092”). Release 1092 was developed jointly by the SEC and the North American Securities Administrators Association (“NASAA”). NASAA is an organization of state securities regulators. Release 1092 addresses the applicability of the Advisers Act to investment advisers commonly known as “financial planners.” Release 1092 also clarifies numerous aspects of the definition of investment adviser as applies generally to all advisers.

FFI is a money manager registered as a Registered Investment Adviser. FFI typically does not have IAR’s registered under FFI. However, the State of North Carolina requires that the IAR’s of Retirement Wealth Advisors be registered with the money manager. Therefore, all IAR’s of RWA located in North Carolina are also registered with FFI.

2.1.	Registration Licensing

To affect its registration, the Adviser has filed an application (FORM ADV Part 1 and Part 2) through the Investment Advisers Registration Depository (“IARD”). The information submitted in Part 1 includes information about the investment adviser’s education, business, the persons who own the Adviser and disclosure regarding any sanctions for violating securities or other laws. The Adviser must also complete Form ADV Part 2 and all relevant appendices. The information in Part 2 is geared primarily toward the Adviser’s clients/investors, and provides the basis for the disclosures made to clients/investors under Rule 204-3 of the Advisers Act. Part 2 contains information relating to the business practices, fees, investment strategies and conflicts of interest the Adviser may have with its clients/investors. Part 2 is required to be updated quarterly with the designated annual amendment being within 90 days of the Adviser’s fiscal year end and whenever it becomes materially inaccurate. In the instance of FFI the annual amendment must be filed within 90 days after the end of each calendar year.

2.2.	IARD Maintenance

Any Adviser registered with the SEC or state(s) is required to maintain current registration data through entitlement on the IARD.

Entitlement to the system is obtained through specific documentation submitted to the FINRA as administrator of the system. Such documentation is found at https://www.iard.com or by contacting the IARD help desk at 240-386-4848.

Under SEC and state regulations, the Adviser is required to file an Annual Updating Amendment through IARD within 90 days following the end of the Adviser’s fiscal year.

The Adviser is required to keep the information in its Form ADV current. Failure to maintain an updated Form ADV may result in disciplinary, administrative, injunctive or even criminal action against the Adviser by the

SEC and/or by the state(s). Making a misleading claim in Form ADV could be the basis for a client or investor claim of fraud under state law and action by the SEC.

The Adviser must file an amendment to its Form ADV Part 1 and Part 2 electronically through the IARD according to the following requirements:

•	Promptly for any changes to Items 1, 3, 9 or 11 of Part 1A
•	Promptly for any change to Items 1, 2 (A through F), or 2I of Part 1B
•	Promptly for any materials changes to Items 4, 8 or 10 of Part 1A
•	Within 90 days of the end of the Adviser’s fiscal year end (Annual Updating Amendment)
•	If the Adviser is required to provide an audited balance sheet with Schedule G, within 90 days of the close of the Adviser’s fiscal year (some states may have additional or differing requirements)
•	Amendments to the wrap fee brochure (an appendix of ADV Part 2) may be made by “stickering” provided any supplemental information is dated and affixed to the brochure in a manner that can be readily understood by a client/investor or potential client/investor.

The Part 2 and appendices form a written disclosure statement that provides information about business practices, fees, and conflicts of interest the Adviser may have with its clients/investors. Record of providing Form ADV Part 2 shall include a record of the date(s) that the form was provided to any client/investor or prospective client/investor who subsequently becomes a client/investor of the Adviser. Rule 204-3 imposes requirements for the delivery of Form ADV Part 2 and relevant schedules (1) at least 48 hours prior to entering into the advisory relationship, or (2) at the time of entering into a contract with the Adviser, provided the client/investor can terminate the contract without penalty within 5 business days after entering the contract. The providing of the ADV Part 2 to the client upon opening an account will be will be demonstrated by the client’s signature on the paperwork.

At least once annually, Rule 204-3 requires that the Adviser must advise each of its clients/investors that a current Form ADV Part 2 and applicable Schedules are available for review. The firm shall maintain a record of the clients/investors to whom the form is offered, the date and form of the offer (by representative sample copy), and of those accepting the offer. For those clients/investors requesting a copy of the offered Form ADV Part 2, the Adviser shall also maintain evidence that such copy was provided. This evidence shall be demonstrated by FFI maintaining a copy of the ADV Part 2, and a list of clients the offer was given to. FFI offers this information when sending client quarterly statements.

2.3.	Supervisory Structure

In accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, other SEC regulations, and applicable state regulations requiring supervision of specific firm activities, the Adviser has established a supervisory structure that includes the designation of personnel in key positions and a description of those positions. In Schedule A of ADV Part I and in the Organizational Chart the Adviser has identified and maintains current a list of key personnel, their duties and supervisory obligations, as applicable.

In accordance with Rule 206(4)-7 of the Advisers Act, the Adviser must designate one employed individual to act as its Chief Compliance Officer, whose duty it shall be to administer the Adviser’s compliance policies and procedures. The Chief Compliance Officer shall have full responsibility and authority to develop and enforce all appropriate compliance related policies and procedures for the Adviser. The Adviser identifies its CCO in its organizational chart and on Schedule A of ADV Part 1 and in ADV Part 2.

The Adviser’s officers include but are not limited to the Founder, Managing Member, or others and a CCO. These individuals are ultimately responsible for the Adviser’s supervisory system, including its implementation, maintenance and ongoing appraisals as more fully described in the Procedures section below. The Adviser’s principal officers may or may not supervise other officers and/or managers as well as other employees of the Adviser. The Adviser’s CCO is responsible for development and enforcement of the Adviser’s compliance program, unless specifically exempted in this manual.

The Adviser is cautioned that the approach to licensing of its individual associated persons (including those in supervisory roles) differs from state to state. States impose various requirements for the Adviser’s associated persons to meet certain licensing requirements depending upon the nature and/or scope of services they offer. Section 203A(b)(1) of the Advisers Act prohibits a state from applying its registration and licensing laws to a federally-covered investment adviser, rather requiring that a Notification Filing be made in a state in which the adviser has clients. A state can impose registration, licensing or other qualification requirements on an associated person (sometimes known as an ‘investment adviser representative’) if the individual has a place of business in the state and/or more than five clients. These requirements may include filing a Form U-4, taking and passing Series 65 or 66 or demonstrating qualifications by obtaining certain qualifying “professional” designations. When they apply, compliance with these requirements may generally be reported through disclosures on the IARD system.

Rule 203A-3(a) of the Advisers Act defines an “investment adviser representative” as a supervised person of the investment adviser who has more than five clients/ investors who are natural persons and more than ten percent of whose clients/ investors are natural persons. Notwithstanding this, a supervised person is not an investment adviser representative if the supervised person does solicit, meet with, or otherwise communicate with clients/investors of the investment adviser or provides only impersonal investment advice. It should be noted that since states definitions and requirements for IAR registration may vary, the Adviser is required to be diligent in its review of state registration and renewal requirements. It shall also be the duty of the Compliance Department or designated supervisor to insure that all IAR registrations required are renewed at the end of each calendar year. The Adviser requires that each individual providing investment advice be required to maintain all applicable licenses.

2.4.	Firm Procedures

The Adviser has established procedures that require review of its registration status no less frequently than quarterly. The CCO shall oversee this review and evidence the review on the Central Review Log that shall be maintained in the central files of the Adviser. This review shall include, but is not limited to, a review of the IARD Form ADV Part 1 filed with the SEC and Part 2, review of the underlying criteria and supporting information for the Form, and confirmation of all material responses.

To ensure that its supervisory structure is adequately formed and adhered to, the Adviser maintains an updated record of its supervisory chain of command among its central files and records. The record is periodically distributed to individuals named as supervisors, to ensure that they will remain at all times informed of the supervisory requirements attributed to them Unless otherwise specifically enumerated, the CCO is responsible for implementation and ongoing oversight of these procedures, including the oversight of individuals to whom certain procedures may be delegated.

No less than annually, the CCO will oversee the renewal of both the Adviser’s and IARs registrations. No less than annually (within 90 days of the fiscal year end of the Adviser), the CCO will file an annual amendment, updating all forms and records as necessary.

The CCO or an individual he/she designates with responsibility for licensing will conduct periodic reviews of its regulatory filings, including at minimum an annual amendment, and amendments upon any material change in its business practices.

Amendments to the Adviser’s regulatory filings will be documented by electronic tracking on IARD or by retention of all dated materials among the central compliance records of the Adviser.

Chapter 3 USE OF PROFESSIONAL DESIGNATIONS

While the majority of IAR’s are associated with RWA, the use of professional designations also affects covered employees of FFI. Due to this, FFI has designed procedures surrounding the use of certain professional designations.

3.1.	Accreditation

The criteria used by organizations that grant professional designations for investment professionals vary greatly. Some designations require formal certification, with procedures that include completion of a detailed and rigorous curriculum focused on financial issues, culminating with one or more examinations, as well as mandatory continuing professional education. On the other end of the spectrum, some designations can be obtained simply by paying membership dues.

In general, FFI does not authorize the use of a certification or professional designation that was obtained from a designating or certifying organization that:

(1)  is primarily engaged in the business of instruction in sales or marketing;

(2)  does not have reasonable standards or procedures for assuring the competency of its designees or certificants;

(3)  does not have reasonable standards or procedures for monitoring and disciplining its designees or certificants for improper or unethical conduct; or

(4)  does not have reasonable continuing education requirements for its designees or certificants in order to maintain the designation or certificate.

There is a rebuttable presumption that a designating or certifying organization is not disqualified solely for purposes of the above criteria if the organization has been accredited by:

(1)  The American National Standards Institute;

(2)	The National Commission for Certifying Agencies; or

(3)  an organization that is on the United States Department of Education's list entitled "Accrediting Agencies Recognized for Title IV Purposes" and the designation or credential issued therefrom does not primarily apply to sales and/or marketing.

Accreditation is an important consideration, and FFI has conducted research on a few of the designations and accrediting institutions seen in the industry regarding their accreditation. The following is some of the research discovered:

The Institute of Business & Finance (IBF), which offers the CFS designation among others, is not an accredited institution and does not have a reasonable monitoring and disciplinary procedure for its members. Further It is unlikely that other accredited institutions would recognize any degrees or designations offered through IBF. FFI does not authorize the use of any credentials from the IBF.

The Chartered Financial Consultant (ChFC) designation offered by The American College of Financial Services (ACFS) – an accredited institution – may be used to obtain a CFP. The CFP is issued through Certified Financial Planner Board of Standards, Inc., which is itself accredited through The National Commission for Certifying Agencies. FFI recognizes credentials from The American College and the CFP.

Additionally, some states recognize accreditations to the extent that an investment adviser is exempt from taking series 7, 65, or 66. California, for example, recognizes the following accreditations in this way:

●	Chartered Financial Analyst (“CFA”) granted by the CFA Institute;
●	Chartered Financial Consultant (“ChFC”) awarded by The American College, Bryn Mawr, Pennsylvania;
●	CERTIFIED FINANCIAL PLANNER™ or CFP® issued by the Certified Financial Planner Board of Standards, Inc.;
●	Chartered Investment Counselor (“CIC”) granted by the Investment Adviser Association; or
●	Personal Financial Specialist (“PFS”) administered by the American Institute of Certified Public Accounts.

RWA/ FFI does not endorse any accredited or non-accredited institution. However, supervised persons are prohibited to use certifications or professional designation under the following circumstances:

(1)  use of a certification or professional designation by a person who has not actually earned or is otherwise ineligible to use such certification or designation;

(2)	use of a nonexistent or self-conferred certification or professional designation;

(3)  use of a certification or professional designation that indicates or implies a level of occupational qualifications obtained through education, training, or experience that the person using the certification or professional designation does not have; and

(4)	in any manner that is otherwise misleading or deceptive.

For additional information regarding allowed accreditations, contact FFI’s Compliance Department.

3.2.	Approval

FFI must approve all professional designations used by supervised persons. Please contact the compliance department for further details.

Chapter 4 BOOKS AND RECORDS

Rule 204-2 of the Advisers Act imposes the requirement for the Adviser to maintain certain books and records for certain specified periods of time.

4.1.	Required Records

Pursuant to the Advisers Act at Rule 204-2, the following records are required to be maintained and preserved in an easily accessible place for a period of not less than 5 years from the end of the fiscal year during which the last entry was made on the document. For the first 2 years, the record must be maintained on the premises of the Adviser. This retention requirement applies to the records noted below EXCEPT that organizational records must be retained for at least three years following the date on which the Adviser terminates its registration.

4.2.	Advertising File

FFI must retain a copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin, email attachment used for advertising purposes or other communication that an investment adviser circulates or distributes, directly or indirectly, more than one person (other than persons connected with the Adviser).

Annual Offer of Form ADV Part 2 (Disclosure Brochure)

FFI must offer a current form of its disclosure brochure no less than annually to all clients/investors of the Adviser. The Adviser must document and maintain a record of the offer. The Adviser must also retain a sample version of the Form ADV Part 2 as evidence of timely amendment and distribution. The file shall include the following:

•	List of each individual or other party to whom the offer or an updated Form ADV Part 2 was offered
•	Copy of the form of the offer (letter or other means of distribution)
•	Form ADV Part 2 in effect at the time of the offer
•	List of any individual or other party that responds to the request
•	List of evidence that any individual or other party who responded to the offer was provided with the current form, as requested

FFI utilizes Orion in order to obtain a list of every client this was provided.

4.3.	Annual Review

FFI is required by Rule 204-2(a)17(ii) to maintain any record(s) that document the review of its written policies and procedures performed in connection with Rule 206(4)-7(a).

4.4.	Associated Persons Personal Transactions Records

Rule 204-2(a)(12)(i) requires that the Adviser retain a record of every transaction in a securities in which the Adviser or any associated person (or investment advisory representative) has or acquires any direct or indirect beneficial ownership, unless the transaction is not subject to the Adviser’s or the associated person’s control, or if the transaction is in securities that are direct obligations of the Government of the US, bankers’ acceptances, CDs, commercial paper and high quality short term debt instruments including repurchase agreements, or shares issued by registered open-end investment companies. For purposes of this rule, the term “associated person” shall mean any partner, officer or director of the investment adviser; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by such investment adviser prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (1) any person in a control relationship to the investment adviser, (2) any affiliated person of such controlling person and (3) any affiliated person of such affiliated person.

In addition to those associated persons included in the definition above, the Adviser may at its sole discretion require that other employees, consultants, or others provide evidence of their personal trading to ensure that appropriate controls are in place at all times.

4.5.	Financial Records

Records of the Adviser’s financial condition, and evidence of current and accurate accountings, are required by Rule 204-2. These records are maintained by the Chief Financial Officer. Included in this requirement are the following:

•	Journal, or journals, that lists all cash receipts and disbursement records, and any other records of original entry used to create the journal entries
•	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts
•	All check books, bank statements, canceled checks and evidence of current reconciliations
•	All bills or statements relating to the business of the Adviser, and evidence of payment, which might include copies of checks received or other statements demonstrating payment of invoices
•	Current financial statements, including trial balances and net capital computations, balance sheets, income and expense statements and internal audit working papers relating to the business of the Adviser

4.6.	Lists by Type of Client/Investor or Account

FFI must maintain a list of all accounts in which FFI is vested with discretionary authority.

4.7.	Order Memoranda

A memorandum of each order placed by the Adviser for the purchase or sale of a security, or any instruction received by the Adviser from the client/investor concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction, must be retained and must include the following information:

•	Terms and conditions of the order, instruction, modification or cancellation
•	Person connected with the Adviser who recommended the transaction
•	Person who placed the order
•	Account for which the order was entered
•	Date
•	Bank, broker or dealer by or through whom the order was executed
•	Whether or not the order was discretionary
•	Evidence of supervisory review

4.8.	Organizational Documents

FFI maintains current and complete Articles of Incorporation, charters, minute books, partnership records, stock certificate books and other reports as evidence of its viability as an entity, as required by state or other jurisdictions.

Different from other records noted in this section, these records must be preserved for at least three years after the cessation of the Adviser’s operations.

4.9.       Performance Advertising Supporting Documentation

FFI distributes performance advertising. Therefore, it must retain all accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations. These records may be maintained by an administrator or other third party the advisor has contracted to calculate performance. If a third party is so designated, the Adviser shall disclose that third party as a location for books and records on the Form ADV Part I.

Unlike the standard retention period, records that demonstrate the calculation of performance must be retained as long as the performance information is distributed plus five years after the performance information has ceased to be distributed.

Policies and Procedures

Rule 204-2 requires that the Adviser retain a copy of the Adviser’s policies and procedures formulated pursuant to Rule 206(4)-7 that are currently in effect or which were in effect within the most recent 5-year period.

4.10.   Powers of Attorney

The Adviser is required to maintain all powers of attorney, including any documents that evidence the granting of discretionary powers to the Adviser.

4.11.   Proxy Records

FFI does not vote proxies on behalf of clients other than as it relates to their proprietary mutual fund. FFI is required to vote the proxies associated with their mutual fund.

4.12.   Solicitor Disclosure Document

All written acknowledgements of receipt of disclosure documents provided in connection with Rule 206(4)-3, and copies of the solicitor disclosure document that was provided, must be retained.

4.13.   Transaction Records

If the Adviser provides any investment supervisory or management service to any client/investor, it must retain a record showing separately for each client/investor the securities purchased and sold, and the date, amount and price of each such transaction; as well as by-security information for each client/investor such that the Adviser can promptly furnish the name of each client/investor with an interest in the security and the amount of that interest.

4.14.   Written Agreements

Copies of any and all written agreements (advisory agreements, subscription agreements, solicitor agreements etc.) in use with clients/investors are maintained, including all powers of attorney. Side letters may be deemed to be part of this requirement, as are any written agreement entered into by the Adviser with any client/investor or otherwise relating to its business. Accordingly, all side letters and other written agreements shall be retained among the Adviser’s central records. The executed agreements are retained in separate client/investor files.

4.15.   Written Communications

All written communications received and copies of all written communications sent by the Adviser relating to its advisory business must be retained by the Adviser. Note that the rule has been deemed to include electronic communications, including email and instant messages, and also includes internal communications (those sent among associated personnel of the Adviser). Email messages are archived via Global Relay.

4.16.   Additional Records

Although not enumerated in specific regulations, certain files and records may be requested by a regulatory examiner at the time of an audit. While not an exhaustive or all-inclusive list, the Adviser may elect to maintain any or all of these additional types of records.

4.17.   Allocation Procedures and Trading Practices

Advisers shall maintain a file that contains allocation procedures and other trading practices, relevant representative order forms, and related documentation as evidence of its consistency in making pre-trade allocations of client/investor orders. Procedures for trading documentation are detailed later in this manual.

Best Execution File

Regulatory examiners will request that the Adviser demonstrate its efforts to seek best execution in making client/investor transactions. A central file is recommended and includes evidence of periodic review of transactions and the annual narrative comparing transaction costs and brokerage services.

4.18.   Complaint File

FFI maintains a central record of any and all written or verbal client/investor complaints, including the method or status of resolution, any settlement or litigation related to the complaint, and current disposition of the matter. All verbal and written grievances are to be reported to Compliance no later than 24 hours from the incident, with same business day preferred. Complaints made to non-supervised advisers of the Firm or outside Registered Investment Advisors are to be handled by the outside adviser’s compliance department. FFI can assist in answer question but is not responsible for the handling of these complaints.

Upon receiving a complaint, the recipient shall complete the following steps:

1.	Complaint Documentation – If a client sends a written complaint, a copy of this will be sent to the compliance team. If a verbal complaint occurs, the Compliance Department will be notified. Documentation surrounding the complaint will be created noting what the concerns are.

2.	Complaint Log - A log should be kept documenting each complaint with the following information:

a.	Complainant Name
b.	Account Number
c.	Date Received
d.	Category (Home Office Use Only: Administrative or Sales Practice)
e.	Allegations (Misrepresentation, Customer Service, etc.)
f.	Dollar Amount (May spur update to Form U4)
g.	Date of Resolution
h.	Disposition (Denied, Close with No Action, Settled)
i.	Settlement Amount, if any, and was IAR asked to contribute to settlement amount
j.	Sanctions Imposed, if any, against the IAR
k.	IARs Form U4, if necessary, is updated upon receipt and/or resolution of complaint
3.	Complaint Filing: The CCO or designee shall maintain an easily accessible file (electronic or physical). The complaint file should be easily accessible upon request.

For further information, please email compliance@formulafolios.com.

4.19.   Business Continuity

Records of FFI’s efforts to monitor and maintain systems in a manner that would enable its continuous operation in the event of an unforeseen disaster or other interruption in business shall be maintained and available for review. The plan includes means for recovery of the Adviser’s critical systems; restoration or recovery of any permanent record of the firm, such as its organizational documents, employee files and financial records; primary contact information; location and status of back-ups; alternative venue for employees and other systems; and procedures or access codes that might enable the Adviser and its clients/investors to regain effective operations. Additionally, FFI’s records shall contain a written report of any tests conducted on disaster recovery procedures and documentation on the Plan amendments and other changes to address the findings of the test. A copy of the Firm’s plan can be seen in the Attachments at the end of these procedures.

4.20.   Client Lists

Upon regulatory examination, the Adviser may be required to produce lists of its clients that contain:

•	Client/Investor Name
•	State of Residence of Client/Investor
•	Whether the client/investor is related to the Adviser (includes spouse, dependent, same household, or any client/investor subject to the direct or indirect control of the Adviser)
•	Type of Account (Fund or Funds in which the client/investor is invested)
•	Account establishment date
•	Opening balance of account
•	Current balance of account (as of most recent quarter end)
•	Account redemption date, Balance at the time of redemption, reason for redemption
•	Clients/investors subject to Power of Attorney
•	Clients/investors paying performance fees
•	Whether the account is subject to ERISA
•	Custodian for the account

4.21.   Organizational Chart

FFI’s organizational chart, or supervisory chain of command, must be current and complete at all times. The chart should include a reporting structure for each associated person. This chart can be seen at the end of these procedures.

4.22.   Privacy Policy

Regulation S-P and the Federal Trade Commission Privacy of Consumer Financial Information; Final Rule requires that Advisers maintain a privacy policy to ensure that nonpublic client/investor data be subject to adequate controls and security. In connection with this Regulation, the Adviser is required to distribute a privacy statement at the time of initial investment, and no less than annually thereafter to clients/investors. Details regarding the Adviser’s privacy policy are provided in a later section of this manual. The Privacy Policy file should contain evidence of the statement’s initial and annual distribution to clients/investors. In addition, the Adviser’s records shall contain a written report of any tests performed on the Firm’s Privacy Policy procedures and any documentation of privacy procedures to address test findings.

4.23.   Regulatory Inspections

Documentation related to any regulatory inspection, documents and data provided to the regulators and including documentation of steps taken to remedy findings, is maintained.

Trade Errors

A trade error log is maintained by the VP of Trading Systems. The record includes all details surrounding the error, the manner in which the error was resolved, the client and transaction(s) effected by the error, and evidence that a supervisor of FFI approved the error and its resolution.

Books and Records Retention

All records of FFI (except as noted below) must be retained for 5 years in an easily accessible place. The records must remain on the Adviser’s premises for at least 2 years. Additionally, the following must be retained for 3 years beyond the life of the entity:

•	Copies of the original documents filed with the SEC or state securities commission(s)
•	Registration letters received from all regulatory agencies

•	Organizational Records
•	Annual filings (Schedule I)
•	Current client records
•	Supporting records for performance data
•	Withdrawal notification (Form ADV-W)

4.24.   Electronic Maintenance of Records

Rule 204-2(g) establishes special requirements of Advisers using electronic media for retention of records. SEC Release IA 1945, for May, 2001, provides further guidance for such retention methods.

In general, the following requirements apply when electronic media is used for retention:

•	The Adviser is required to maintain an index of the records in a way that permits easy location, access and retrieval of any particular record.
•	The Adviser shall promptly provide a legible, true, and complete copy of the record in the medium and format in which it is stored, as well as the means to view such record. For instance, if stored on CD ROM, the record must be protected from alteration, and any software required to produce a copy of, or to read the record, must be available on the disk. Additionally, the Adviser must ensure that electronic records are subject to an appropriate degree of security, including provisions to prevent viewing or access of unauthorized parties. The Adviser must ensure that the SEC or other regulatory examiner is granted access to view the records.
•	Records stored electronically shall be stored using Write Once Reading Many (WORM) technology storage devices/systems. Records stored as an Adobe “pdf” file shall be acceptable for this purpose.

4.25.   Mobile Checking Applications

Should an IAR or RIA wish to use mobile checking applications, the new business team must set up the user who will be processing the check. Once approved, that user can deposit checks and must maintain a check log.

4.26.   Firm Procedures

The CCO is responsible for assuring that the Adviser has established policies to ensure that its records are maintained in a secure central location in a manner that is consistent with applicable SEC requirements. Periodically, but no less than annually, FFI conducts an internal review to ensure that records are maintained in a manner that is compliant with SEC and/or State regulations, and that ensures documents are retained for an appropriate period of time. If the annual review is not part of the annual internal inspection, a Compliance Analyst will perform and document the review and report the findings to the CCO. The Compliance Analyst will maintain the list(s) showing discretion and the information detailed for Client/Investor lists. The list(s) will be stored in the central files of FFI.

As an investment adviser, FFI is a fiduciary. It owes its clients the highest duty of loyalty and relies on each employee to avoid conduct that is or may be inconsistent with that duty. It is also important for employees to avoid actions that, while they may not actually involve a conflict of interest or an abuse of a client/investor’strust, may have the appearance of impropriety. Because the Adviser may serve as general partner, investment manager and/or investment adviser to a number of investment partnerships, investment funds and other types of separate accounts (collectively throughout “clients/investors”) the Adviser has adopted a code of ethics setting forth policies and procedures, including the imposition of restrictions on itself and employees, to the extent reasonably necessary to prevent certain violations of applicable law. This Code of Ethics and Conduct (the “Code”) is intended to set forth those policies and procedures and to state the Adviser’s broader policies regarding its duty of loyalty to clients/investors.

Chapter 5 BILLING PROCESS

The Billing Department within FFI is generally responsible for the billing processes for both FFI and RWA. The Senior Portfolio Accounting Specialist and the Chief Financial Officer are responsible for billing processes.

1.	Assign new accounts that have been traded to the appropriate fee and payout schedules.
2.	Finalize representative management fee payment amounts based on billable assets and uncollectable fees
3.	Identify, track and rectify any errors caused during the billing process

Clients may elect to have the advisory fee for multiple accounts debited from a designated account based upon written authority from the client(s).

Accounts are billed in accordance with the Investment Management Agreement signed by the client. After the close of the last business day of each month, a report is generated from Orion that shows all accounts with model aggregate changes in the preceding month. This is the primary list from which billing additions and changes are processed for the month. Accounts with no previous model aggregate assigned are added to billing with a billing start date to ensure the proper pro-rated first month fee. Accounts with a previous model aggregate that changed mid-month are switched to an updated fee and payout structure per the updated fee agreement submitted along with the Allocation Change paperwork that triggered the change.

Uncollectable fees are tracked and deducted from representatives’ payouts.

After the representatives’ payout amounts have been finalized, a fee detail spreadsheet is emailed to each representative. This provides account values, fee amounts, and net payout amounts for each account that was billed for a certain representative.

Advisor inquiries regarding payment amounts are responded to within 24 hours. Any discrepancies are resolved following the “billing error corrections” process.

1.	Representatives will call with inquiries if they believe an account has been billed incorrectly. When a representative calls or emails regarding a fee they believe to be incorrect, the original Investment Management Agreement must be referenced.
2.	If there is an error and the client was overcharged, the client must be refunded. Fees can be corrected by entering Orion’s Portfolio Audit app and changing the fee and payout to the correct settings. Then, a recalculation can be requested from Orion via email.
3.	Generally, if a client was overcharged, the representative was overpaid on the account. If this is the case the client must be refunded, and the representative must be charged back the appropriate amount that he was overpaid. This amount is usually deducted from the representative’s payout the following month.

Chapter 6 DEALING WITH SENIOR AND VULNERABLE ADULT CLIENTS

6.1.   Establishment of a Steering Committee to Address Vulnerable Adult and Senior Client Issues

FFI will utilize RWA to establish a steering committee/working group which will develop policies and procedures for the firm addressing vulnerable adult and senior client issues. This committee will work in conjunction with Advisors and compliance personnel to address, among other issues, the evaluation of the possible financial exploitation of clients by third parties including care givers, family members and other persons acting in an illegal and/or fraudulent manner to the detriment of the client. This committee will also be responsible for insuring that adequate training on identification of circumstances which could be indicative of financial exploitation is provided to all Advisors, supervisors, compliance staff and senior staff of the firm.

While there are signs the staff of FFI can look for when working with clients, they rely on the client’s advisors to notify them if they suspect anything.

6.2.	Vulnerable Adults and Senior Clients

The challenge of diminished capacity presents a major risk to clients and their families if they are not prepared. It also presents a risk to the practice if no one is aware of what may be happening or how the issue should be addressed. Along the same lines, senior investors or other vulnerable clients can present a number of challenges for advisors. Two important points to be kept in mind for these situations are:

(1)   Be Proactive. While not a pleasant topic for anyone to discuss, if an advisercan help families feel more confident, knowing they have a plan in place should they face a situation where a loved one has some mental inability (or disability), the adviser will be the one they turn to when the time comes. Involving the entire family in this type of planning discussion can help build relationships across generations and establish oneself as an advisor who is seeking to keep the best interests of clients and their families in mind.

(2)   Be Assertive. Even if the conversation has not been had previously, if an adviser notices that a client is not acting as they normally would- forgetting meetings, calling repeatedly to ask the same question, making the same transactions more than usual- start the process of documenting any potential issues. Also, do not shy away from reaching out to the client or their family to ask questions about their current situation.

Advisors should also be mindful of the fact that the term “senior investor” is not synonymous with “diminished capacity”. Diminished capacity is not found only in senior investors, but rather, can be found in clients of any age. Advisors should be able to recognize the signs of potential diminished capacity and be ready to address the situation if and when it happens to one of their clients.

6.3.	“Free Lunch” Seminars and Other Advertisements for Senior Clients

This section discusses considerations for “Free Lunch” Seminars and other advertisement requirements which must be considered when dealing with senior clients. These provisions should beused in conjunction with the seminar and advertisement provision contained in the Advertising and Marketing Guidelines section of this manual.

FFI has determined that participation in a seminar is deemed a “public appearance” and that any scripts, slides, handouts or other written (including electronic) materials used in connection with public appearances are considered communications for purposes of this Rule, and Advisers must comply with all applicable requirements on those communications' audience, content and use.

6.4.	Effective Practices for Supervision of “Free Lunch Seminars”

FFI has an Advertising Department whose responsibilities include reviewing advertisements targeting senior clients. As such all advertisements relating to seniors are forwarded to the Advertising Department. During the review of seminar related materials and other advertisements related to seniors will identify disclosure mistakes and potential problem areas that will need to be addressed and corrected prior to the time the advertising materials are to be used.

Even though the FA may utilize preapproved correspondence announcing the seminar and materials previously approved for use, the materials and the seminar itself will still require approval by the Advertisement Department.

The firm will require that a “marked up” copy of the original submission and corrected materials be retained in a permanent file as evidence of review and comment and approval by the firm.

The firm will maintain materials for sales seminars targeting seniors to be maintained in their advertising review files. A complete package of seminar and advertising materials including a copy of the request to host the seminar with indications of approval by the Advertising Compliance Officer. Further, the file will include the title of the seminar, date, location, speaker, any guest speakers, the company they represent, the date the approval was given and the list of people who were invited to attend the seminar. The file will also contain a list of attendees, whether they were a client or prospect, a photocopy of the actual seminar advertisement that ran in the newspaper, if applicable, the approved marketing pieces that were distributed at the seminar, approved copies of the PowerPoint presentation utilized, if any, and any other information given to attendees.

Written guidance and specific training on senior issues, seminars and advertisements and sales materials for seniors will be provided to designated supervisors and Compliance staff who review and approve seminars and sales materials prior to use. The type of and timeframe for training will be developed as part of the needs analysis review of the Firm. The training/guidance will provide clear explanations of what was permissible and what was not permissible, both in terms of compliance with the securities laws, and compliance with the firm’s own policies.

6.5.	Special Considerations for Vulnerable Adults and Senior Clients

An investor’s age, liquidity, risk tolerance and investment time horizons are important factors to consider when recommending securities. When recommending investments to seniors, an Advisor should update the information on the client profile, if appropriate, to ensure that they have all information necessary to make a suitable recommendation in light of these special considerations. Among the special considerations that may be applicable to elder clients are:

1.	Current and future prospects for employment;

2.	Primary expenses including whether the client has a mortgage;
3.	Source(s) of income and whether it is fixed or will be in the future;
4.	Income needed to meet fixed and anticipated expenses;

5.       Liquidity needs;

Financial and investment goals (income needs, preservation of capital, accumulation of

6.       assets for heirs); and

7.       Health care insurance and future needs to fund health costs

Updated client information should be documented in the client file.

Certain securities and/or products may not be suitable for older clients because of time horizon considerations, liquidity needs, and volatility or inflation risk.

6.6.	Enhanced Suitability and Product Restrictions

When making recommendations to senior or vulnerable clients, an Adviser should carefully document his/her analyses of suitability for all products, but especially complex or illiquid investments. The following products must be reviewed by the CCO prior to effecting the transaction with a senior investor:

1.	Products that have withdrawal penalties or otherwise lack liquidity, such as deferred variable annuities, equity indexed annuities, some real estate investments and limited partnerships and life settlements;
2.	Complex structured products, such as collateralized debt obligations (“CDOs”)
3.	Mortgaging home equity for investment purposes; and
4.	Using retirement savings, including early withdrawals from IRAs, to invest in "high-risk" investments.

6.7.   Overview of Diminished Capacity and Suspected Financial Abuse of Seniors and Vulnerable Adults in Suitability

It is a possibility that clients may experience reduced mental capacities and, consequently, they may be more vulnerable to financial or physical abuse or exploitation by others. An Advisor must consider numerous factors when assisting older or vulnerable clients who exhibit traits which could be indicative of potentially reduced mental capacities, both in terms of their decision-making abilities and the influence exerted on such customers by other parties. In addition to conducting suitability analyses, Advisors and firm staff should also determine whether a client appears to be exhibiting traits of a person that could be cognitively impaired and/or possibly exhibiting traits associated with Alzheimer’s. Under no circumstance should an Advisor indicate a person is cognitively impaired, rather the Advisor should document that a client exhibits one or more of the following signs:

Memory loss that disrupts daily life

Examples include forgetting recently learned information, important dates or events, or repeatedly asking for the same information.

Challenges in planning or solving problems

Some people may experience changes in their ability to follow a recipe or monitor monthly bills.

Difficulty completing familiar tasks at home, at work or at leisure

People with Alzheimer’s may have trouble driving to a familiar location, managing a budget at work or remembering rules to a favorite game.

Confusion with time or place

Examples include losing track of dates, seasons and the passage of time. People with Alzheimer’s may, at times, forget where they are or how they got there.

Trouble understanding visual images and spatial relationships

Some people with Alzheimer's may have trouble reading, judging distance and determining color or contrast, potentially causing problems with driving.

Problems with words in speaking or writing

This involves problems with following or joining conversations. People with Alzheimer’s may stop in the middle of a conversation and have no idea how to continue. They may also have trouble remembering words to identify objects (e.g., calling a "watch" a "hand-clock.")

Misplacing things and losing the ability toretrace steps

An example is placing things in unusual places and not remembering where the individual had been before losing them.

Decreased or poor judgment

This includes making extravagant purchases or giving large amounts of money to telemarketers. People with dementia may also pay less attention to personal hygiene.

Withdrawal from work or social activities

Some people with Alzheimer’s may begin to have trouble following their favorite sports team or remembering how to complete a project associated with a favorite hobby.

Changes in mood and personality

Mood changes can include confusion, depression or the acts of being suspicious, fearful or anxious. People with Alzheimer’s may also become easily upset at home, at work or with friends.

Signs of Alzheimer’s/Dementia	Typical age-related changes
Poor judgment and decision-making	Making a bad decision once in a while
Inability to manage a budget	Missing a monthly payment

Losing track of the date or the season	Forgetting which day it is and remembering it later
Difficulty having a conversation	Sometimes forgetting which word to use
Misplacing things and being unable to retrace steps to find them	Losing things from time to time

Source: Alzheimer’s Association

It is always best for an Advisor to talk to elder clients about their wishes for how to respond if at some point in the future the Advisor becomes concerned with their ability to make financial decisions, or an Advisor becomes concerned that the client may be the subject of abuse or financial exploitation. The time to discuss possible diminished capacity is during the course of speaking with the client before diminished capacity becomes a possible issue. These conversations should be documented by the Advisor, noting the persons present, including the topics discussed and the date of occurrence.

If an Advisor believes the client may be exhibiting traits of diminished capacity or being abused, they must ask additional questions, such as:

1. Whether the client has executed a durable power of attorney; and whether the customer would like to invite a friend or family member to accompany the client to an appointment.

The Firm also requires an Advisor to:

1.     Base recommendations to older clients on the client’s account information;

2.     Consider whether a particular unsolicited trade is unsuitable for older clients, and if so, to inform the client of that determination; and

3.     Be sensitive to possible red flags signaling abuse or impairment of a vulnerable/older client, such as:

a.	Sudden, atypical or unexplained withdrawals;
b.	Sudden non-sufficient fund activity, or uncharacteristic nonpayment or services;
c.	Drastic shifts in investment style;
d.	Frequent or large withdrawals from the account that are inconsistent with prior activity;
e.	Liquidations of accounts or positions without regard to penalties;
f.	Inability to contact the client;
g.	Signs of intimidation or reluctance to speak in the presence of a caregiver;
h.	A new relative, friend or caregiver suddenly begins conducting financial transactions on behalf of the older client without proper documentation; and
i.	Isolation from friends and family.

Notification of Suspected Diminished Capacity within the Firm - Escalation Process

6.8.	If an Advisor, employee, designated supervisor or principal suspect a possibility of diminished capacity or abuse of a client, document communications with the client and other exchanges with family, friends or other caregivers about the situation as they occur. The Advisor must then promptly alert his /her designated supervisor or compliance staff.

Should the impairment or activity directly affect activity in the client's account, the Advisor must make the notification to a designated supervisor or compliance staff immediately. Advisors and or designated supervisors should contact the CCO with their concern about a client.

When notification is made the Advisor should be prepared to provide notes of any and all conversations which have taken place, the dates of those conversations as well as the persons who were present, either in person, by telephone or by electronic means. It is important that all individuals associated with the firm maintain notes and enter the information in the firm’s client contact system. It should be noted that notes should be clear and concise, and document the communication(s). Under no circumstances should an individual associated with the firm make any diagnosis of any cognition condition. Rather, the documentation should indicate that certain traits, such as being unable to clearly communicate, losing track of time and place and changes in mood and personality have been observed on one or more occasions.

6.9.	Placing “Watches” on Suspected Accounts

FFI may place an entry on a client account for which there may be a suspicion that a client may be vulnerable or experiencing traits associated with cognitive decline. A “Watch” may also be placed on an account where the client was the subject of a previous review for exploitation, which after review, found that financial exploitation was not present.

6.10.	Regulations for Suspected Exploitation of a Vulnerable Adult or Senior Client

A number of states securities commissions have adopted regulations which seek to provide an investment adviser and their respective Advisors and IARs the ability to withhold client funds or securities should it be suspected that exploitation of the client has, is or may occur. Standards for making such a determination and the timeframe for which the withholding have been established. Contained within this section are the general practices which are required of a broker dealer and its Advisors and investment adviser and its IARs. Firms and individuals that withhold the disbursement of client’s funds for reasons discussed in these regulations receive immunity from administrative, civil and in some states criminal action for discussing the client with an authorized third party. It should also be noted in the attachment that each of the specific reporting requirements and timeframes for delay of a disbursement are specified by each states laws that has enacted the requirement on or before July 1, 2016. The state of Louisiana’s provisions become effective on January 1, 2017.

The following and the attached spreadsheet is a general summation of the regulation. The actual statutory reference for each state should be reviewed in concert with the below before proceeding:

Application: Under the act, “eligible adults” include those age 60/65 or older and those adults who would be subject to the provisions of a state’s adult protective services statute. “Qualified individuals” include investment adviser representatives; those who serve in a supervisory, compliance, or legal capacity for investment advisers; and any independent contractors that may be fulfilling any of those roles.

Reporting: Qualified individuals who reasonably believe that financial exploitation of an eligible adult may have occurred, been attempted, or is being attempted, must promptly notify Adult Protective Services and in most instances the state securities regulator in the state in which the investor resides

Notification: The act authorizes disclosure to third parties only in instances where an eligible adult has previously designated the third party to whom the disclosure may be made. Importantly, the model act directs that disclosure may not be made to the third party if the qualified individual suspects the third party of the financial exploitation

Delayed Disbursements: The regulation provides investment advisers with the authority to delay disbursing funds from an eligible adult’s account generally for up to 15 business days if the investment adviser reasonably believes that a disbursement would result in the financial exploitation of the eligible adult. If the investment adviser delays a disbursement, it must notify people authorized to transact business on the account (unless these individuals are suspected of the financial exploitation), notify the state securities regulator and the adult protective services agency, and undertake an internal review of the suspected exploitation. Under the regulation, the securities regulator or adult protective services agency may request an extension of the delay for an additional 10 business days. Extensions beyond that could be ordered by a court of competent jurisdiction.

Immunity: The act’s immunity provisions are applicable to the reporting of suspected financial abuse to governmental agencies, the disclosure of information to designated third parties, and the decision to delay disbursements. The immunity provisions generally provide immunity from administrative, civil liability and criminal action for investment advisers who, in good faith and exercising reasonable care, comply with the provisions of the regulation.

Books and Records: The act requires that investment advisers comply with requests for information from adult protective service agencies or law enforcement in cases of suspected or attempted financial exploitation. The regulation further clarifies that the granting of such access shall not be construed to subject the records of the investment adviser to a state’s public records laws. The exemption from the public records acts of each state related to the reporting of suspected exploitation should be reviewed for each state. Regardless of whether the records to be provided are exempt or not, the records necessary for the reporting or those requested by the state agency must be provided. Even in those states which do not have a public records exemption related to this regulation, have exemptions for certain client information which would allow the client to be identified or confidential information such as social security or firm account numbers to be compromised.

6.11.	Third Party Authorization by the Client

During the normal course of business the Advisor should explore the possibility with the client(s) of having a third party, such as a spouse, family member or trusted professional designated as a third party for the account should issues arise. In determining the viability of designating a third party, the Advisor should determine the motive of the individual for agreeing to the third party authorization. The third party should understand their role in this capacity. Also the terms of any discussions between the firm and the third party should be specified in the agreement. All of these steps to identify and add a third party, should be completed in coordination with the Advisor’s designated supervisor and/or compliance staff. Should it be determined the third party added to the account is the individual attempting to exploit the client(s), the firm and/or Advisor should not disclose any information to the third party.

6.12.   Forms to be Utilized Internally to Report Suspected Financial Exploitation of a Vulnerable Adult or Senior Client

The firm has created an internal reporting form for use when the Advisor, employee, or other individual associated with the firm suspects financial exploitation has, is or may occur in a senior or vulnerable adult client’s account. The form will include:

•	Name of the client
•	Client Account Number
•	Advisor Name
•	Advisor branch office location
•	Has this case been discussed with anyone in Legal/Compliance? Yes/No

o If yes, when, with whom and content of discussion(s)

•	Name and identifying information for person suspected of financial exploitation
•	Description of the events that led to the report
•	Description of the steps the Advisor has or expects to take in response to the event
•	Any relevant documentation related to the potential financial exploitation which prove useful to the firm’s evaluation as to whether the matter must/may be reportable to a state’s securities commission and/or adult protective services agency.

6.13.   Procedures for Addressing the Withholding of Client(s) Funds and Reporting Possible Financial Exploitation of a Client

Should it be determined that a disbursement of funds is requested by a client(s) who is deemed a vulnerable adult or senior client whereby the proceeds would be sent to an individual or entity that suggests possible financial exploitation, the Advisor, the firm employee and/or designated supervisor will immediately discuss the clients request with his/her designated supervisor or compliance staff.

The individual suspecting the exploitation should be prepared to explain the circumstances surrounding his/her concern.

The Advisor, designated supervisor or compliance staff should meet with the client(s) to discuss their concerns and try to dissuade the client(s) from requesting the withdrawal. In conjunction with the meeting with the client, the firm may consider establishing contact with the third party authorized to discuss the client. Should the client’s disbursement request continue the file should be documented based upon the discussion(s) with the client(s) and any third party, if applicable.

In those instances where the client(s) wishes to pursue the disbursement, documentation relating to the withdrawal should be compiled with a notification to be forwarded to the state securities commissioner and/or adult protective service agency in the state in which the client(s) reside. All reports of possible financial exploitation will be made by Legal/Compliance. The form/letter should contain at a minimum:

•	Name of the client
•	Name and identifying information on person suspected of exploitation
•	Relevant dates/timeframes

•	Description of the events that led to the report.
•	Description of the steps the firm has taken or expects to take in response to the event.
•	Relevant documentation related to the potential financial exploitation to ensure that the internal stakeholders and any outside agency receiving the report has all the necessary information to evaluate the report.
•	If the person providing the report is not the contact person, who is authorized to discuss the case, the name, title, email and phone number for the contact person.

If all facts cannot be provided to the agencies within the two (2) or five (5) business day reporting requirement, the firm should continue to conduct its review and forward follow up correspondence to the agencies as soon as possible, within 10 business days.

Concurrent with the referral to the state securities commission and/or adult protective services agency, the firm may also elect to make a referral to a law enforcement agency.

The regulations generally allow for the disbursement to be held for 10-to 15 business days from the date of the initial disbursement request by the client with another 10-15 business day hold to be added by the agencies. A court of competent jurisdiction may also enter an order extending the hold of the disbursement of funds or may order other protective relief based upon the petition of the commissioner of securities, adult protective services agency, the firm, which initiated the hold or other interested third party. The firm will provide access to records that are relevant to the suspected or attempted financial exploitation of a vulnerable adult or senior to the securities commission and the adult protective agency conducting any such review. The firm will also provide information to any law enforcement agency, as part of a referral from the firm, state agencies, or upon a direct request from a law enforcement agency.

Should it be determined during the course of the review by the firm, the state agencies or law enforcement that exploitation is not an issue and is confirmed by all parties, the disbursement hold will be removed from the account by the firm. It should also be noted that any issues or concerns of the Advisor and firm relating to cognition by the client(s) should be addressed by firm at that time.

Additionally, further transactions relating to disbursements from the account will receive enhanced monitoring by the firm. It is important to point out that only disbursement requests that are suspected to involve financial exploitation can be held. All other legitimate disbursement requests should continue to be made.

6.14.	Role of the Firm and Individuals Associated with the Firm During the Review

The firm has developed procedures, processes and content of their internal review before, during and after the disbursement hold. Subsequent to the reporting of the suspected exploitation to the state agencies, and law enforcement, if applicable, the firm will cooperate with all requests for production of applicable books and records requested from the agencies and/or law enforcement. Due to the timeframes for disbursement holds, the firm will compile and review records pertaining to the client in a timely manner, in anticipation of a production request being received. In addition, the firm will provide access to all individuals at the firm who have knowledge of the events, to be interviewed by the state agencies and law enforcement, if applicable.

Monitoring of Timeframes by the Firm

As previously indicated each state has established certain times frames for reporting suspected financial exploitation of vulnerable adults and senior clients. In order to be eligible for the disbursement hold and immunity provisions for discussing the client with a third party, it is imperative that reporting and disbursement timeframes of the regulations be adhered to. As such, the firm will maintain a record, in a spreadsheet form, for monitoring each of the timeframes for initial reporting of disbursement holds (2-5 days), initial disbursement hold periods (10-15 days) and extended (maximum) disbursement hold periods (25 to 30 days). In instances in which the client disbursement request has not been resolved or withdrawn with the maximum disbursement hold timeframe approaching, the firm will engage in discussions with the state agencies, and if appropriate law enforcement, for the purpose of discussing a plan of action for the client’s account.

6.15.	Advisor/Staff/ Management Training on Senior/Vulnerable Clients

Effective training is an important component of informing Advisors, staff and supervisors as to the firm’s requirements for effectively dealing with vulnerable adults and senior clients. Firms should develop training programs designed to teach individuals associated with the firm at all levels to detect signs of diminished capacity, cognitive decline and financial impairment. Since Advisors are in a positon to see red flags of cognitive decline or other potential impairments affecting their clients, their prompt action may prevent a client from being the subject of financial exploitation. As part of the firms Needs Analysis, for training under the Firm Element for Continuing Education, the firm will identify training to be provided to all individuals associated with the firm upon on-boarding and on an ongoing basis for identifying issues related to vulnerable adults and senior clients to include identification of possible cognitive impairment, identifying financial and other forms of exploitation and the proper establishment and handling and review of an account for a vulnerable adult or senior client.

6.16.   Communications with Clients as to Possible Disbursement Delays when Financial Exploitation Suspected

The firm has developed communication tools to inform their clients that disbursement delays may occur for a number of reasons. Those reasons include the lack of a Letter of Authorization, Power of Attorney or an instance where financial exploitation of a vulnerable adult or senior client is suspected. The possibility of a delayed disbursement of a client’s funds, authorized by the client, where the firm suspects financial exploitation, will be communicated to clients in the client’s account agreement/advisory agreement or in a prominent statement on the client’s quarterly client statement. Advisors are also be required to orally communicate the firm’s delayed disbursement policy to all clients that are deemed to be vulnerable adults and senior clients.

Chapter 7 CODE OF ETHICS AND CONDUCT

7.1.	General

Rule 204A-1 requires Advisers to establish, maintain and enforce a written code of ethics. FFI maintains and enforces a written Code of Ethics. This can be seen in the attachments of these procedures. Each employee of FFI is expected to review this document and adhere to the standards set forth.

Firm Procedures

The CCO has determined that all employees are covered by the Adviser’s Code of Ethics. In the following procedures all such persons shall be referred to as “covered persons.”

The CCO oversees responsibility for maintaining, in an accessible place, the following materials:

1.	Copy of this Code of Ethics

2.	Record of any violation of these procedures for the most recent five years, and a detailed synopsis of the actions taken in response
3.	List of all persons who are or have been required to file transaction reports.

In an effort to prevent insider trading, through his/her own efforts or as delegated to qualified covered persons under his/her supervision, FFI will do the following:

1.	Answer questions and document responses regarding the Adviser’s policy
2.	Provide, on a regular basis (no less than annually), an educational program to familiarize covered persons with the Adviser’s policy and procedures
3.	Require each employee to acknowledge his or her receipt and compliance with this policy and procedures regarding insider trading on an annual basis, and retain acknowledgements among the Adviser’s central compliance records
4.	Resolve issues of whether information received by an employee of the Adviser is material and nonpublic and document findings
5.	Review on a regular basis and update as necessary the Adviser’s policy and procedures and document any resulting amendments or revisions
6.	When it is determined that an employee of the Adviser has material nonpublic information, implement measures to prevent dissemination of such information and if necessary, restrict covered persons from trading in the securities

In an effort to detect insider trading, through his/her own efforts or as delegated to qualified covered persons under his supervision, the CCO or authorized Principal(s) will perform the following actions:

1.	Review the trading activity reports filed by each officer, director, and employee of the Adviser, documenting findings by initialing and dating the forms or reports reviewed
2.	Review the duplicate confirmations and statements and related documentation of personal and related accounts maintained by officers, directors and covered persons versus the activity in the fund(s) advised by the Adviser
3.	Require officers, directors and covered persons to submit periodic reports of personal trading activity, and to attest to the completeness of each individual’s disclosure of outside accounts at the time of hiring and at least annually thereafter

Annually each covered person must certify that he or she has read and understands this Code, that he or she recognizes that this Code applies to him or her, and that he or she has complied with all of the rules and requirements of this Code that apply to him or her. The CCO oversees the collection, review, and retention of the certifications submitted by covered persons.

Although covered persons are not prohibited under this policy from trading securities for their own accounts at the same time that they are involved in trading on behalf of the Adviser, they must do so only in full compliance with this Policy and their fiduciary obligations. At all times, the interests of the Adviser’s clients will prevail over the covered person’s interest. No trades or trading strategies used by a covered person may conflict with

FFI’s strategies or the markets in which the Adviser is trading. FFI’s covered persons may not use FFI’s proprietary trading strategies to develop or implement new strategies that may otherwise disadvantage FFI or its clients. Personal account trading must be done on the covered person’s own without placing undue burden on FFI’s time. No transactions should be undertaken that are beyond the financial resources of the covered person

No Covered person may purchase or sell any non-exempt security for any Covered Account without first obtaining prior approval. For purposes of this Policy, the term “exempt securities” means securities that are direct obligations of the Government of the United States, money market instruments (bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments), money market funds, mutual funds (unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund), exchange traded funds (ETFs) unit investment trusts invested exclusively in open-ended mutual funds (unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for any of the funds), and securities traded in accounts over which an employee does not exercise any investment discretion. It is the covered person’s obligation to ensure that pre-clearance requests are provided. Any and all steps deemed appropriate will be taken in rendering or denying approval for the proposed trade. NO action may be taken until approval is attained. Pre-clearance authorization for a transaction is only valid for the day on which the approval is granted. If the transaction is not completed that day, the covered person must have the proposed transaction approved again. This requirement applies to transactions involving open market orders and limit or other types of orders.

No employee may purchase new publicly offered issues of any securities (“New Issue Securities”) or may purchase securities of a limited offering for any Covered Account in the public offering of those securities without the prior written consent of the CCO.

Each covered person must, at the onset of employment and immediately following subsequent events involving the acquisition of securities (marriage, inheritance, etc.), disclose to the Compliance Department the identities, amounts, and locations of all securities he owns. On an annual basis, each employee will be required to confirm the location of all Covered Accounts. In all cases, duplicate statements and trade confirmations must be sent directly to the Compliance Department from the custodian or accounts must be tracked and monitored in the software purchased by FFI, Schwab Compliance Technologies. All statements of holdings, duplicate trade confirmations, duplicate account statements, and monthly and quarterly reports will generally be held in confidence by the Compliance Department. However, the CCO may provide access to any of those materials to other members of FFI’s management in order to resolve questions regarding compliance with this Policy and regarding potential purchases or sales for client accounts, and the Adviser may provide regulatory authorities with access to those materials where required to do so under applicable laws, regulations, or orders of such authorities.

To prevent the misappropriation, stealing or conversion of customer funds, FFI will implement one or more of the following procedures:

•         Notify custodian of change. Custodian sends change of address to old and new address confirming change.

•	Ensure associated persons do not have the ability to alter account statements online.
•	Closely analyze customers’ use of any address other than their home address.

Require each associated person who has knowledge of misappropriation, stealing or conversion of customer funds to promptly report the situation to the CCO.

Chapter 8 BUSINESS CONTINUITY

FFI has designed a Business Continuity/Disaster Recovery Plan designed to be put in place should there be a significant business disruption. The plan has been designed in conjunction with RWA as the internal staffing is the same for both companies.

Periodic testing of this plan is conducted, documented and maintained in the central files by the Compliance Department.

A copy of this plan can be seen in the attachments of these procedures.

Chapter 9 MANAGEMENT AND INTERNAL CONTROLS

9.1.	Risk Assessment

To the extent it is possible, the Adviser seeks to quantify and manage risk in line with its fiduciary responsibility to fund clients/investors.

One of the roles of the risk monitoring function is to identify the factors affecting the risk and return of the client/investor’s or fund’s investments, both within individual portfolios and across the entire range of activities of the Adviser.

While it is important to note that the various risks faced by the Adviser are interrelated, FFI seeks to address risk in four primary categories:

•	Market Risk
•	Credit Risk
•	Liquidity Risk
•	Operational Risk

9.2.	Market Risk

Market Risk is the risk of loss for a portfolio and its subcomponents based on market conditions. Factors that are commonly incorporated in a market risk model might include:

•	Confidence level (the probability that the change in the value of the portfolio would exceed the VAR)
•	Time horizon or holding period (the period of time that would be necessary for the portfolio to be liquidated or neutralized),
•	Variance-covariance data (which reflects the volatility of the individual market factors and the correlation between pairs of factors)

9.3.	Credit Risk

Credit risk results from the Adviser’s dealings with third parties, including the settlement of securities and derivatives transactions, repurchase agreements, collateral arrangements, and margin accounts among other dealings.

The Adviser can assess its credit risk through monitoring of concentrations of credit risk with particular counterparties, including how the funds managed by the Adviser would suffer if the counterparty were to default.

9.4.	Liquidity Risk

Investment strategies that include illiquid investments, degrees of leverage and which are subject to other risks including market risk and credit risk are subject to liquidity risk. The Adviser may face liquidity risk when the portfolio suffers an unanticipated loss, when positions must be liquidated in a manner inconsistent with the customary investment strategy, when market conditions adversely and unexpectedly impact the portfolio and other such circumstances.

The Adviser may monitor its liquidity risk through a number of means including tracking its cash position and understanding at all times its borrowing capacity. Liquidity might be monitored through the Adviser’s experience and judgment as to liquidity levels that are adequate given the risk of loss and/or the likelihood of client/investor redemptions. Additionally, the Adviser’s lines of communication with its credit providers can be considered in determining liquidity risk. Other measures such as negotiated haircuts, the speed at which prime brokers can dictate an increase in margin rates and two- way collateral agreements, where appropriate, may be contemplated to further reduce the likelihood of running out of liquidity if applicable.

9.5.	Operational Risk

The Adviser faces operational risk on a day-to-day basis through human error on the part of its employees (data entry errors, fraud, reconciliation errors, among others), through its system (technical failures, systematic errors in valuation or risk measurement models, others) and through the activities of third parties that provide services to the Adviser.

9.6.	Additional Risks

Some additional risks may occur such as strategic risk, compliance risk and reputational risk. Strategic risk arises from inadequate current and prospective business decisions or responsiveness that might harm a firm’s financial condition or create conflicts among a firm’s clients. Compliance risk arises from the possibility that a breach of internal policies or procedures, laws, rules, regulations or ethical standards may impact negatively or disrupt firm operations or condition. Reputation risk arises from the potential that inappropriate employee or management actions or inactions may cause the press or public to form a negative opinion of the firm and/or its products and services.

9.7.	Firm Procedures

The CCO is charged with responsibility for the annual assessment of the primary areas of the Adviser’s risk. The CCO will identify at the beginning of each year, and on an ongoing basis, will identify those areas of risk that will be reviewed during the calendar year. After identifying possible risks, the CCO will assign a person or team to (i) examine the policies, procedures, day-to-day business processes and/or systems surrounding the risks; (ii) ascertain the level of risk (e.g., low, medium or high) to the firm and its clients; and (iii) propose reasonable compliance solutions to eliminate or decrease the risk, if necessary. FFI may determine the level of risk by assessing the probability of the risk’s occurrence and the impact of this occurrence on the interests of the firm and its clients.

The CCO will periodically review reports of these measures, and may require that data is provided by others for use in the process.

To monitor its market risk, the CCO shall require Portfolio Managers and other trading staff as appropriate to devise market risk tests, monitor risk parameters and produce reports that detail the market risk for the Adviser’s strategies and its client’s portfolios.

To monitor its credit risk, the CCO shall maintain periodically updated records of its arrangements with third parties providing credit to the Adviser. The types of records the CCO will maintain may include financial statements, annual or other periodic reports, or the contract in place between the Adviser and the third party related to situations in which credit might be at risk.

To monitor its liquidity risk, records will be periodically reviewed that demonstrate its cash position, its borrowing capacity, and its need for liquidity (such as historical drawdowns). To address its operational risk, the CCO shall perform periodic random spot checks of its electronic systems and shall maintain a single consolidated data set including the contingency plans for responding to failures.

Additionally, the CCO shall ensure that each third party service provider has adequately demonstrated operational soundness by conducting due diligence at the onset of the relationship and periodic monitoring on an ongoing basis.

9.8.	Delegation of Risk Assessment Duties

After identifying possible risks, the CCO will assign a person or team to (i) examine the policies, procedures, day-to-day business processes and/or systems surrounding the risks; (ii) ascertain the level of risk (e.g., low, medium or high) to the firm and its clients; and (iii) propose reasonable compliance solutions to eliminate or decrease the risk, if necessary. An adviser may determine the level of risk by assessing the probability of the risk’s occurrence and the impact of this occurrence on the interests of the firm and its clients.

The CCO will be responsible for establishing the Risk Assessment Program for FFI. The CCO will receive input from each department including but not limited to New Business, Trading and Billing.

9.9.	Frequency

The CCO will be responsible for establishing the Risk Assessment Program with risk factors being added/deleted on an as needed but no less than annual basis. As part of the process, the CCO will create a Risk Matrix, with each risk to be classified as “High”, Medium” or “Low”.

9.10.	Reporting

The CCO will report the Annual Risk Analysis to the CEO of the Firm. Any action that needs to be taken as a result of this assessment will be discussed with the appropriate individuals and/or departments.

9.11.	Disclosing Conflicts

FFI must review any conflicts of interest identified during the risk assessment process to determine if the adviser adequately disclosed these conflicts to its clients. The CCO will work to identify and initiate action to mitigate. Once conflicts have been identified, the CCO will determine if the conflict should be disclosed on the ADV and/or to clients.

9.12.   Documenting the Assessment Process and Results

On at least an annual basis the CCO will create a report describing the Firm’s risk assessment process and results.

Chapter 10 US REGULATORY FILINGS

10.1.   Firm Procedures

The CCO shall determine which of the regulatory filings must be made by the Adviser, and shall assign data collection and reporting duties accordingly to ensure timely filings are made. The CCO shall compile a list of applicable regulatory filings, including the date(s) on which such filings are required. It is the CCOs responsibility to insure that each filing is made before or on the filings due date.

10.2.   Registered and Unregistered Institutional Investment Managers

Form 13F is a quarterly position report that must be filed by registered and unregistered institutional investment managers (i.e., any person, other than a natural person, investing in or buying and selling securities for its own account, and any person exercising investment discretion with respect to the account of any other person) with investment discretion over $100 million or more in equity securities publicly traded in the U.S. Form 13F Reports contain position information about the discretionarily managed equity securities. The requirement to file applies to any institutional investment adviser who holds equity securities having an aggregate fair market value of at least $100 million on the last trading day of a calendar year. For qualifying managers, the report is required as of the end of that year and for each of the next three quarters. FFI files these reports on a quarterly basis.

Chapter 11 GIFTS AND ENTERTAINMENT

For purposes of the following policies on receipt of gifts and sending gifts, a gift of nominal value shall be defined as cash, cash equivalent, physical item, service or event tickets. Any gifts given or received by the Adviser or any of its associated personnel are considered in aggregate whether or not they were conferred by the same or different people at the Adviser or the other (recipient) firm or party.

No associated person or member of an associated person’s immediate family may receive any gift of more than nominal value from any person or entity including clients and their service providers, vendors and competitors. Gifts of nominal value are subject to disclosure requirements as outlined in the Procedures Section below.

No associated person or member of an associated person’s immediate family may send any gift of more than nominal value to any person or entity including clients and their service providers, vendors and competitors.

Associated persons are generally permitted attend an approved event provided that the purpose of the meeting is to discuss the Adviser’s business, and provided that the associated person AND the vendor, service provider or client paying for the event must be in attendance. Similarly, associated persons may invite clients to an event provided the event has been approved by a responsible principal.

11.1.   Business Entertainment

“Business entertainment” is defined as providing entertainment to a customer’s employee in the form of any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose. It also includes any transportation and/or lodging associated with or related to such activity or event, including such business entertainment offered in connection with an educational event or business conference.

To be considered business entertainment and not a gift, an associated person of the Firm must accompany and participate with the customer’s employee(s) irrespective of whether any business is conducted during, or is considered attendant to, such event.

Appropriate Forms of Business Entertainment

The criteria that the Firm uses to evaluate the propriety of business entertainment may include the following factors:

With Respect to the Entertainment

•	Whether the nature, cost, or extent of the entertainment could reasonably give rise to an actual or perceived conflict of interest, or encourage a quid pro quo business transaction
•	Whether the nature, cost, and extent of the entertainment is consistent with the nature of the business relationship and the relationship of the parties involved
•	Whether the provision of any transportation, lodging, or other accommodations is appropriate

•	Whether the entertainment would be considered usual and customary within the industry
•	Whether the entertainment would be considered usual and customary within the member organization
•	Whether the cost of the entertainment is consistent with the location (city and or establishment) in which the entertainment takes place
•	Whether the entertainment extends to the client’s spouse or to guests of the client

•         Whether the entertainment might otherwise reasonably be perceived to be improper With respect to the client:

•	Whether the recipient of the entertainment has fiduciary duties (e.g., to a public company, a state, or a municipality) that may give rise to specific legal or ethical considerations
•	Frequency of entertainment provided to the client

•         Frequency of firm contact with the client in the ordinary course of business With Respect to the Business Purpose:

•	Whether the entertainment is in recognition of a completed deal
•	Whether the entertainment is educational/philanthropic in nature, or strictly recreational

11.2.   Records of Expenses

Associated persons must submit to the Designated Supervisor detailed records of the nature and expense of business entertainment that includes the following information, at minimum:

•	Date(s) of business entertainment
•	Customer and employee name(s)
•	Business Purpose
•	Description of the activity
•	Cost of the activity

Records of business entertainment must be made available upon written request to a customer in respect of its employees. The firm has created a log to be completed if necessary.

To monitor compliance, employees of FFI are required to report gifts given and received within a timely manner. A log must be maintained. Any gift higher than this limit, must be pre-approved by the CCO.

The Compliance Department reviews the submitted expense records to ensure that the business entertainment expenses were appropriate and not so lavish as to interfere with an employee’s duty to a customer. If an activity is deemed to be inappropriate, the CCO shall impose disciplinary measures (i.e. additional training; require pre- approval for proposed business expense; prohibition against future business entertainment) designed to prevent any future violations that may undermine the performance of an employee’s duty to a customer.

Chapter 12 REGULATION S-P

12.1.   Requirements

The Securities and Exchange Commission passed Regulation S-P in June of 2000, implementing privacy rules among affiliated and non-affiliated financial institutions, in response to the Gramm-Leach-Bliley Act (“GLB”), which passed in November of 1999. GLB eliminates the restrictions on banking, securities and insurance activities being conducted under one roof. GLB also addresses privacy concerns through provisions for sharing information among various entities, as advocated by consumer privacy groups. Included in GLB’s Title V are complex privacy rules that require financial institutions (including investment advisers) to adopt policies and procedures and provide consumers and clients/investors with various notices regarding the steps the firms will take to protect nonpublic client/ investor information.

Since the passage of Regulation S-P, states and other government agencies have enacted laws and regulations governing the protection of client/investor nonpublic data. FFI is required to adhere to the privacy laws and regulations in each and every state in which it has clients/investors. Regulation S-P is binding on all federally- covered investment advisers. Regulations of the Federal Trade Commission (similar to Regulation S-P) and other state laws are applicable to state covered investment advisers and govern the sharing of client/investor information. These procedures address effective administrative, technical and physical safeguards for the protection of personal information contained in both paper and electronic records. The purpose of these procedures is to ensure the security and confidentiality of customer information in a manner fully consistent with industry standards; protect against anticipated threats or hazards to the security or integrity of such information; and protect against unauthorized access to or use of such information that may result in substantial harm or inconvenience to any consumer.

The Compliance and IT Department are designated as the Data Security Team and are charged with responsibility for the Adviser’s privacy policies and procedures designed to protect nonpublic client data from unauthorized access.

In its efforts to ensure that such data will be secure from unauthorized access, FFI mandates that each associated person observe its procedures and respect the privacy of nonpublic data by carrying out his or her specific duties with care. Included in the duties of certain associates with access to nonpublic data is a high degree of discretion in maintaining the privacy of that data.

To maintain this degree of security, the CCO shall ensure that each individual with access to nonpublic data undergoes a background check at the time of hiring. Record of the background check shall be maintained by the Human Resources Department for internal employees.

12.2.   Affiliate

An Affiliate is any company that controls, is controlled by, or is under common control with the Adviser.

12.3.   Breach of Security

The unauthorized acquisition or unauthorized use of unencrypted data or, encrypted electronic data and the confidential process or key that is capable of compromising the security, confidentiality, or integrity of personal information, maintained by a person or company that creates a substantial risk of identity theft or fraud against a client. A good faith but unauthorized acquisition of personal information by a person or company, or employee or agent thereof, for the lawful purposes of such person or company, is not a breach of security unless the personal information is used in an unauthorized manner or subject to further unauthorized disclosure.

The CCO and IT Department will be notified as soon as possible after Firm is made aware of a security breach. Documentation will be maintained determining how the breach occurred and information that was compromised. If the information contained private client information, the Compliance Department will review the state laws that correspond with the client’s state of residency and notify the appropriate party if required.

Clients will be notified as soon as possible if financial and/or personal client information was compromised

12.4.   Clear and Conspicuous

Clear and conspicuous means that a privacy policy notice must be designed to call attention to the information contained in the notice, and that the notice must be reasonably understandable. This means that the typeface and size must be large enough to be easily read, and of such a design that will illustrate the significance of the disclosure.

12.5.   Continuing Relationship

A continuing relationship is one in which there is an ongoing association with the Adviser. FFI includes the following in the definition of continuing relationship:

•	In individual who has an account with an introducing broker that clears through a clearing firm on a fully disclosed basis;
•	An individual who is the recorded owner of securities;
•	Any individual with whom the Adviser has had one transaction but with whom FFI expects to develop an ongoing relationship, and future, subsequent transactions;
•	Any individual who has contracted with FFI for continuous and ongoing investment services, or investment supervisory services.
•	A continuing relationship is not established in cases where there is a stand-alone transaction that is not expected to result in future transactions.

12.6.   Customer

A customer is an individual or consumer who has a “customer relationship” with FFI.

12.7.   Customer Relationship

A customer relationship is a continuing relationship between the individual and the Adviser in which the Adviser provides a financial or investment product or service that is to be used primarily for personal, family or household purposes.

12.8.   Encrypted

The transformation of data into a form in which meaning cannot be assigned with the use of a confidential process or key.

12.9.   Nonpublic Personal Information

Nonpublic personal information is essentially that information obtained or collected by the Adviser that is personally identifiable financial information. The definition includes lists, groups, or other categories that have been created or derived on the basis of individual or household nonpublic information. For instance, a list of names derived from specific account numbers is nonpublic personal information.

For Massachusetts residents, nonpublic personal information shall be first name and last name or first initial and last name in combination with any one or more of the following data elements that relate to such resident: (a) Social Security number; (b) driver’s license number or state-issued identification card number; (c) financial account number, or credit or debit card number, with or without any required security code, access code, personal identification number or password, that would permit access to a resident’s financial account;

12.10.	Person or Individual

A natural person, corporation, association, partnership or other legal entity, other than an agency, executive office, department, board, commission, bureau, governmental division or authority or any of its branches, or any political subdivision thereof.

12.11.	Personally Identifiable Financial Information

Personally identifiable financial information is that information provided to the Adviser by the individual that results in a transaction with the consumer that results in the provision of any service to the consumer, and/or is obtained by the Adviser through the use of account applications, client/investor profiles or questionnaires, or through other means.

12.12.	Publicly Available Information

Publicly Available Information is that which the Adviser may reasonably believe is available to the general public (1) legally through federal, state, or local governments; or (2) broadly through public media such as phone books, web listings, or newspapers.

12.13.	Service Provider

Any person that receive, stores, maintains, processes, or otherwise is permitted access to personal information through its provision of services directly to a person that is subject to this regulation.

12.14.	Consumers & Customers

Regulation S-P draws distinctions between customers and consumers, requiring different levels of protection to each. Entities covered by the regulation must provide customers with notice about the entity’s privacy policies, and must give consumers a method to opt out of any sharing practices by giving reasonable notice.

Under the Regulation, a consumer is an individual who obtains financial products or services to be used primarily for personal purposes. Products and services can include evaluations of information, in addition to the product or service itself. By contrast, a customer is a consumer with a continuing relationship with the entity to obtain the services of a consumer. Therefore, all customers are also consumers.

12.15.	Notification Requirement

FFI’s privacy policy is joint with RWA. The policy is provided to client’s initially and annually. A copy of this document is seen in the attachments of these procedures.

12.16.	Customer Information

The Adviser collects and records client/investor information on the following types of forms that contain personal and financial data:

•	A Customer’s first name and last name or first initial and last name in combination with any one or more of the following data elements that relate to such Customer:
•	Social Security or Tax-ID number;

•	Driver’s license number or state-issued identification card number; or
•	Financial account number, credit or debit card number, with or without any required security code, access code, personal identification number or password that would permit access to a resident’s financial account.
•	Client Profiles
•	Account Applications
•	Client Asset Allocation Questionnaire
•	Subscription Documents
•	Trust, Organizational records, and other documents used to conduct due diligence, among other purposes
•	Other internal documentation

Because this data contains nonpublic client/investor information, it is subject to every available protection under these policies. However, “Customer information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

12.17.	Data Security/Cyber Security

The CCO and IT Department shall be responsible for the privacy policies and procedures as outlined herein. FFI has a Cybersecurity Committee that meets at a minimum 6 times a year. This committee is responsible for the cyber security policy and the training of internal staff on cyber security. Additional detailed cyber security policy is maintained separately from this manual. This policy specifically addresses information security, protection of hardware, protection against hacking and malware, physical security, vendor access, and other pertinent areas.

The effectiveness of the current safeguards for limiting these risks are evaluated on an ongoing basis. Included in this review is the required education and training for all employees; employee compliance with the policies and procedures; and the means for detecting and preventing security system failures.

12.18.	Failure to Comply

The following disciplinary measures for violations of the comprehensive information security program rules may be imposed by the IT Department after a discussion with the CCO: disciplinary write-up for employee file; a restriction of access to certain personal information which may impact the employee’s ability to do his job correctly; additional education; and possible termination.

12.19.	Testing Reg SP Procedures

FFI periodically, but not less than annually reviews and tests its Regulation SP procedures to determine their effectiveness in maintaining the privacy of the information with which the Firm is entrusted. The testing of the Reg SP Procedures is the responsibility of the Compliance Department The process of review and testing may include, but is not limited to, the following areas:

•	Determine that only necessary personnel have access to protected customer information
•	Determine that third parties with which information is shared fall within Regulation SP guidelines for sharing information
•	Test that employee passwords are not shared or openly posted in work areas
•	Determine that sensitive customer information that is transmitted electronically via public networks is encrypted

•	Determine that backup records are archived by storing them off-line and in a physically-secure area
•	Assure that the Firm maintains an accurate inventory of the Firm’s computers and any other equipment and that each has appropriate safeguards such as firewalls and encryption software.
•	Verify that any procedures for reporting security breaches have been followed
•	Verify that the Firm has adequate procedures in place to dispose of non-public information (i.e. Does the firm shred information and if so, what employee or third party is responsible)
•	Verify that the Firm has performed adequate due diligence on the third service providers
•	Determine if employee(s) are adequately trained on Regulation SP procedures
•	Verify that the Privacy Policy has been distributed to customers and employees
•	Verify that any all Firm procedures on Regulation SP are being followed

12.20.	Firm Procedures

The Compliance and IT Departments are designated as the Data Security Team and are charged with responsibility for the Adviser’s privacy policies and procedures designed to protect nonpublic client/investor data from unauthorized access.

In its efforts to ensure that such data will be secure from unauthorized access, the Adviser mandates that each associated person observe its procedures and respect the privacy of nonpublic data by carrying out his or her specific duties with care. Included in the duties of certain associates with access to nonpublic data is a high degree of discretion in maintaining the privacy of that data.

To maintain this degree of security, the CCO shall ensure that each individual with access to nonpublic data undergoes a background check at the time of hiring or by the date these policies are effective. The background check shall consist of a credit check as well as a criminal record check. Record of the background check are maintained among FFI’s files and records.

To combat internal risks to the security, confidentiality, and/or integrity of any electronic, paper or other records containing personal information, and evaluating and improving, where necessary, the effectiveness of the current safeguards for limiting such risks, the following measures are mandatory.

12.21.	Internal Privacy Procedures
•	A copy of these procedures must be distributed to each employee (including temporary and contracted employees) who shall acknowledge in writing that he/she has received a copy of these privacy procedures. A copy of the acknowledgments shall be maintained in the Compliance Files of the Advisor.
•	Training shall be provided regarding compliance with these policies and procedures to all employees (including temporary and contracted employees) on at least an annual basis. Education and training shall also cover the proper use of the computer security system and the importance of personal information security.
•	The amount of personal information collected should be limited to that amount reasonably necessary to accomplish legitimate business purposes for the Firm.
•	Reasonable restrictions will be imposed upon physical access to records containing personal information. Access shall be limited to those having a legitimate business purpose.
•	At the end of the workday, all files and other records containing personal information must be secured in a manner that is consistent with these rules for protecting the security of personal information.
•	Storage of records and data shall be in locked facilities, storage areas or cabinets and drawers.
•	Clients’ personal information shall not be left on desks or unlocked overnight.

•	There must be reasonably secure user authentication protocols in place, including: (1) protocols for control of User IDs and other identifiers; (2) a reasonably secure method of assigning and selecting passwords, or use of unique identifier technologies (such as biometrics or token devices); and (3) control of data security passwords to ensure that such passwords are kept in a location and/ or format that does not compromise the security of the data they protect.
•	Access to personal information shall be restricted to active users and active user accounts only.
•	Active users shall all have their own uniquely identifiable user ID.
•	Once an employee or other individual is no longer “active” with the Firm, access to any records containing personal information must be turned off or blocked immediately.
•	Access to non-electronic records with personal information must also be blocked.
•	Current employees’ passwords must be changed periodically every 60/90days
•	Vendor assigned default passwords must be changed at the first log-in and may not be used beyond the first successful log-in.
•	Employees are required to report any suspicious or unauthorized use of customer information.
o	This should be reported to the CCO immediately.
•	Whenever there is an incident that requires notification, there shall be an immediate mandatory post- incident review of events and actions taken, if any, with a view to determining whether any changes in the Firm’s security practices relating to protection of personal information for which it is responsible.
•	Documentation of the responsive action(s) shall be made in connection with any incident involving a breach of security.
•	Paper or electronic records (including records stored on hard drives or other electronic media) containing personal information shall be disposed of.
•	All documents with client information shall be placed in the locked shred box for proper disposal.
•	Hard drives, USB devices and other electronic devices that cannot be shredded shall be destroyed or electronically “wiped clean”.
•	All security measures shall be reviewed at least annually, or whenever there is a material change in business practices that may reasonably compromise the security or integrity of records containing personal information. The IT Department shall be responsible for this review and shall fully apprise management of the results of that review and any recommendations for improved security measures.

12.22.	External Privacy Procedures

FFI seeks to reduce the risk of external threats to private information as well. In order to help combat external risks to the security, confidentiality, and/or integrity of any electronic, paper or other records containing personal information, and evaluating and improving, where necessary, the effectiveness of the current safeguards for limiting such risks, at a minimum and to the extent technically feasible, the following measures are effective immediately.

•	At all times, to maintain the integrity and security of the personal information, there must be reasonably up-to-date firewall protection and operating system security patches, installed on all systems containing personal information.
•	The Firm must oversee service providers by: (a) taking reasonable steps to select and retain third-party service providers that are capable of maintaining appropriate security measures to protect such personal information consistent with these requirements; and (b) require such service providers by contract to implement and maintain appropriate security measures.
•	There must be reasonably up-to-date versions of system security agent software which must include malware protection and reasonably up-to-date patches and virus definitions, installed on all systems containing personal information.
•	All transmitted records and files containing personal information that will travel across public networks, and data containing personal information to be transmitted wirelessly must be encrypted.

•	There must be reasonable monitoring of computer systems for unauthorized use of, or access to, personal information.

The CCO will work with the CFO and the Senior Portfolio Accounting Specialist to ensure that all customers receive FFI’s Privacy Policy on an annual basis. FFI shall retain a list of individuals/entities to whom the Privacy Policy was sent; a copy of the Privacy Policy sent; and a copy of any form or cover letter sent along with the Privacy Policy.

The CCO will assure that the Advisor’s Privacy Policy is available on the Firm’s website and a summary of the Privacy Policy is included on ADV Part 2.

The CCO shall be responsible for developing and conducting the review and testing of the policies and procedures for Regulation SP for the Advisor. Evidence of the review and testing of Regulation SP shall be on a written report consisting of the areas reviewed or tested, any findings during the review and any recommended remedial action arising from the review. The report shall be maintained in the Firm’s central files.

Chapter 13 PUBLIC COMMUNICATIONS

13.1.    Advertisements

All advertisements developed by or for FFI or its promoters, shall be consistent with all applicable regulatory standards. Firm rules require that no associated person of FFI shall publish, circulate, distribute, or otherwise use any advertisement that is incomplete, false, or misleading.

FFI has determined brochures, websites, any form letter, chat room participation, blogs, social networking, materials used to maintain existing client/investor relationships, and materials intended to solicit new clients/investors, etc. must be reviewed and archived pursuant to regulatory guidelines.

Each piece of advertising put out by FFI is reviewed prior to use by the Advertising Compliance Officer. All pieces approved are signed off on and archived by the Compliance Department.

13.2.    Use of “RIA”

FFI may represent that it is “registered,” the SEC prohibits the use of the term “RIA” on stationery, business cards, or in advertising, as it may imply to the investment community that the individual or firm has achieved approval, endorsement, or other credential. FFI may use “registered investment adviser” provided the words are spelled out.

13.3.    Testimonials

FFI prohibits the use of client testimonials in any material. A “testimonial” includes, but is not limited to, a summary of a specific case situation, real or fictional, which may create an inference that all clients/investors of FFI typically experience favorable results.

There are two forms of what the SEC considers testimonials that are generally allowed. One is the use of Client surveys conducted by third party service providers. They may be used in an advertisement as long as they are consistent with regulatory requirements. These regulatory requirements include, but are not limited to requirements that results must represent a valid sample, represent unbiased analysis, and do not favor positive or negative results.

The other form of accepted testimonial is representative client/investor lists which may only be used if the following conditions are met:

•	Criteria for determining which clients are included in the list are not based on performance.
•	A statement or statements disclosing the criteria used for determining which clients/investors are used in the list.
•	The list includes a disclaimer stating that it is not known whether the client’s investors listed approve or disapprove of the Advisor or the advisory services.

13.4.    Performance Data

If an investment adviser chooses to share performance data, this information must be presented fairly. An advertisement would be prohibited if it implies, or if a reader could infer from it, a conclusion as to an adviser’s competence that would not be reached if all material facts had been disclosed. Investment advisers are not required by law to disclose performance data. If they do; however, this information must be presented fairly.

Performance must be shown net of fees. An advertisement would be prohibited if it implies, or if a reader could infer from it, a conclusion as to an adviser’s competence that would not be reached if all material facts had been disclosed. Performance advertisements must disclose all material facts so as to avoid unwarranted implications or inferences.

13.5.    Model Performance

The no-action letter addressing the basic aspects of both actual and model performance is Clover Capital Management Inc. (Oct. 28, 1986) 1986 SEC No-Act LEXIS 2883. It interprets Rule 206(4)-1(a)(5) as prohibiting performance advertising that:

•	Fails to disclose the effects of material market or economic conditions on the results portrayed.
•	Includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions and any other expenses a client would have paid or actually paid.
Fails	to disclose whether and to what extent the results portrayed

•         reflect the reinvestment of dividends and other earnings.

Suggests	or makes claims about the potential for profit without also

•         disclosing the possibility of loss.

•	Compares model or actual results to an index without disclosing all material facts relevant to the comparison.
•	Fails to disclose any material conditions, objectives or investment strategies used to obtain the results portrayed.
•	Fails to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and they may not reflect the impact material economic and market factors might have had on the adviser’s decision making if the adviser was actually managing client money.
•	Fails to disclose, if applicable, that the conditions, objectives or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed.
•	Fails to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate or only partially relate to the type of advisory services the adviser currently offers.

•	Fails to disclose, if applicable, that the adviser’s clients had investment results materially different from those portrayed in the model.
•	Fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made and the effect of this practice on the results portrayed, if material.

13.6.    Gross vs. Net Performance Data

The use of gross performance data in presentations and advertising is prohibited except in one-on-one presentations to high net worth individuals, pension funds and other institutions. One-on-one presentations are not clearly defined by the SEC but some guidance is provided through No-Action letters issued by the SEC. In particular, provided the presentation is private and confidential, it can be permitted that more than one prospective client, consultant or other individuals are present. Furthermore, the presentation should be made in such a forum that it is reasonable to expect that attendees will have an opportunity to question the adviser about the nature, scope and effect of fees on the overall cost structure to the investment, style, or strategy being proposed. Additional information regarding the SEC’s position on the use of gross performance in one-on-one presentations can be found in a No- Action letter issued to the Investment Company Institute (“ICI”) in the late 1980’s and in No-Action relief provided to the Securities Industry Association in a letter dated 1989. For instance, in the ICI No- Action letter, the SEC established the parameters for the use of gross performance as requiring that four specific conditions are met:

1.  Disclosure that the performance figures do not reflect the deduction of investment advisory fees

2.  Disclosure that the client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its advisory account

3.  Disclosure to describe where further information regarding fees may be found, such as in Part 2 of the Advisor’s Form ADV or in the fund offering documents

4.  A representative example (e.g., a table, chart, graph, or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio

Other than in one-on-one presentations conforming to the SEC’s No-Action letters, the use of gross performance in advertising is deemed to be misleading. Therefore, in all other instances, performance must be shown net of fees.

Any performance information given by FFI is net performance data. FFI does not utilize gross performance data.

13.7.    Retention of Performance Documentation

All performance advertisements and all supporting documents and information used to form the basis for that performance information are retained for a period of at least five (5) years from the end of the fiscal year in which the material was last used or distributed, the first two (2) years in an easily accessible location. FFI realizes that the record of supporting documentation must include records of ALL materials for the entire reporting period included in any distributed report or advertisement. For instance, if FFI distributes its performance for a decade or more, ALL supporting documentation for the entire period is subject to the retention requirement.

GIPS Compliance

FFI has contracted with Guardian Performance Solutions, LLC and Ashland Partners & Company LLP to go through the process of getting GIPS Compliance Consultation and Verification Services.

13.8.    Prohibited Advertisements

It is FFI’s duty to ensure that its advertising is fair, balanced, and accurate. Certain types of advertising are prohibited:

•	Materials including the acronym “RIA,” including but not limited to brochures, stationery or business cards
•	Materials including statement(s) to the effect that any report, analysis or other service will be furnished without a charge unless such report or other service is actually furnished without charge or obligation
•	Testimonial(s) of any kind concerning the investment adviser, or any advice, analysis, report or other services rendered by the adviser
•	Statement(s) of material fact that are false or misleading
•	Direct or indirect specific past profitable recommendations absent appropriate disclosure statement and a list of all recommendations made in the most recent year
•	Statement(s) that any graph, chart, formula or other device being offered can be used in and of itself by a client/investor to determine what securities should be bought and sold, or that such a device will assist any person in making decisions concerning specific securities transactions

13.9.	Correspondence

All incoming and outgoing written correspondence shall be reviewed and maintained. The CCO shall initial and date the piece to indicated the review. Copies will be archived by the Compliance Department.

13.10.	Electronic Communications

Electronic communications, including those among the general investing public and other internal business related communications that fall under Rule 204-2 of the Investment Advisers Act of 1940, require review and retention as for any other type of written communication. FFI utilizes Global Relay to capture and archive their electronic communications. The CCO or designee reviews a risk based sample of email communications.

13.11.	Social Media

FFI utilizes Facebook, LinkedIn, and Twitter. Social media guidelines for FFI can be found in the attachments at the end of these procedures.

13.12.	Retention

The above referenced advertising and communications along with supporting documentation for the same must be maintained for a period of at least five (5) years, the first two (2) years in an easily accessible location.

13.13.	Fiduciary Duties

The fiduciary duty owed by FFI to its clients/investors will guide employees, officers and directors in avoiding conflicts of interest, providing full and fair disclosure of services and fees, seeking best execution, and a number of other areas. In clarifying the nature of fiduciary responsibilities, Section 206 states that it is unlawful for any investment adviser, using the mails or any means or instrumentality of interstate commerce, to carry out any of the following:

1.	Employ any device, scheme, or artifice to defraud a client/investor or prospective client/investor
2.	Engage in any transaction, practice, or course of business which defrauds or deceives a client/investor or prospective client/investor

3.	Knowingly sell any security to or purchase any security from a client/investor when acting as principal for his or her own account, or knowingly to effect a purchase or sale of a security for a client/investor’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client/investor in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client/investor’s consent to the transaction
4.	Engage in fraudulent, deceptive or manipulative practices Section 206 of the Advisers Act sets forth some specific areas of concern, such as advertising (performance reporting, use of testimonials, other) and custody, along with prohibitions and/or applicable guidelines.

FFI works to ensure the company including all employees follow the high standards of being a fiduciary. Monitoring of processes are conducted by the Compliance Department on an ongoing basis.

13.5. Political Contributions

Owners, employees and associated persons of FFI have a responsibility to report any political contributions to the Compliance Department prior to a contribution taking place. It is prohibited for an investment adviser to provide investment advisory services for compensation to a government entity within two years after a contribution to an official of the government entity is made by the investment adviser or any covered associate of the investment adviser; and to provide, directly or indirectly, payment to any person to solicit a government entity for investment advisory services on behalf of such investment adviser unless such person is a regulated person or is an executive officer, general partner, managing member (or, in each case, a person with a similar status or function), or employee of the investment adviser; and to coordinate, or to solicit any person or political action committee to make, any contribution to an official of a government entity to which the investment adviser is providing or seeking to provide investment advisory services or payment to a political party of a State or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.

There are exceptions to Paragraph (a)(1) of the rule. The Rule permits contributions made by a covered associate to officials for whom the covered associate was entitled to vote at the time of the contributions and which in the aggregate do not exceed $350 to any one official, per election, or to officials for whom the covered associate was not entitled to vote at the time of the contributions and which in the aggregate do not exceed $150 to any one official, per election. These de minimis exceptions are available only for contributions by individual covered associates, not the investment adviser itself. Note that these de minimis amounts may be different in certain states jurisdictions.

An official includes an incumbent, candidate, or successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser. Government entities include all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans.

A contribution is defined to include a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election. It also includes transition or inaugural expenses incurred by a successful candidate for state or local office.

A “covered associate” of an investment adviser is defined as: (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a

government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by the investment adviser or by any of its covered associates.

FFI abides by the law in that it is unlawful for an adviser or any of its covered associates to solicit or to coordinate: (i) contributions to an official of a government entity to which the investment adviser is seeking to provide investment advisory services; or (ii) payments to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.

Permitted is the donation of time by an individual, provided the adviser has not solicited the individual’s efforts and the adviser’s resources, such as office space and telephones, are not used. Similarly permitted would be a charitable donation made by an investment adviser to an organization that qualifies for an exemption from federal taxation under the Internal Revenue Code, or its equivalent in a foreign jurisdiction, at the request of an official of a government entity.

Should a political contribution occur, FFI requires a list of the names and business addresses of each regulated person to whom the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf. Employees of FFI must attest that they have disclosed all political contributions.

Chapter 14 PRICING POLICIES

FFI relies on the custodian of client accounts to price the securities held in client portfolios. Securities are never priced by FFI.

Chapter 15 REGULATORY AND INTERNAL INSPECTIONS

As a firm registered with the SEC, FFI is subject to ongoing review and scrutiny of the agency. Regulatory examinations may be announced or unannounced.

15.1.        Scope of the Regulatory Inspection

Should an examination be announced, the SEC typically sends a document request to the firm to indicate what they will be looking for at the onset of the examination. Once onsite, the examination team may request additional information. At the onset of an examination, the regulatory representative should present identification to verify the jurisdiction that the individual represents. FFI takes verification of the identity very seriously to ensure that non-public client/investor data will not be revealed to or shared with unqualified persons.

Most examinations begin with an opening interview. The parties in this initial interview will include but not be limited to the CEO/President and CCO. The onsite portion of the examination typically lasts a few days. Once the examination staff leaves FFI’s office, they conduct the remainder of the exam offsite.

15.2.        Regulatory Exam Topics

FFI is prepared to discuss any part of their business which includes but is not limited to:

•	Consistency of portfolio management decisions with clients’/investors’ mandates
•	Order placement practices consistent with seeking best execution and disclosures made to clients/investors and funds’ boards
•	Personal trading of access persons consistent with the firm’s code of ethics
•	Accurate securities pricing and net-asset values

•	Regular reconciliation of custodian records with fund and Advisor records
•	Controls over information
•	Calculations and presentations of performance
•	Accurate reconciliations of shareholder transactions
•	Public communications
•	Privacy practices

15.3.        Internal Inspection

In conducting the annual review of the Firm, FFI will either utilize the CCO or hire an outside third party to assist in this review. FFI’s annual review looks at any compliance issues that have arisen throughout the past year, changes in the business, and regulatory changes and updates. More frequent interim reviews, based upon a risk analysis, are conducted throughout the year by the Firm.

The inspection shall cover the primary business areas of the firm, including but not limited to:

•	Sales practices
•	Billing practices
•	Trading practices
•	General compliance and record-keeping
•	Review of the Written Supervisory Procedures and supervisory system
•	Associated persons
•	Risk management and internal controls
•	New business areas
•	Compliance matters faced in the prior year
•	Disciplinary matters faced in the prior year
•	Regulatory issues, trends or other matters relevant to the Advisor’s business
•	Privacy practices
•	Code of Ethics practices

A report of the annual review is retained and archived by the Compliance Department.

Chapter 16 NEW BUSINESS

Client account paperwork for all advisers flows through the New Business Department who reviews it for completion. A suitability review is done on advisors who are IAR’s of RWA. IAR’s of outside RIA’s are responsible for their own compliance review.

Once paperwork is submitted and reviewed for completed fields, it is sent to the appropriate custodian. It is then tracked to ensure it is processed.

Chapter 17 TRADING

Detailed trading procedures are maintained by FFI’s Trading Department. The trading team is headed by the VP of Trading Systems. The department also consists of Portfolio Accounting Specialists, a Senior Trader, a Cashiering Specialist. Each employee has a different function in order to trade, process distributions and bill accounts. The billing of accounts is discussed in greater detail in another section of this manual.

Forms

There are numerous forms utilized to conduct various types of business. These include, but are not limited to, the Initial Allocation Request Form, the Trade Request Form, the Allocation Change Form, and the Cashiering Request Form. Once a form is received, appropriate actions are taken as requested.

17.1.   Daily Procedures

Each day steps are taken to ensure that accounts assigned to FFI models are accurately allocated. Additionally, steps are taken to check the previous day’s trades to ensure all transactions were completed. Daily Transaction reports are run to review contributions and distributions in addition to reconciling all trade forms.

17.2.   FFI Models

FFI’s models are created and reviewed by the Chief Investment Strategist, the Senior Market Analyst and discussed amongst the Investment Committee. The models trade based on an algorithm that dictates what the models buy and sell. The Trading Department has procedures designed to rebalance the models based on the algorithm.

17.3.   Best Execution

FFI has an obligation to seek best execution of clients/investors’ transactions under the circumstances of the particular transaction. Accordingly, FFI must execute securities transactions for clients/investors in such a manner that the clients’ total cost or proceeds in each transaction is the most favorable under the circumstances.

In making a determination on a transaction by transaction basis, FFI considers the full range and quality of the services in placing its orders. This includes the execution capability, commission rate, financial responsibility, value of research, availability of hard to borrow securities and general responsiveness to the adviser. Best execution may not always be the lowest prices possible. Other factors used to assess execution quality may include character of the market, number of primary markets checked, occasion and accessibility of the broker/dealer to primary markets, and size and type of transaction.

Best execution involves the subjective consideration of various factors before the order to buy or sell securities is placed. There are different factors FFI considers including, but not limited to, order size, time required for execution, and depth of the market in the securities. FFI seeks best execution when it comes to client/investor transactions. All execution is processed at the end of each day between 3 and 4 pm EST. Rebalancing is done as seen below:

•	Tactical Income and Growth. Both of these models use only ETF’s. We trade these rebalances and lump in our new business and existing account trade as one at the end of the day when liquidity is high.
•	BCA. Our High Yield component consists of a blend of mutual funds. These trades are loaded and sent at any time. Because they are NAV pricing we are able to send these orders at any time of the day. Any adjustment that needs to be made we are able to cancel the orders and balance the account appropriately. Because of our size sometimes we are not able to use just mutual funds. If we do use and ETF the trades are lumped with hour new business and existing account trade forms as one.
•	Total Return Growth Lite. In this model we use leveraged ProFunds. These trades are loaded and sent at any time. Because they are NAV pricing we are able to send these orders at any time of the day. Any adjustment that needs to be made we are able to cancel the orders and balance the account appropriately
•	Flex Growth. This model uses only ETF’s. We trade these rebalances and lump in our new business and existing account trade forms as one at the end of the day when liquidity is high.

It is important to note that best execution is not always the lowest possible price. Other factors used to assess execution quality may include:

•	Character of the market (e.g. price, volatility, relative liquidity, and pressure on available communications)

•	Number of primary markets checked
•	Occasion and accessibility of the broker/dealer to primary markets
•	Size and type of transaction

17.4.   Trade Errors

When a trade error is noticed, FFI takes the following steps:

•	Document the Error
o	What happened
o	What should have happened
o	What needs to be done to make the account whole
o	Notification to the VP of Trading and the CCO of FFI with the documentation of the error
•	Trade Correction Request is processed with the notification to the custodians.
o	TD Ameritrade and Fidelity requires a form to be completed. A copy of the form is maintained in FFI’s files.
o	Charles Schwab does not require a form
▪	Data is downloaded and added to trade error spreadsheet
o	Folio Institutional does not require a form
•	FFI’s policy is to make clients whole no matter who was at fault.
•	Logs are maintained by quarters then archived into one year at the end of the year

To ensure compliance with the Advisor’s trade error policies, the CCO will conduct or will instruct another qualified party to conduct a review of trade errors.

17.5.   Agency Cross Transactions

Agency cross trades are not permitted by the Adviser. In the event that this policy changes, the CCO shall develop written procedures and implement the necessary controls in advance of the first transaction.

17.6.   Trading Process and Procedures

Idea Generation:

The Adviser uses a purely quantitative process by which we study various financial markets regularly searching for objective data that supports investment decision making. The analysis is a combination of fundamental, technical, and economic study. Ideas are initiated by members of our Investment Committee. Once an idea is generated a custom analysis is performed to test and validate an idea. The Firm will maintain a copy of the custom analysis performed to test and verify an investment idea.

Determination of portfolio positions:

The Chief Investment Strategist and Senior Market Analyst work together to determine how much to include new investment ideas into client portfolios. The percentage of inclusion is based on testing and the investment model as compared to our existing allocations for optimal risk adjusted returns. Because all of the Adviser’s investing is done in a quantitative and mechanical nature, all investment models choose securities on a percentage of total investment basis rather than a fixed dollar amount.

Trade Entry:

Trading responsibility is shared by the Trading Department. All trading is done on a model basis. Trades done outside of model based trades must be approved in writing by the Chief Investment Strategist in advance of being placed.

Trade Reconciliation and Review:

Trades are processed and then reviewed by a second person in the Trading Department to ensure each one was placed as required. Reports are run the following morning to ensure each trade was placed as required.

The VP of Trading is charged with oversight of the Adviser’s efforts to achieve best execution. From time to time, additional executives of the Adviser and other qualified persons may be pulled in to participate in the review. Included among the documents and information reviewed in this regard may be:

•	Reports of executions posted publicly by clearing firms and other entities through which the Adviser routes orders
•	Time and sales data reviewed from a reliable resource, such as Bloomberg, or NASDAQ Trader
•	Internal reviews and reports
•	Cost appraisals related to FFI’s custodial, clearing and settlement relationships, and any and all other information deemed appropriate

As applicable, documentation of FFI’s appraisal of its execution quality, including the nature and scope of the review, shall be reviewed and documented.

17.8	Aggregation of Orders

Order are aggregated at the custodial level to ensure fair pricing for clients trading the same side and security. In the event that this policy changes, the CCO shall work with the VP of Trading to develop written procedures and implement the necessary controls in advance of the first transaction.

17.9	Agency Cross Transactions

Agency cross trades are not permitted by the Advisor. In the event that this policy changes, the CCO shall work with the VP of Trading to develop written procedures and implement the necessary controls in advance of the first transaction.

Chapter 18 AFFILIATED MUTUAL FUNDS

FFI is the investment advisor to the FormulaFolios US Equity Fund and the FormulaFolios US Equity Portfolio. These are managed based on the specific investment objectives and restrictions as listed in their prospectus’ and statements of additional information rather than the individual needs of the fund shareholders.

Whenever FFI acts as the Advisor for an investment company required to register under and comply with the 1940 Act, FFI will provide investment advice, portfolio compliance, and maintain records as required under the 1940 Act, the fund prospectus, and the fund compliance manual. “Portfolio compliance” means compliance with the Internal Revenue Code and the 1940 Act diversification requirements, Internal Revenue Code gross income tests, fund investment objectives, the investment restrictions and limitations contained in the prospectus and statements of additional information (“SAI”) and any other guidelines provided in writing (i.e. sub-advised mutual fund), SEC policies and interpretive positions, and procedures in this compliance manual and the compliance manual maintained by the fund relating to the management of the fund’s portfolio securities. FFI will be subject to periodic due diligence of its policies and procedures, reviews, and requests for documentation where relevant by the mutual fund and comply with such requests on a timely basis; provide any information as requested by the investment company relevant to facilitate registration and financial regulatory filings. FFI also performs daily monitoring to ensure that mutual fund will normally invest at least 80% of its net assets (plus any borrowings for investment purposes) in the type of investment suggested by its name.

18.1	Preparation and Filing

FFI is responsible for reviewing the accuracy of information contained in registration statements, any amendments to the registration statements, interim stickers and supplements with respect to matters related to the Funds.

Special rules apply when FFI is asked to cast a proxy vote that presents a conflict between the interest of the funds’ shareholders, and those of FFI or an affiliated person of FFI.

Additionally, the funds’ FFI is responsible for identifying and reporting to the Trust officers significant events that may affect disclosure in a prospectus or statement of additional information.

The CCO is responsible for working with the VP of Trading to ensure the trades are being conducted in conjunction with guidelines set. Detailed trading procedures can be found in the desktop procedure manual of the Trading Department. At all times, FFI holds a minimum of 5% in cash in the fund. The Trading Departments makes sure that if holdings get out of line by 1%, they are traded in line with the model. The funds are tracked daily working with US bank to get the applicable reports needed to ensure the positions in the fund are accurate. The Trading Department is responsible for placing all the trades and reconciling them each day.

All transactions will be implemented according to FFI’s trade allocation procedures.

18.2	Portfolio and Compliance Checklist

The Fund’s Chief Compliance Officer of the fund, legal or administration of the fund and other parties as required, have developed a portfolio compliance checklist designed to ensure that the fund complies with federal securities laws and is used in quarterly and annual reports to the Board of Trustees of the fund. The compliance checklist will cover the items required by the fund documents, Board of Trustees, or by law such as the type of instrument purchased by the fund, applicable percentage limitations and percentage of net assets represented by the instrument; investment strategy/technique used by the fund; applicable percentage limitations and percentage of net assets subject to the strategy/technique; compliance with fundamental investment limitations; and compliance with non-fundamental investment limitations.

The CCO has the responsibility of ensuring the quarterly compliance checklist is submitted to Northern Lights Compliance Services, LLC. Additionally, should Northern Lights come onsite to examine the firm, the CCO will head up the review.

18.3	Leverage

With respect to using leverage, FFI will only do so in accordance with the Fund’s then current leverage policy.

18.4	Securities Lending

With respect to lending fund securities, FFI will only do so in accordance with the Fund’s then current securities lending policy.

18.5	Nonpublic Personal Information

FFI is responsible for ensuring that it follows the Trust’s Privacy Policy and Procedures. Additionally, FFI has developed privacy policies designed to ensure information obtained is only accessible by parties that require access to it and the information is maintained safely.

18.6	Amended and Restated Valuation Policy and Procedures

Under the Trust’s Valuation Policy and Procedures, Gemini Fund Services (“Gemini”) is primarily responsible for valuing the Funds’ securities and calculating the Funds’ NAV. However, FFI has substantial responsibilities under this policy, particularly with respect to securities for which market quotations are not available, become unavailable or are unreliable.

The Board of Trustees of the Trust (the “Trust Board”) has delegated to FFI responsibility for reviewing market prices and fair value pricing. FFI must use reasonable diligence in determining whether market quotations are readily available. FFI is responsible for reviewing prices provided by any pricing service and promptly notifying Gemini if, in FFI’s opinion, the prices do not reflect fair market values.

FFI also has the responsibility to ensure that the Funds’ portfolio securities for which reliable market quotations not readily available are valued at a price that reflects fair value. Fair market prices must be communicated on a daily basis to Gemini. The Advisor will provide the Board with the amount of securities held by the Fund including as a % of the Funds’ NAV, the fair value price, the reason for fair valuing the security and the rationale for the method employed.

18.7	Affiliated Transactions

The Investment Company Act prohibits investment companies from entering into certain transactions with affiliates (“first tier affiliates”) and affiliates of affiliates (“second tier affiliates”). First tier affiliates and second tier affiliates are referred to herein collectively as “affiliates” or “affiliated entities”.

1.	Affiliate Identification Procedures

NLFTII is responsible for creating and maintaining a list of affiliated entities and shall review the list and update it quarterly and disseminate the list to the Board of Trustees and other appropriate parties. NLFTII is responsible for ensuring that FFI complies with the Trust’s policies regarding affiliated transactions.

2.	Affiliated Underwriting Procedures

FFI is responsible for ensuring that any securities purchased from an affiliate in an underwriting must be done in compliance with Rule 10F-3 under the Investment Company Act and the Trust’s procedures.

3.	Affiliated Brokerage Procedures

Section 17(a) of the Investment Company Act prohibits affiliates from engaging in principal transactions with an investment company. Section 17(e) of the Investment Company Act prohibits affiliates from engaging in principal transactions with an investment company. Rule 17e-1 under the Investment Company Act allows agency brokerage trades by affiliates of investment companies if specific procedures set forth in Rule 17e-1 are followed. If FFI utilizes any affiliate for brokerage, it must ensure that the 17e01 procedures detailed in the NLST Compliance Manual are followed. Rule 17e-1 applies to agency transactions only. Principal transactions with affiliates are prohibited.

4.	Internal Cross Transactions

All internal cross transactions for the Funds must comply with the Rule 17a-7 procedures set forth in the NLST Compliance Manual. A fund may participate in an internal cross transaction with another fund or client of FFI that is affiliated solely by virtues of having the same advisor. Accounts that are affiliated for other reasons may not participate in cross trades with the Funds.

For example, proprietary accounts of the party or accounts beneficially owned by officers or directors of the party (including hedge funds of which such persons own more than 5%) may not be eligible. Internal cross transactions shall not be used to correct compliance breaches or trading errors.

18.8	Section 18

In Section 18 of the Investment Company Act, the SEC takes the view that items in this section may apply to certain investment techniques and trading practices that have the effect of leverage. These include reverse repurchase agreements, firm commitment agreements, standby commitment agreements, short sales, written options, forwards, futures, and certain other derivatives transactions. The SEC has stated through interpretive guidance that a fund can satisfy Section 18 requirements by (i.) “covering” a senior security position by segregating cash, cash equivalents or any other liquid asset in the amount of the Fund’s potential obligation, or (ii.) owning an economically offsetting position or owning the securities that are the subject of the risk (i.e. writing call options on securities that are owned by a fund). If these coverage requirements are met, the Fund does not need to meet the 300% test.

FFI is responsible for ensuring a Fund’s portfolio has sufficient asset coverage for any derivative investments. FFI currently does not invest in any derivatives. On a quarterly basis, FFI certifies to compliance with Section

18. The trading department will be primarily responsible for reviewing to determine compliance with Section

18.	The compliance department will conduct periodic review.

18.9	Investing in Other Investment Companies

Section 12(d)(1)(A) of the Investment Company Act (“Section 12(d)(1)(A)”) restricts registered investment company purchases of other investment companies. Under the Investment Company Act, the definition of “investment company” includes but is not limited to:

•         Mutual funds

•         Money market funds

•         Closed-end funds (including preferred shares of closed-end fund); and

•         Exchange traded funds

In general, a fund may not purchase securities of another investment company if they would own:

•         More than 3% of any one investment company’s voting securities; or

•         Securities of any one investment company with a value exceeding 5% of a fund’s total assets; or

•         Securities of investment companies in the aggregate exceeding 10% of a fund’s total assets.

NLFTII is responsible for monitoring for compliance with the restrictions, but FFI is responsible for avoiding violation while investing.

18.10	Investing in Certain Financial Services Companies – Rule 12d3-1

Section 12(d)(3) of the Investment Company Act and Rule 12d3-1 thereunder place restrictions on a fund’s ability to purchase securities of companies that engage in “securities related activities: such as broker/dealers, underwriters and investment FFIs. FFI is responsible for monitoring and complying with this Rule.

18.11	Repurchase Agreements

All repurchase agreement transactions are subject to the guidelines set forth in the NLST Compliance Manual. FFI is responsible for monitoring the Funds’ compliance with these guidelines.

18.12	Market Timing

FFI has adopted policies and procedures reasonably designed to ensure compliance with the Funds’ policies regarding market timing. FFI is responsible for assisting the transfer agent in implementing the Funds’ frequent trading policies and procedures to the extent practicable. See market timing section in the Code of Ethics for additional details.

18.13	Disclosure of Portfolio Holdings

The Funds and its service providers may not disclose any information concerning the portfolio holdings of the Fund to any unaffiliated third party except in certain circumstances. If FFI provides any type of disclosure of portfolio holdings they must adhere to both the Exceptions guidelines, as set forth in the NLFTII Compliance Manual, as well as with SEC Regulation FD.

The Funds may use options on securities and financial indices, futures and options on futures, forward currency contracts, interest rate swaps, caps and floors and other derivative instruments (collectively “derivative instruments”) solely for hedging purposes, except as otherwise permitted by a Funds’ investment objective and policies. FFI is responsible for ensuring that any and all hedging transactions will adhere to the hedging procedures and FFI will confirm these with the Trust CCO.

18.14	Code of Ethics and Access Persons

Rule 17j-1 Investment Company Act requires the Trust to adopt a written Code of Ethics. The Rule also required the Advisor of the Trust to adopt a written Code of Ethics and to report to the Trust Board any material compliance violations. The Trust Board may only approve a Code of Ethics after it has made determination that the Code of Ethics contains provisions designed to prevent “access persons” from engaging in fraud.

18.15	Proxy Voting and Form N-PX

In most cases, FFI does not vote proxies on behalf of their clients; however, FFI is required to vote the proxies of their proprietary mutual funds, FormulaFolios US Equity Fund and FormulaFolios US Equity Portfolio. The Institutional Projects Manager is responsible for voting proxies for all portfolio securities of the Funds and keeping certain records relating to how the proxies were votes as required by the Advisers Act.

Form N-PX is used by Funds to file reports with the SEC containing the Fund’s proxy voting record for the most recent 12-month period ending June 30. The Form must be filed not later than August 31 of each year. The following information must be collected for the Trust separately for Fund in order to complete and file Form N- PX:

1.	The name of the issuer of the Fund security;

2.	The exchange ticker symbol of the Fund security;

3.	The CUSIP number (may be omitted if not available through reasonably practicable means);

4.	The shareholder meeting date;
5.	A brief description of the matter voted on;

6.	Whether the matter was proposed by the issuer or the security holder;

7.	Whether the Fund cast its vote on the matter;

8.	How the Fund cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors)

9.	Whether the Fund cast its vote for or against management

18.16	Anti-Money Laundering

The Board has adopted anti-money laundering (“AML”) policies and procedures as may be required by federal legislation and regulations promulgated pursuant to federal legislation.

18.17	Website

The CCO will periodically monitor the website for the mutual fund. 15 c’s 3081

18.18	Advertising

All advertising material is prepared in accordance with FINRA Conduct Rule 2210 procedures. All advertisements and sales literature shall contain the date of first use with all performance number advertising being updated no less frequently than quarterly. Each piece is submitted to Northern Lights for reviewing to ensure they are in compliance with FINRA Conduct Rules, the Securities Act and the Investment Company Act rules and regulations.

18.19	Recordkeeping and Retention

The Investment Company Act and the rules thereunder require the Trust to keep and retain certain records. FFI is the primary source for a number of records. A summary of these records is contained in the recordkeeping and retention requirements included in Appendix N as well as in the NLFTII Compliance Manual. The CCO is responsible for ensure records are retained as required.

Chapter 19 AFFILIATED EXCHANGE TRADED FUNDS

FFI is the investment advisor to the FormulaFolios Hedged Growth ETF and FormulaFolios Tactical Income ETF. These are managed based on the specific investment objectives and restrictions as listed in their prospectus’ and statements of additional information rather than the individual needs of the fund shareholders.

Whenever FFI acts as the Advisor for an investment company required to register under and comply with the 1940 Act, FFI will provide investment advice, portfolio compliance, and maintain records as required under the 1940 Act, the fund prospectus, and the fund compliance manual. “Portfolio compliance” means compliance with the Internal Revenue Code and the 1940 Act diversification requirements, Internal Revenue Code gross income tests, fund investment objectives, the investment restrictions and limitations contained in the prospectus and statements of additional information (“SAI”) and any other guidelines provided in writing (i.e. sub-advised mutual fund), SEC policies and interpretive positions, and procedures in this compliance manual and the compliance manual maintained by the fund relating to the management of the fund’s portfolio securities. FFI will be subject to periodic due diligence of its policies and procedures, reviews, and requests for documentation where relevant by the exchange traded fund and comply with such requests on a timely basis; provide any information as requested by the investment company relevant to facilitate registration and financial regulatory filings.

The CCO will work with the VP of Trading to ensure trades are conducted in conjunction with the trading procedures. The Institutional Project Manager reviews compliance with each Fund with the listing exchange’s requirements for continued listing semi-annually and shall confirm payment of all listing fees. The Institutional Project Manager shall promptly share any communications from the listing exchange with the CCO and Trust Counsel.

19.1	Preparation and Filing

FFI is responsible for reviewing the accuracy of information contained in registration statements, any amendments to the registration statements, interim stickers and supplements with respect to matters related to the Funds.

Special rules apply when FFI is asked to cast a proxy vote that presents a conflict between the interest of the funds’ shareholders, and those of FFI or an affiliated person of FFI.

Additionally, the funds’ FFI is responsible for identifying and reporting to the Trust officers significant events that may affect disclosure in a prospectus or statement of additional information.

The CCO is responsible for working with the VP of Trading to ensure the trades are being conducted in conjunction with guidelines set. Detailed trading procedures can be found in the desktop procedure manual of the Trading Department. At all times, FFI holds a minimum of 5% in cash in the fund. The Trading Departments makes sure that if holdings get out of line by 1%, they are traded in line with the model. The funds are tracked daily working with US bank to get the applicable reports needed to ensure the positions in the fund are accurate. The Trading Department is responsible for placing all the trades and reconciling them each day.

All transactions will be implemented according to FFI’s trade allocation procedures.

19.2	Portfolio and Compliance Checklist

The Fund’s Chief Compliance Officer of the fund, legal or administration of the fund and other parties as required, have developed a portfolio compliance checklist designed to ensure that the fund complies with federal securities laws and is used in quarterly and annual reports to the Board of Trustees of the fund. The compliance checklist will cover the items required by the fund documents, Board of Trustees, or by law such as the type of instrument purchased by the fund, applicable percentage limitations and percentage of net assets represented by the instrument; investment strategy/technique used by the fund; applicable percentage limitations and percentage of net assets subject to the strategy/technique; compliance with fundamental investment limitations; and compliance with non-fundamental investment limitations.

The CCO has the responsibility of ensuring the quarterly compliance checklist is submitted to Northern Lights Compliance Services, LLC. Additionally, should Northern Lights come onsite to examine the firm, the CCO will head up the review.

19.3	Leverage

With respect to using leverage, FFI will only do so in accordance with the Fund’s then current leverage policy.

19.4	Securities Lending

With respect to lending fund securities, FFI will only do so in accordance with the Fund’s then current securities lending policy.

19.5	Nonpublic Personal Information

FFI is responsible for ensuring that it follows the Trust’s Privacy Policy and Procedures. Additionally, FFI has developed privacy policies designed to ensure information obtained is only accessible by parties that require access to it and the information is maintained safely.

19.6	Amended and Restated Valuation Policy and Procedures

Under the Trust’s Valuation Policy and Procedures, Gemini Fund Services (“Gemini”) is primarily responsible for valuing the Funds’ securities and calculating the Funds’ NAV. However, FFI has substantial responsibilities under this policy, particularly with respect to securities for which market quotations are not available, become unavailable or are unreliable.

The Board of Trustees of the Trust (the “Trust Board”) has delegated to FFI responsibility for reviewing market prices and fair value pricing. FFI must use reasonable diligence in determining whether market quotations are readily available. FFI is responsible for reviewing prices provided by any pricing service and promptly notifying Gemini if, in FFI’s opinion, the prices do not reflect fair market values.

FFI also has the responsibility to ensure that the Funds’ portfolio securities for which reliable market quotations not readily available are valued at a price that reflects fair value. Fair market prices must be communicated on a daily basis to Gemini. The Advisor will provide the Board with the amount of securities held by the Fund including as a % of the Funds’ NAV, the fair value price, the reason for fair valuing the security and the rationale for the method employed.

19.7	Oversight & Monitoring of SEC Exemptive Order Conditions

Prior to purchasing shares in an underlying ETF or mutual fund, FFI will ascertain the AUM of the underlying fund; determine if the purchase would result in the Fund owning 3% or more of the outstanding shares of the underlying fund; and if not, whether any other fund advised by FFI and other investment company accounts under its investment discretion own shares in the underlying fund.

FFI conducts post-trade portfolio compliance monitoring that includes monitoring for certain aspects of Section 12d-1 compliance, such as the 3% limit on a Fund’s ownership of the outstanding shares of an Underlying Fund. The CCO ensures pre-trade compliance with investment restrictions under Section 12d-1 and reports compliance with the Section to the board on a quarterly basis.

19.8	Affiliated Transactions

The Investment Company Act prohibits investment companies from entering into certain transactions with affiliates (“first tier affiliates”) and affiliates of affiliates (“second tier affiliates”). First tier affiliates and second tier affiliates are referred to herein collectively as “affiliates” or “affiliated entities”.

5.	Affiliate Identification Procedures

NLFTIV is responsible for creating and maintaining a list of affiliated entities and shall review the list and update it quarterly and disseminate the list to the Board of Trustees and other appropriate parties. NLFTIV is responsible for ensuring that FFI complies with the Trust’s policies regarding affiliated transactions.

6.	Affiliated Underwriting Procedures

FFI is responsible for ensuring that any securities purchased from an affiliate in an underwriting must be done in compliance with Rule 10F-3 under the Investment Company Act and the Trust’s procedures.

7.	Affiliated Brokerage Procedures

Section 17(a) of the Investment Company Act prohibits affiliates from engaging in principal transactions with an investment company. Section 17(e) of the Investment Company Act prohibits affiliates from engaging in principal transactions with an investment company. Rule 17e-1 under the Investment Company Act allows agency brokerage trades by affiliates of investment companies if specific procedures set forth in Rule 17e-1 are followed. If FFI utilizes any affiliate for brokerage, it must ensure that the 17e01 procedures detailed in the NLST Compliance Manual are followed. Rule 17e-1 applies to agency transactions only. Principal transactions with affiliates are prohibited.

8.	Internal Cross Transactions

All internal cross transactions for the Funds must comply with the Rule 17a-7 procedures set forth in the NLST Compliance Manual. A fund may participate in an internal cross transaction with another fund or client of FFI that is affiliated solely by virtues of having the same advisor. Accounts that are affiliated for other reasons may not participate in cross trades with the Funds. For example, proprietary accounts of the party or accounts beneficially owned by officers or directors of the party (including hedge funds of which such persons own more than 5%) may not be eligible. Internal cross transactions shall not be used to correct compliance breaches or trading errors.

19.9	Investing in Other Investment Companies

Section 12(d)(1)(A) of the Investment Company Act (“Section 12(d)(1)(A)”) restricts registered investment company purchases of other investment companies. Under the Investment Company Act, the definition of “investment company” includes but is not limited to:

•         Mutual funds

•         Money market funds

•         Closed-end funds (including preferred shares of closed-end fund); and

•         Exchange traded funds

In general, a fund may not purchase securities of another investment company if they would own:

•         More than 3% of any one investment company’s voting securities; or

•         Securities of any one investment company with a value exceeding 5% of a fund’s total assets; or

•         Securities of investment companies in the aggregate exceeding 10% of a fund’s total assets.

NLFTIV is responsible for monitoring for compliance with the restrictions, but FFI is responsible for avoiding violation while investing.

19.10	Investing in Certain Financial Services Companies – Rule 12d3-1

Section 12(d)(3) of the Investment Company Act and Rule 12d3-1 thereunder place restrictions on a fund’s ability to purchase securities of companies that engage in “securities related activities: such as broker/dealers, underwriters and investment FFIs. FFI is responsible for monitoring and complying with this Rule.

19.11	Repurchase Agreements

All repurchase agreement transactions are subject to the guidelines set forth in the NLST Compliance Manual. FFI is responsible for monitoring the Funds’ compliance with these guidelines.

19.12	Disclosure of Portfolio Holdings

The Funds and its service providers may not disclose any information concerning the portfolio holdings of the Fund to any unaffiliated third party except in certain circumstances. If FFI provides any type of disclosure of portfolio holdings they must adhere to both the Exceptions guidelines, as set forth in the NLFTIV Compliance Manual, as well as with SEC Regulation FD.

The Funds may use options on securities and financial indices, futures and options on futures, forward currency contracts, interest rate swaps, caps and floors and other derivative instruments (collectively “derivative instruments”) solely for hedging purposes, except as otherwise permitted by a Funds’ investment objective and policies. FFI is responsible for ensuring that any and all hedging transactions will adhere to the hedging procedures and FFI will confirm these with the Trust CCO.

19.13	Code of Ethics and Access Persons

Rule 17j-1 Investment Company Act requires the Trust to adopt a written Code of Ethics. The Rule also required the Advisor of the Trust to adopt a written Code of Ethics and to report to the Trust Board any material compliance violations. The Trust Board may only approve a Code of Ethics after it has made determination that the Code of Ethics contains provisions designed to prevent “access persons” from engaging in fraud.

19.14	Proxy Voting and Form N-PX

The Institutional Projects Manager is responsible for voting proxies for all portfolio securities of the Funds and keeping certain records relating to how the proxies were votes as required by the Advisers Act. Fund of fund ETFs are not required to be “mirror voted”. Proxies will be voted as required by the Advisers Act. FFI will provide a complete voting record for the Funds as requested.

Form N-PX is used by Funds to file reports with the SEC containing the Fund’s proxy voting record for the most recent 12-month period ending June 30. The Form must be filed not later than August 31 of each year. The following information must be collected for the Trust separately for Fund in order to complete and file Form N- PX:

1.

1.

1.

1.

1.

1.

1.

1.

1.

18.1

10.	The name of the issuer of the Fund security;

11.	The exchange ticker symbol of the Fund security;

12.	The CUSIP number (may be omitted if not available through reasonably practicable means);

13.	The shareholder meeting date;

14.	A brief description of the matter voted on;

15.	Whether the matter was proposed by the issuer or the security holder;

16.	Whether the Fund cast its vote on the matter;

17.	How the Fund cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors)

18.	Whether the Fund cast its vote for or against management

19.	The Funds may invest in other mutual funds and ETFs, which have no requirement to have an annual meeting. Therefore, proxy votes on mutual funds and ETFs are rare.

19.15	Anti-Money Laundering

The Board has adopted anti-money laundering (“AML”) policies and procedures as may be required by federal legislation and regulations promulgated pursuant to federal legislation.

19.16	Marketing Policy for ETFs Advised by FFI

To avoid unnecessary confusion in the public’s mind between an ETF and a conventional “open-end investment company” or “mutual fund,” each ETF will be marketed as an “actively managed exchange-traded fund.” No Fund marketing materials (other than as required in the Prospectus) will reference an “open-end fund” or “mutual fund,” except to compare and contrast an ETF with conventional mutual funds.

No ETF will be advertised or marketed as an open-end investment company or a mutual fund. Any advertising material that describes the purchase or sale of Creation Units or refers to redeemability will prominently disclose that the Shares are not individually redeemable and that owners of the Shares may acquire those Shares from the ETF and tender those Shares for redemption to the ETF in Creation Units only.

The CCO will periodically monitor the website for the ETF, which is and will be publicly accessible at no charge, will contain, on a per Share basis, for each Fund the prior Business Day’s NAV and the market closing price or Bid/Ask Price, and a calculation of the premium or discount of the market closing price or Bid/Ask Price against such NAV.

19.17	Website

The CCO will periodically monitor the website for the mutual fund.

19.18	Advertising

All advertising material is prepared in accordance with FINRA Conduct Rule 2210 procedures. All advertisements and sales literature shall contain the date of first use with all performance number advertising being updated no less frequently than quarterly. Each piece is submitted to Northern Lights for reviewing to ensure they are in compliance with FINRA Conduct Rules, the Securities Act and the Investment Company Act rules and regulations.

19.19	Recordkeeping and Retention

The Investment Company Act and the rules thereunder require the Trust to keep and retain certain records. FFI is the primary source for a number of records. A summary of these records is contained in the recordkeeping and retention requirements included in Appendix N as well as in the NLFTIV Compliance Manual. The CCO is responsible for ensure records are retained as required.

Chapter 20 SOFT DOLLARS

Soft dollar arrangements have developed as a link between the brokerage industry’s supply of research and the money management industry’s demand for research. Brokerage firms typically provide a bundle of services including research and execution of transactions. The research and brokerage provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts and traders) or third-party (created by a third party but provided by the broker-dealer). Because commission dollars pay for the entire bundle of services, the practice of allocating certain of these dollars to pay for the research component called “soft dollars”.

FFI does not participate in the use of soft dollars. Should this change, procedures will be created to address these arrangements.

Chapter 21 CUSTODY

21.1.        Custody Definition

“Custody” means holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. The Adviser has custody if a related person holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of them, in connection with advisory services the Adviser provide to clients.

All funds and securities are held by outside custodians. FFI has the ability to instruct the custodian to pull fees. These are done in accordance with applicable custody rules. FFI notes custody on Form ADV Part 1 to address third-party money movement. The Firm utilizes relationships with custodians to meet seven conditions set by the SEC in order to avoid obtaining an annual surprise exam.

ATTACHMENTS

I.	Job Duties
II.	Code of Ethics
III.	Proxy Voting
IV.	Identity Theft Prevention Program – Red Flag Act
V.	Business Continuity Plan/Disaster Recovery
VI.	Social Media
VII.	Anti-Money Laundering
VIII.	Privacy Policy
I.
IX.	Organizational Chart
X.	Attestations and Acknowledgements
XI.	Outside Business Activities

I.	Job Duties

Position	Individual Assigned
Chief Executive Officer/Chief Investment Officer	Jason Wenk

Chief Compliance Officer	Danielle Tyler
Chief Financial Officer	Diane Ferris
VP of Trading Systems	Matt Voss
Institutional Projects Manager	Jason Crump
Director of Financial Planning	Joel VanWoerkom
Advertising Compliance Officer	Cedric Levye

Senior Portfolio Accounting Specialist	Sarah Powsner
Senior VP of Advisor Services	Lies Rusticus

II.	Code of Ethics

I.	Applicability

A. The provisions of FormulaFolio Investments’ Code of Ethics shall apply to Employees and Advisory Representatives of FormulaFolio Investments LLC., unless otherwise indicated, the term “Employee” as used herein means: all officers, directors and home office employees of FormulaFolio Investments, LLC. The term “Advisory Representative” as used herein means: all Investment Advisory Representatives registered with FormulaFolio Investments, LLC.

II.	Compliance with Governing Laws, Regulations and Procedures

A.  Each Employee or Advisory Representative shall have and maintain knowledge of and shall comply with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an Employee and/or Advisory Representative.

B.   This Code has been implemented in accordance with Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Adviser’s Act”) as well as the requirements of Rule 17j-1 under the Investment Company Act of 1940 (“IC Act”), as amended. Each Employee or Advisory Representative shall comply with all laws and regulations, and FormulaFolio Investments, LLC.’s prohibition against insider trading. Trading on or communicating material non-public information, or “inside information”, of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

C.  Each Employee or Advisory Representative shall comply with the procedures and guidelines established by FormulaFolio Investments, LLC. to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist, or condone any act in violation of any statute or regulation governing FormulaFolio Investments, Inc. or any act that would violate any provision of the Code.

D.	Each Employee or Advisory Representative shall have and maintain knowledge of and shall comply with the provisions of the Code of Ethics.

E.  The Chief Compliance Officer, having supervisory responsibility, shall exercise reasonable supervision over employees subject to his/ her control, with a view to preventing any violation by such persons of applicable statutes or regulations, FormulaFolio Investments, LLC. corporate procedures, or the provisions of the Code. Any Employee or Advisory Representative obtaining evidence that an act in violation of applicable statutes, regulations or provisions of the Code adopted hereunder has occurred shall immediately report such evidence to the Chief Compliance Officer of FormulaFolio Investments, LLC. or the Compliance Department. Such action by the Employee or Advisory Representative will remain confidential unless the Employee or Advisory Representative waives confidentiality or federal or state authorities compel disclosures. Failure to report such evidence may result in disciplinary action up to and including termination.

III.	Ethical Standards

A.   Employees and Advisory Representatives shall conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They shall avoid any action, whether for personal profit or otherwise, that results in a conflict of interest with FormulaFolio Investments, Inc. or its client accounts, or which may be otherwise detrimental to the interests of clients of FormulaFolio Investments, LLC.

B.	Employees and Advisory Representatives shall act in a manner consistent with their fiduciary obligation to clients of FormulaFolio Investments, Inc., and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.

C.	Employees and Advisory Representatives shall not engage in an outside business activity for compensation, without the knowledge and approval of the Chief Compliance Officer.

D.	Advisory Representatives, in making investment recommendations or taking any investment actions, shall exercise diligence and thoroughness, and shall have a reasonable basis for any such recommendation or action.

E.   Advisory Representatives shall not attempt to improperly influence for such person’s personal benefit any investment strategy to be followed or investment action to be taken by FormulaFolio Investments, LLC. for its client accounts.

F.  Employees and Advisory Representatives shall not improperly use, for such person’s personal benefit, any knowledge, whether obtained through such person’s relationship with FormulaFolio Investments, LLC. or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by FormulaFolio Investments, LLC.

G.   Employees and Advisory Representatives shall not disclose any non-public information relating to a client account’s portfolio or transactions or to the investment recommendations of FormulaFolio Investments, LLC., nor shall any Employee or Advisory Representative disclose any non-public information relating to the business or operations of FormulaFolio Investments, Inc. unless properly authorized to do so.

H.   Employees and Advisory Representatives shall not accept, directly or indirectly, from a broker/dealer or other vendor who trans-acts business with FormulaFolio Investments, LLC. or its client accounts, any gifts, gratuities or other items of more than de minimis value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person’s duties or otherwise give the appearance of a possible impropriety. For this purpose, Employees and Advisory Representatives will be subject to existing policies and procedures contained in the Written Supervisory Procedures of FormulaFolio Investments LLC.

I.   Employees and Advisory Representatives will never recommend an unsuitable security to a client, will never churn an account, will never buy or sell a security without authority from the client, will never borrow money or securities from a client, will never loan money to a client, will never make misleading statements or representations, will never guarantee a specific result, will never charge unreasonable advisory fees, will never plagiarize without disclosure, will never take custody of a client’s securities or funds and will always abide by the Privacy Policy of the company.

IV.	Personal Securities Transactions

A.   Under the Code, FormulaFolio Investments, LLC. has defined two subsets of persons subject to the personal securities transactions section of the Code of Ethics. The first is “Supervised Persons” and the second is “Access Persons.” Supervised persons include:

1.	All directors and officers of FormulaFolio Investments, LLC;
2.	All Advisory Representatives or other persons who provide advice on behalf of FormulaFolio Investments, LLC.;
3.	Home office employees of FormulaFolio Investments, LLC.; and
4.	Supervised Persons’ Immediate family members including any relative by blood or marriage living in the Supervised Person’s household.

B.	“Access Persons” include the above Supervised Persons who also:
1.	have access to nonpublic information regarding the purchase or sale of securities for clients; or
2.	are involved in making securities recommendations to clients, or have access to nonpublic securities recommendations including investment personnel of FormulaFolio Investments, LLC.

C.	Personal securities transactions will be monitored by designated principals of FormulaFolio Investments LLC.

D.	In addition to complying with the policies and procedures contained herein employees deemed to be “Access Persons” shall be required to pre-clear all personal securities transactions according to the pre-clearance procedures of FormulaFolio Investments, LLC. Certain types of personal securities transactions are prohibited or require specific approval from the Chief Compliance Officer of FormulaFolio Investments, LLC. (which will be permitted only in special circumstances);

1.	Purchasing Initial Public Offerings (IPOs)
2.	Purchases of Limited or Private Offerings

E.	Employees shall not engage in an “opposite transaction”, i.e. a buy or sale in the same or equivalent security within 30 days of its purchase or sale. This prohibition applies to purchases and sales of all securities. This prohibition may only be waived by the Chief Compliance Officer (or designee) in instances where an employee wishes to limit his/her losses in a security with rapidly depreciating market value. Such circumstances must be disclosed at the time pre-clearance is requested.

F.	For all personal securities transactions in “covered securities”, employees deemed to be “Access Persons” as defined in the Code will be subject to “blackout periods” and “restricted lists.” All transactions by these employees are subject to preclearance, however, only those in “covered securities” will be subject to these policies.

G.	Under the Code, a “covered security” shall include any stock, bond, option on a security, index or currency, limited partnership or any other investment contract or instrument that is considered a security under the Investment Advisers Act. The term “covered security” shall not include direct obligations of the U.S. Government, bankers’ acceptances, bank CDs, money market or open end mutual funds, shares of unit investment trusts, variable annuities or variable life products. In addition, securities acquired through automatic dividend reinvestment plans will not be subject to the provisions listed below.
H.	Further Clarification:

Pre-Trade Authorization Clearance Forms should be provided to compliance for compliance to obtain the required signature of approval. Advisers and Employees are dissuaded from seeking approval on their own. Compliance will provide advisers with the approved documentation once it has been obtained. Approval signatures will be provided by either Jason Crump, Joel VanWoerkom, or Matt Voss. Once confirmation of approval is received, the trade can be executed. If approval is not obtained and trades are placed, IAR’s may be immediately terminated for breach of contract.

No Access Person may trade in securities owned by any client of FFI, Inc, except for within FOLIOfn, ProFunds, Charles Schwab, Fidelity Investments, or TD Ameritrade model portfolios. Each Access Person is required to submit a personal quarterly trade blotter with all corresponding authorized Pre-trade Request Forms, substantiating each and every trade, to the Compliance Department by the 20th of the first month following each calendar quarter.

V.Insider Trading

A.  Employees and Advisory Representatives while in possession of material, non-public information shall not;

1.  Buy or sell securities for his or her personal accounts or for accounts in which they have a beneficial interest or over which they have the power directly or indirectly to make investment decisions while in possession of material, nonpublic information.

2.	Solicit clients’ orders to purchase or sell the securities.

3.  Issue research reports, recommendations or comments which could be construed as recommendations.

4.	Disclose material non-public information or any conclusions based thereon to any person other than the Chief Compliance Officer of FormulaFolio Investments, LLC.

B.  Material, non-public information is generally defined as information that a reasonable investor would likely consider to be important to making an investment decision, and any information that is reasonable certain to have a substantial effect on the price of a company’s securities that has not been effectively communicated to the market and the market has had time to absorb the information. Examples of material, non-public information include, but are not limited to, changes in dividends or dividend policy, earnings estimates or changes in previously released earnings estimates, developments concerning significant merger or acquisition proposals, developments in major litigation or significant changes in management.

C.  In addition, Employees and Advisory Representatives shall be required to certify annually that they understand and will comply with the insider trading provisions contained in the Code of Ethics and Written Supervisory Procedures of FormulaFolio Investments, Inc. through the annual Compliance Questionnaire.

VI.	Penalties for Violations of the Code

A.  Employees and Advisory Representatives found to have violated the provisions of FormulaFolio Investments, Inc.’s Code of Ethics may be subject to sanctions up to and including restrictions on Employees or Advisory Representatives’ personal securities transactions, a letter of reprimand, additional continuing education requirements, fines, suspension or termination.

B.	Employees and Advisory Representatives may also be required to disgorge any profits realized or losses avoided for transactions in securities that are inconsistent with the provisions of the Code.

C.	Employees and Advisory Representatives found to have violated any of the insider trading provisions of the Code may be subject to additional penalties under Federal regulatory authorities including revocation of licenses and registrations, substantial monetary fines and/or imprisonment.

VII.	Record Keeping Requirements

A.T	The Chief Compliance Officer is responsible for maintaining the following records for a period of five years;
1.	All Acknowledged Statements referring to section VIII.
2.	Electronic records of transaction confirmations, brokerage statements and activity in accounts of employees who are deemed Access Persons.
3.	All lists of Employees and Advisory Representatives whoare either supervised Persons and/or Access Persons covered bythe Code.
4.	Allpre-clearanceprocedures relating topersonal securities transactions ofAccess Persons.
5.	A copy of the Code of Ethics as well as any amendments.
6.	A written record of each violation of the Code as well as a record of any action taken as a result of the violation.

VIII.	Distribution of the Code of Ethics

A. All Employees and Advisory Representatives will be required to sign an acknowledgment statement indicating that they have received a copy of the Code of Ethics on an annual basis

.

III.	Proxy Voting Procedures

A.	Responsibility of FormulaFolio Investments (“FFI”) to Vote Proxies – FFI’s Proxy Voting Policies and Principles

FFI serves as investment advisor to the FormulaFolios US Equity Fund and the FormulaFolios US Equity Portfolio under the Northern Lights Fund Trust II. FFI’s proxy voting positions have been developed based on years of experience with proxy voting and corporate governance issues. These principles have been reviewed by various members of FFI’s organization, including portfolio management, legal counsel, and FFI’s officers. The Board of Managers of FFI will approve the proxy voting policies and procedures annually.

B.	How FFI Votes Proxies - Fiduciary Considerations

FFI does not consider recommendations from any other third party to be determinative of FFI’s ultimate decision. As a matter of policy, the officers, directors and employees of FFI will not be influenced by outside sources whose interests conflict with the interests of FFI’s Clients.

C.	Conflicts of Interest

All conflicts of interest will be resolved in the interests of FFI’s Clients. In situations where FFI perceives a material conflict of interest, FFI will disclose the conflict to the relevant FFI’s Clients. In these cases, FFI will defer to the voting recommendation of an independent third party provider of proxy services, send the proxy directly to the relevant FFI’s Clients for a voting decision, or take such other action in good faith (in consultation with counsel) which would protect the interests of FFI’s Clients.

D.	Weight Given Management Recommendations

One of the primary factors FFI considers when determining the desirability of investing in a particular company is the quality and depth of that company’s management. Accordingly, the recommendation of management on any issue is a factor which FFI considers in determining how proxies should be voted. However, FFI does not consider recommendations from management to be determinative of FFI’s ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company’s management. Each issue, however, is considered on its own merits, and FFI will not support the position of a company’s management in any situation where it determines that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

E.	General Proxy Voting Guidelines

FFI has adopted general guidelines for voting proxies as summarized below. Although these guidelines are to be followed as a general policy, in all cases each proxy will be considered based on the relevant facts and circumstances. These guidelines cannot provide an exhaustive list of all the issues that may arise nor can FFI anticipate all future situations. Corporate governance issues are diverse and continually evolving and FFI devotes significant time and resources to monitor these changes.

The following guidelines reflect what FFI believes to be good corporate governance and behavior:

1.                                      Board of Managers. The election of directors and an independent board are key to good corporate governance. Directors are expected to be competent individuals and they should be accountable and responsive to shareholders. FFI supports an independent board of managers, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. FFI will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of managers. While generally in favor of separating Chairman and CEO positions, FFI will review this issue on a case-by-case basis taking into consideration other factors including the company’s corporate governance guidelines and performance.

2.                                      Ratification of Auditors. In light of several high profile accounting scandals, FFI will closely scrutinize the role and performance of auditors. On a case-by-case basis, FFI will examine proposals relating to non-audit relationships and non-audit fees. FFI will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of accounting irregularities or negligence attributable to the auditors.

3.                                      Management & Director Compensation. A company’s equity-based compensation plan should be in alignment with the shareholders’ long-term interests. FFI evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable. FFI will review on a case- by-case basis any shareholder proposals to adopt policies on expensing stock option plans, and will continue to closely monitor any future developments in this area.

4.                                      Anti-Takeover Mechanisms and Related Issues. FFI generally opposes anti-takeover measures since they tend to reduce shareholder rights. However, as with all proxy issues, FFI conducts an independent review of each anti-takeover proposal.

5.                                      Changes to Capital Structure. FFI realizes that a company’s financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt. FFI will carefully review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase. FFI will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. FFI will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable. FFI will review proposals seeking preemptive rights on a case-by-case basis.

6.                                          Mergers and Corporate Restructuring. Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders. FFI will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

7.                                          Social and Corporate Policy Issues. As a fiduciary, FFI is primarily concerned about the financial interests of its FFI’s Clients. FFI will generally give management discretion with regard to social, environmental and ethical issues although FFI may vote in favor of those issues that are believed to have significant economic benefits or implications.

F.	Proxy Procedures

FFI is fully cognizant of its responsibility to process proxies and maintain proxy records pursuant to SEC rules and regulations. In addition, FFI understands its fiduciary duty to vote proxies and that proxy voting decisions may affect the value of shareholdings. Therefore, FFI will attempt to process every proxy it receives for all domestic and foreign proxies. However, there may be situations in which FFI cannot vote proxies. For example, if the cost of voting a foreign proxy outweighs the benefit of voting, FFI may refrain from processing that vote. Additionally, FFI may not be given enough time to process the vote. For example, FFI may receive a meeting notice from the company too late, or may be unable to obtain a timely translation of the agenda. In addition, if FFI has outstanding sell orders, the proxies for those meetings may not be voted in order to facilitate the sale of those securities. Although FFI may hold shares on a company’s record date, should it sell them prior to the company’s meeting date, FFI ultimately may decide not to vote those shares.

The following describes the standard procedures that are to be followed with respect to carrying out FFI’s proxy policy:

1.               FFI will identify all clients, maintain a list of those clients, and indicate those clients who have delegated proxy voting authority to FFI. FFI will periodically review and update this list.

2.               In determining how to vote, the relevant portfolio manager(s) will consider the General Proxy Voting Guidelines set forth above, their in-depth knowledge of the company, and any readily available information and research about the company.

3.               FFI is responsible for maintaining the documentation that supports Company’s voting position. Such documentation will include, but is not limited to, any information provided by proxy service providers, and, especially as to non-routine, materially significant or controversial matters, memoranda describing the position it has taken, why that position is in the best interest of its clients (including separate accounts such as ERISA accounts as well as mutual funds), an indication of whether it supported or did not support management and any other relevant information. Additionally, FFI may include documentation obtained from the research analyst, portfolio manager and/or legal counsel.

4.               FFI will prepare reports for each client that has requested a record of votes cast. The report will specify the proxy issues that have been voted for the client during the requested period and the position taken with respect to each issue. FFI will send one copy to the client, will retain a copy in the client’s file and will forward a copy to the appropriate portfolio manager.

5.               FFI will ensure that all required disclosure about proxy voting of the investment FFI’s clients is made in such clients’ disclosure documents.

6.               Periodically, FFI will verify that:

•	All annual proxies for the securities held by Company Clients have been received;
•	Each proxy or a sample of proxies received has been voted in a manner consistent with these Procedures and the Proxy Voting Guidelines;
•	Adequate disclosure has been made to clients and fund shareholders about the procedures and how proxies were voted; and timely filings were made with the SEC related to proxy voting.

G.	Proxies for Other Investment Companies

FFI serves as investment adviser to open-end investment companies established as exchange traded funds (“ETFs”) under the Northern Lights Fund Trust IV (“ETF Client”). The ETF Client may make investments in other investment companies that are not affiliated (“Underlying Funds”). The ETF Client is required by the 1940 Act to handle proxies received from Underlying Funds in a certain manner. Subject to participation agreements with certain Underlying ETF issuers that have received exemptive orders from the SEC allowing investing funds to exceed the limits set forth in Section 12(d)(1)(A) and (B) of the 1940 Act, FFI will mirror vote proxies when required to do so by participation agreements and SEC orders. Specifically, when the ETF clients, FFI, any person controlling, controlled by, or under common control with FFI, and any 3(c)(1) or 3(c)(7)fund managed by FFI (the “Advisory Group”) hold, in the aggregate, 25% or more of the shares of the Underlying Fund, such shares will be voted in the same proportion as the vote of all other holders of shares of the Fund. After properly voted, the proxy materials are placed in a file maintained by the Chief Compliance Officer for future reference.

If an ETF Client invests in Underlying Funds that do not have an exemptive order allowing investing funds to exceed the limits set forth in Section 12(d)(1)(A) and (B) of the 1940 Act, FFI will mirror vote proxies received from the Underlying Fund in order to rely of Section 12(d)(1)(F).

G.       Recordkeeping

FFI is responsible for maintaining appropriate proxy voting records. Such records will include, but are not limited to, a copy of all materials returned to the issuer and/or its agent, the documentation described above, listings of proxies voted by issuer and by client, and any other relevant information.

The Chief Compliance Officer and the Institutional Projects Manager are responsible for ensuring that all proxies received by FFI are voted in a timely manner and in a manner consistent with the established FFI’s policies.

Although the majority of proxy proposals can be handled in accordance with FFI’s established proxy policies, FFI recognizes that some proposals require special consideration that may dictate that exceptions are made to its general procedures.

FormulaFolio Investments, LLC & Retirement Wealth Advisors, Inc.

IV.  Identity Theft Prevention Program (ITPP)

Purpose

To establish an Identity Theft Prevention Program designed to detect, prevent and mitigate identity theft in connection with the opening of a covered account or an existing covered account in order to comply with the Fair and Accurate Credit Transactions Act (FACTA) of 2003 and Part 681 of Title 16 of the Code of Federal Regulations. The Firm has developed a Program that has policies and procedures designed to identify relevant red flags and steps to take to appropriately respond to any red flags detected.

Definitions

1.  Red Flags: a pattern, practice, or specific activity that indicates the possible existence of identity theft.

2.	Covered Accounts:
a.	An account primarily for personal, family, or house hold purposes, that involves or is designed to permit multiple payments or transactions.
b.	Any other account for which there is a reasonably foreseeable risk to customers or the safety and soundness of the financial institution or creditor from identity theft, including financial, operational, compliance, reputation, or litigation risks.

3.  Identity Theft: fraud committed or attempted using the identifying information of another person without authority.

Identifying and Detecting Red Flags

FormulaFolio Investments (FFI) has assessed the types of covered accounts it offers, the methods it provides to open or access these accounts, and the previous experience with identity theft on behalf of its own firm in addition to on behalf of its partner company, Retirement Wealth Advisors (RWA).

FFI has established an Identity Theft Prevention program to detect, prevent and mitigate identity theft. The Program includes reasonable policies and procedures in order to:

1.  Identify relevant red flags for covered accounts offered or maintained and to incorporate those red flags into the Program;

2.  Detect red flags that have been incorporated into the Program;

3.	Respond appropriately to any red flags that are detected to prevent and mitigate identity theft; and

4.  Ensure the Program is updated periodically to reflect the changes in risks to customers and to the safety and soundness of the creditor from identity theft.

Upon opening a covered account, identifying information is obtained and the identity of the person opening of the account is verified by utilizing FFI’s customer identification program which includes AML procedures. Additionally, client’s identification is authenticated when calling in to request information regarding their account or to make a change to their information.

FFI works with 4 custodians to open accounts. These companies are Fidelity, TD Ameritrade, Charles Schwab and Folio Institutional. Through this relationship, the custodians verify client information via multiple methods including credit agencies and the Social Security Administration Database.

Response

Responses to detected red flags will commensurate with the degree of risk posed.

New Accounts

The following steps will be taken should red flags be raised by a new client account opening:

1.  Review the application: we will review all of the information collected under our customer identification program.

2.  Collect government identification: Driver’s license or passport

3.  Additional verification: Additional steps to verify the client’s information may include,

a.	Contacting the client
b.	Verifying the client’s information by comparing it with information from an additional source
c.	Checking references with other affiliated financial institutions, or
d.	Obtaining a financial statement.

4.  Deny the application: if it is discovered that the applicant is using an identity other than his or her own, the application will be denied.

5.  Report: if discovered that an applicant is using an identity other than their own, this will be reported to the appropriate local and state law enforcement. Upon determination that this is part of organized or widespread crime, the FBI or Secret Service may also be notified. If mail is involved, the US Postal Inspector will be included.

6.  Notification: If determined personally identifiable information has been accessed, notification to clients or other notices required under law will be prepared. A full listing of security breach notification laws can be found at www.ncsl.org.

a.	Custodians: notification will also be made to client’s custodian (if the custodian already has something on file for the client) so a red flag can be placed on their account.

Existing Accounts

The following steps will be taken should red flags be raised by someone seeking access to an existing client’s account:

1.  Watch: we will monitor, limit, or temporarily suspend activity in the account until the situation is resolved.

2.  Check with the client: Should we suspect a 3rd party of trying to access a client’s information, contact will be made with the client via the information on file.

3.  Heightened risk: if something occurred that made fraudulent access to client information available, heightened awareness and monitoring of their accounts will be implemented.

4.  Review all accounts: a review of all accounts of the client will be monitored for suspected breach.

5.  Collect information: should an incident occur, information will be collected and all information surrounding this collection will be documented.

6.  Report: if discovered that an applicant is using an identity other than their own, this will be reported to the appropriate local and state law enforcement. Upon determination that this is part of organized or widespread crime, the FBI or Secret Service may also be notified. If mail is involved, the US Postal Inspector will be included.

7.  Notification: If determined personally identifiable information has been accessed, notification to clients or other notices required under law will be prepared. A full listing of security breach notification laws can be found at www.ncsl.org.

a.	Custodians: notification will also be made to client’s custodian so a red flag can be placed on their account.

8.  Assisting client: various methods will be taken in order to assist the client with the impact of identity theft.

These may include

a.	Offering to close the account;
b.	Offering to change the account number on the account;
c.	Instructing the client to go to the Federal Trade Commission’s website at www.consumer.ftc.gov

Updating the Program

The Program will be updated periodically to reflect changes in risks to customers or the safety of the organization. These updates will be based on the experiences the Firm has had with identity theft, changes in methods of identity theft, changes in methods detecting, preventing and mitigating identity theft, changes in the types of accounts offered or maintained, and changes in business arrangements of the organization. While updated as needed, the policy will be reviewed at a minimum of annually.

Administration

The Chief Compliance Officer (CCO) will work with the Senior VP of Advisor Services and the VP of Trading to ensure the oversight, development, implementation and administration of this policy is conducted. The CCO will report at least annually to the Board of Directors for both FFI and RWA on compliance with the Red Flag Rules. The report will mention any concerns that have come up during the previous year in addition to any material changes that have been made to the policy.

Examples of Red Flags

Suspicious Documents

1.  Documents provided for identification appear to have been altered or forged, or gives the appearance of having been destroyed and reassembled.

2.  The photograph or physical description on the identification is not consistent with the appearance of the applicant or customer presenting the identification.

3.  Other information on the identification is not consistent with information provided by the person opening a new covered account or customer presenting the identification.

4.  Other information on the identification is not consistent with readily accessible information that is on file with the financial institution or creditor, such as a signature card or a recent check.

Suspicious Personal Identifying Information

5.  Personal identifying information provided is inconsistent when compared against external information sources used by the financial institution or creditor. For example: a. The address does not match any address in the consumer report; or b. The Social Security Number (SSN) has not been issued, or is listed on the Social Security Administration’s Death Master File.

6.  Personal identifying information provided by the customer is not consistent with other personal identifying information provided by the customer. For example, there is a lack of correlation between the SSN range and date of birth.

7.  Personal identifying information provided is associated with known fraudulent activity as indicated by internal or third-party sources used by the financial institution or creditor. For example: a. The address on an application is the same as the address provided on a fraudulent application; or b. The phone number on an application is the same as the number provided on a fraudulent application.

8.  Personal identifying information provided is of a type commonly associated with fraudulent activity as indicated by internal or third-party sources used by the financial institution or creditor. For example: a. The address on an application is fictitious, a mail drop, or prison; or b. The phone number is invalid, or is associated with a pager or answering service.

9.  The SSN provided is the same as that submitted by other persons opening an account or other customers.

10.  The address or telephone number provided is the same as or similar to the account number or telephone number submitted by an unusually large number of other persons opening accounts or other customers.

11.  The person opening the covered account or the customer fails to provide all required personal identifying information on an application or in response to notification that the application is incomplete.

12.  Personal identifying information provided is not consistent with personal identifying information that is on file with the financial institution or creditor.

13.  For financial institutions that use challenge questions, the person opening the covered account or the customer cannot provide authenticating information beyond that which generally would be available from a wallet or consumer report.

Unusual Use of, or Suspicious Activity Related to, the Covered Account

14.  Shortly following the notice of a change of address for a covered account, the institution or creditor receives a request for new, additional, or replacement cards or a cell phone, or for the addition of authorized users on the account.

15.  A covered account is used in a manner that is not consistent with established patterns of activity on the account. For example, a material change in electronic fund transfer patterns

16.  Mail sent to the customer is returned repeatedly as undeliverable although transactions continue to be conducted in connection with the customer’s covered account.

17.  The financial institution is notified that the customer is not receiving paper account statements.

18.  The financial institution is notified of unauthorized charges or transactions in connection with a customer’s covered account.

Notice from Customers, Victims of Identity Theft, Law Enforcement Authorities, or Other Persons Regarding Possible Identity Theft in Connection with Covered Accounts Held by the Financial Institution or Creditor

19.  The financial institution is notified by a customer, a victim of identity theft, a law enforcement authority, or any other person that it has opened a fraudulent account for a person engaged in identity theft.

V.	Business Continuity & Disaster Recovery Plan

I.	Emergency Contact Persons

Our firm’s two emergency contact persons are:

Jason Crump, Institutional Projects Manager 1682 Rozeveld Drive Hudsonville, MI 49426 Office: 616-667-2150 ext. 1003 Cell: 616-490-5295 jcrump@retirementwealthadvisors.com jasoncrump@sbcglobal.net	Danielle Tyler, Chief Compliance Officer 1525 Erica Ln East Lansing, MI 48823 Office: 616-667-2150 ext. 1011 Cell: 517-231-2576 dtyler@retirementwealthadvisors.com dtyler065@gmail.com

II.	Firm Policy

Our firm’s policy is to respond to a Significant Business Disruption (SBD) by safeguarding employees’ lives and firm property, making a financial and operational assessment, quickly recovering and resuming operations, protecting all of the firm’s books and records, and allowing our customers to transact business. In the event that we determine we are unable to continue our business, we will assure customers prompt access to their funds and securities.

A.	Significant Business Disruptions (SBDs)

Our plan anticipates two kinds of SBDs, internal and external. Internal SBDs affect only our firm’s ability to communicate and do business, such as a fire in our building. External SBDs prevent the operation of the securities markets or a number of firms, such as a terrorist attack, a city flood, or a wide-scale, regional disruption. Our response to an external SBD relies more heavily on other organizations and systems, especially on the capabilities of our external custodians.

B.	Approval and Execution Authority

Danielle Tyler, Chief Compliance Officer, is responsible for approving the plan and for conducting the required annual review. Jason Wenk and Jason Crump have the authority to execute this BCP.

C.	Plan Location and Access

Our firm will maintain copies of its BCP plan and the annual reviews, and the changes that have been made to it for inspection. An electronic copy of our plan is located on Google Drive Master Compliance Folder in the sub-folder titled “BCP”.

III.	Business Description

Our firm conducts business in equity, fixed income, and derivative securities. Our firm is an introducing firm and does not perform any type of clearing function for itself or others. Furthermore, we do not hold customer funds or securities. We accept and enter orders. All transactions are sent to our custodians, which executes our orders, compares them, allocates them, clears, and settles them. Our custodians also maintain our customers’ accounts, can grant customers access to them, and delivers funds, and securities. Our firm services only retail and institutional customers. We do not engage in any private placements.

IV.	Office Locations

Our firm has their main office located in Michigan in Grand Rapids.

A. Grand Rapids

Our Grand Rapids office is located at:

89 Ionia NW, Suite 600

Grand Rapids, MI 49503.

Its main telephone number is 616-667-2150, 1-800-903-2562, or 1-888-562-8880.

Our employees may travel to that office by means of foot, car, bus, plane, or train. We engage in order taking and entry at this location.

V.	Alternative Physical Location(s) of Employees

In the event of an SBD, we will move our staff to the closest available location.

VI.	Customers’ Access to Funds and Securities

Our firm does not physically maintain custody of customers’ funds or securities, which are maintained at our custodians listed above. In the event of an internal or external SBD, if telephone service is available, our registered persons will take customer orders or instructions and contact our custodians on their behalf, and if our Web access is available, our firm will post on our website that customers may access their funds and securities by contacting the custodians directly as the contact information above. The firm will make this information available to customers through its disclosure policy.

VII.	Data Back-Up and Recovery (Hard Copy and Electronic)

Our firm maintains its primary hard copy books and records and its electronic records at 89 Ionia NW, Suite 600, Grand Rapids, MI 49503. The IT Department, Compliance Department and all team leads work together to maintain these books and records. Our firm maintains the following document types and forms that are not transmitted to our custodians. Examples of these are:

•	Investment Management Agreement
•	Asset Allocation Questionnaire
•	Custom Allocation Proposal
•	Client Profile
•	Initial Allocation Request Form
•	Subsequent Allocation Change Form
•	Trigger Request Form

The firm backs up its electronic records weekly through a manual process, and keeps a copy at Formula Folios and the Google Cloud.

For the loss of electronic records, we will either physically recover the storage media or electronically recover data from our back-up site, or, if our primary site is inoperable, continue operations from our back- up site or an alternate location.

VIII.	Financial and Operational Assessments

A.	Operational Risk

In the event of an SBD, we will immediately identify what means will permit us to communicate with our customers, employees, critical business constituents, critical banks, critical counter-parties and regulators. Although the effects of an SBD will determine the means of alternative communication, the communications options we will employ will be appropriate for the time, manner, and place. In addition, we will retrieve our key activity records as described in the section above, Data Back-Up and Recovery (Hard Copy and Electronic).

B.	Financial and Credit Risk

In the event of a SBD, we will determine the value and liquidity of our investments and other assets to evaluate our ability to continue to fund our operations. We will contact our custodians, critical banks, and investors to apprise them of our financial status. If we determine that we may be unable to meet our obligations to those counter-parties or otherwise continue to fund our operations, we will request additional financing from our bank or other credit sources to fulfill our obligations to our customers and clients. If we cannot remedy a capital deficiency, we will file appropriate notices with our regulators and immediately take all necessary and appropriate action.

IX.	Mission Critical Systems

Our firm’s “mission critical systems” are those that ensure prompt and accurate processing of securities transactions, including order taking, entry, execution, comparison, allocation, the maintenance of customer accounts, access to customer accounts and the delivery of funds and securities. More specifically, these systems include: Custodians; TD Ameritrade, Fidelity, Folio Institutional, Jefferson National, Security Benefit, Charles Schwab. Orion, Portfolio Accounting Service.

We have primary responsibility for establishing and maintaining our business relationships with our customers and have sole responsibility for our mission critical functions of order taking and entry. Our custodians provide the execution, comparison, allocation, clearance and settlement of securities transactions, maintenance of customer accounts, access to customer accounts and the delivery of funds and securities.

Our custodians will maintain a business continuity plan and the capacity to execute that plan. Our custodians represent that they will advise us of any material changes their plan that might affect our ability to maintain our business and have presented us with an executive summary of their plans. In the event a custodian executes a plan, the custodian represents that it will notify us of such execution and provide us equal access to services as its other customers. If we reasonably determine that a custodian has not or cannot put its plan in place quickly enough to meet our needs, or is otherwise unable to provide access to such services, our custodians represent that they will assist us in seeking services from an alternative source.

Our custodians represent that they back up our records at a remote site. Our custodians represent that they operate a back-up operating facility in a geographically separate area with the capability to conduct the same volume of business as their primary site. Our custodians have also confirmed the effectiveness of their back-up arrangements to recover from a wide scale disruption by testing, and they have confirmed that they test their back-up arrangements.

Recovery-time objectives provide concrete goals to plan for and test against. They are not, however, hard and fast deadlines that must be met in every emergency situation, and various external factors surrounding a disruption, such as time of day, scope of disruption and status of critical infrastructure—particularly telecommunications—can affect actual recovery times. Recovery refers to the restoration of clearing and settlement activities after a wide-scale disruption; resumption refers to the capacity to accept and process new transactions and payments after a wide-scale disruption. Our custodians have an anticipated recovery time of 4 hours following an SBD, but continuity may vary more or less depending on the cause of the SBD. The Compliance Department will periodically review our custodians’ capabilities to perform the mission critical functions the custodians perform for our firm.

A.	Our Firm’s Mission Critical Systems

1.	Order Taking

Currently, our firm receives orders from customers through ShareFile, email, over the phone, or by fax. During an SBD, either internal or external, we will continue to take orders through any of these methods that are available and reliable, and in addition, as communications permit, we will inform our customers when communications become available to tell them what alternatives they have to send their orders to us. Customers will be informed of alternatives by email if necessary.

2.	Order Entry

Currently, our firm enters orders by recording them electronically, generating them on Orion and sending them to our Custodians electronically or telephonically. Alternatively, we place customer orders through Orion.

In the event of an internal SBD, we will enter and send records to our clearing firm by the fastest alternative means available, which include sending the orders telephonically or electronically. In the event of an external SBD, we will maintain the order in electronic format, and deliver the order to the clearing firm by the fastest means available when it resumes operations. In addition, during an internal SBD, we may need to refer our customers to deal directly with our clearing firm for order entry.

3.	Order Execution

We currently execute orders by uploading the trades to the Custodian and executing on their platform. In the event of an internal SBD, we would trade electronically or telephonically. In the event of an external SBD, we would trade electronically or telephonically.

4.	Other Services Currently Provided to Customers

In addition to those services listed above in this section, we also provide customer support. In the event of an internal SBD, we would forward our phones to our private lines. In the event of an external SBD, we would forward our phones to our private lines.

B.	Mission Critical Systems Provided by Our Custodians

Our firm relies on our custodians to provide order execution, order comparison, order allocation, customer account maintenance, and access and delivery of funds and securities.

X.	Critical Business Constituents, Banks, and Counter-Parties

A.	Business Constituents

We have contacted our critical business constituents (businesses with which we have an ongoing commercial relationship in support of our operating activities, such as vendors providing us critical services), and determined the extent to which we can continue our business relationship with them in light of the internal or external SBD. We will quickly establish alternative arrangements if a business constituent can no longer provide the needed goods or services when we need them because of a SBD to them or our firm. Our major suppliers can be found in Attachment A.

B.	Banks

We have contacted our banks and lenders to determine if they can continue to provide the financing that we will need in light of the internal or external SBD. The bank maintaining our operating accounts are: Huntington Bank and TD Ameritrade

C.	Counter-Parties

We have contacted our critical counterparties to determine if we will be able to carry out our transactions with them in light of the internal or external SBD. Where the transactions cannot be completed, we will work with our custodians or contact those counterparties directly to make alternative arrangements to complete those transactions as soon as possible.

XI.	Alternate Communications Between the Firm and Customers, Employees, and Regulators

A.	Regulators

We are currently registered with the SEC and notice file in every US state. We communicate with our regulators using telephone, email and U.S. mail. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. At the very least we will contact the SEC and the State of Michigan if necessary. A list of these regulators can be found in Attachment B.

B.	Customers

We now communicate with our customers using the telephone, email, our website, fax, U.S. mail and in- person visits at our firm. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. For example, if we have communicated with a party by email but the Internet is unavailable, we will call them on the telephone and follow up where a record is needed with paper copy in the U.S. mail. A form letter notifying customers of an SBD may be reviewed as Attachment C.

C.	Employees

We now communicate with our employees using telephone, email, and in person. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. We will also employ a call tree so that senior management can reach all employees quickly during an SBD. The call tree includes all staff home or cell numbers.

XII.	Regulatory Reporting

Our firm is subject to regulation by: the 50 states we conduct business in, and the SEC. We now file reports with our regulators using the internet. In the event of an SBD, we will check with the SEC and other regulators to determine which means of filing are still available to us, and use the means closest in speed and form (written or oral) to our previous filing method. In the event that we cannot contact our regulators, we will continue to file required reports using the communication means available to us.

SEC Staff

Division of Market Regulation

Office of Interpretation and Guidance .............................202-551-5777

Office of Compliance Inspections &

Examinations, Office of Chief Counsel............................202-551-6460

XIII.	Disclosure of Business Continuity Plan

Attached is our written BCP disclosure statement we provide customers at account opening and annually. We also post the disclosure statement on our website at http://retirementwealthadvisors.com/ and the firm will mail it to customers upon request.

XIV.	Updates and Annual Review

Our firm will update this plan whenever we have a material change to our operations, structure, business or location or to those of our custodians. In addition, our firm will review this BCP annually to modify it for any changes in our operations, structure, business or location or those of our custodians.

Business Continuity Plan Disclosure Statement

Business Continuity Plan Disclosure Statement

Retirement Wealth Advisors, Inc. and FormulaFolio Investments, LLC has developed a Business Continuity Plan on how we will respond to events that significantly disrupt our business. Since the timing and impact of disasters and disruptions is unpredictable, we will have to be flexible in responding to actual events as they occur. With that in mind, we are providing you with this information on our business continuity plan.

Contacting Us – If after a significant business disruption, you cannot contact us as you usually do at 616-667-2150, 1-800-903- 2562, or 1-888-562-8880, you should go to our website at http://retirementwealthadvisors.com or http://formulafolios.com. If you cannot access us through either of those means, you should contact our custodians for instructions on how they may provide prompt access to funds and securities, enter orders and process other trade related, cash and security transfer transactions.

TD Ameritrade Institutional: 888-613-2401 Foliofn Institutional: 888-485-3856

Fidelity Investments: 800-544-8666 Charles Schwab: 877-774-3892

Our Business Continuity Plan – We plan to quickly recover and resume business operations after a significant business disruption and respond by safeguarding our employees and property, making a financial and operational assessment, protecting the firm’s books and records, and allowing our customers to transact business. In short, our business continuity plan is designed to permit our firm to resume operations as quickly as possible, given the scope and severity of the significant business disruption.

Our business continuity plan addresses: data backup and recovery; all mission critical systems; financial and operational assessments; alternative communications with customers, employees, and regulators; alternate physical location of employees; critical supplier, contractor, bank and counter-party impact; regulatory reporting; and assuring our customers prompt access to their funds and securities if we are unable to continue our business.

Our custodians back-up our important records in a geographically separate area. While every emergency situation poses unique problems based on external factors, such as time of day and the severity of the disruption, we have been advised by our custodians that their objective is to restore their own operations and be able to complete existing transactions and accept new transactions and payments within a reasonable time period following the disruption. Your orders and requests for funds and securities could be delayed during this period.

Varying Disruptions – Significant business disruptions can vary in their scope, such as only our firm, a single building housing our firm, the business district where our firm is located, the city where we are located, or the whole region. Within each of these areas, the severity of the disruption can also vary from minimal to severe. In a disruption to only our firm or a building housing our firm, we will transfer our operations to a local site when needed and expect to recover and resume business within a reasonable time period following the disruption. In a disruption affecting our business district, city, or region, we will transfer our operations to a site outside of the affected area, and recover and resume business within 24 hours. In either situation, we plan to continue in business, and notify you through our website or our customer hotline how to contact us. If the significant business disruption is so severe that it prevents us from remaining in business, we will assure our customer’s prompt access to their funds and securities.

For more information – If you have questions about our business continuity planning, you can contact us at 616-667-2150, 1- 800-903-2562, or 1-888-562-8880 or email compliance@retirementwealthadvisors.com.

Team Alert List/ Call Tree

Call tree maintained by key personnel

Attachment A: Critical Suppliers/ Custodians

Attachment B: List of Regulators

Alabama Securities Commission 401 Adams Avenue Suite 280 P.O. Box 304700 Montgomery, AL 36130-4700 (334) 242-2984 (800) 222-1253 (334) 242-0240 (Fax)	Montana Commissioner of Securities & Insurance Montana State Auditor’s Office Securities Department 840 Helena Avenue Helena, MT 59601 (406) 444-2040 (406) 444-5558 (Fax)
Joseph P. Borg Director	Lynne Egan Deputy Securities Commissioner
Alaska Dept. of Commerce, Community and Economic Development Division of Banking and Securities P.O. Box 110807 Juneau, AK 99811-0807 (907) 465-2521 (907) 465-2549 (Fax)	Nebraska Nebraska Department of Banking & Finance Bureau of Securities 1526 K Street, Suite 300 Lincoln, NE 68508 (402) 471-3445
Kevin Anselm Director	Claire McHenry Deputy Director – Securities Bureau
Arizona Corporation Commission Securities Division 1300 West Washington Street Third Floor Phoenix, AZ 85007 (602) 542-4242 (602) 388-1335 (Fax)	Nevada Secretary of State Securities Division 555 East Washington Avenue Suite 5200 Las Vegas, NV 89101 (702) 486-2440 (702) 486-2452 (Fax)

Matthew J. Neubert Director	Diana Foley Securities Administrator
Arkansas Securities Department Heritage West Building 201 East Markham, Room 300 Little Rock, AR 72201-1692 (501) 324-9260 (501) 324-9268 (Fax)	New Hampshire Bureau of Securities Regulation Department of State 107 North Main Street, # 204 Concord, NH 03301-4989 (603) 271-1463 (603) 271-7933 (Fax)
Edmond Waters Securities Commissioner	Barry Glennon Director of Securities Regulation
California Department of Business Oversight 1515 K Street Suite 200 Sacramento, CA 95814-4052 (866) 275-2677 (916) 322-1559 (Fax)	New Jersey Office of the New Jersey Attorney General Bureau of Securities 153 Halsey Street 6th Floor Newark, NJ 07102 (973) 504-3600 (973) 504-3601 (Fax)
Jan Lynn Owen Commissioner of the Department of Business Oversight	Laura Posner Bureau Chief
Colorado Division of Securities 1560 Broadway Suite 900 Denver, CO 80202 (303) 894-2320 (303) 861-2126 (Fax)	New Mexico Regulation & Licensing Department Securities Division 2550 Cerrillos Road Santa Fe, NM 87505 (505) 476-4580 (505) 984-0617 (Fax)

Gerald Rome Securities Commissioner	Alexis Lotero Director of Securities
Connecticut Department of Banking 260 Constitution Plaza Hartford, CT 06103-1800 (860) 240-8230 (860) 240-8295 (Fax)	New York Office of the Attorney General Investor Protection Bureau 120 Broadway 23rd Floor New York, NY 10271 (212) 416-8222 (212) 416-8816 (Fax)
Cynthia Antanaitis Assistant Director of Securities	Vacant Bureau Chief
Delaware Delaware Department of Justice Investor Protection Unit Carvel State Office Building 820 North French Street, 5th Fl. Wilmington, DE 19801 (302) 577-8424 (302) 577-6987 (Fax)	North Carolina Department of the Secretary of State Securities Division 2 South Salisbury Street Raleigh, NC 27601 (919) 733-3924 (919) 807-2183 (Fax)
Gregory Strong Investor Protection Director	Kevin Harrington Deputy Securities Administrator
District of Columbia Department of Insurance, Securities and Banking Securities Bureau 810 First Street, NE Suite 701 Washington, DC 20002 (202) 442-7800 (202) 354-1092 (Fax)	North Dakota Securities Commission 600 East Boulevard State Capitol, 5th Floor Bismarck, ND 58505-0510 (701) 328-2910 (701) 328-2946 (Fax)

Theodore A. Miles Associate Commissioner, Securities	Karen Tyler Commissioner
Florida Office of Financial Regulation 200 East Gaines Street Tallahassee, FL 32399-0372 (850) 410-9500 (850) 410-9748 (Fax)	Ohio Division of Securities 77 South High Street, 22nd Floor Columbus, OH 43215-6131 (614) 644-7381 (614) 466-3316 (Fax)
Gregory C. Luers Director, Division of Securities	Andrea Seidt Commissioner
Georgia Office of Secretary of State Securities Division 2 Martin Luther King, Jr., Drive, SE Suite 313, West Tower Atlanta, Georgia 30334 (404) 654-6023	Oklahoma Securities Commissioner Oklahoma Department of Securities 204 N Robinson, Ste. 400 Oklahoma City OK 73102-7001 (405) 280-7700 (405) 280-7742 (Fax)
Noula Zaharis Securities Division Director	Irving Faught Administrator
Hawaii Department of Commerce & Consumer Affairs Division of Business Regulation 335 Merchant Street Room 203 Honolulu, HI 96813 (808) 586-2744 (808) 586-2733 (Fax)	Oregon Department of Consumer and Business Services Division of Financial Regulation 350 Winter Street, NE Room 410 Salem, OR 97301-3881 (503) 378-4140 (503) 947-7862 (Fax)
Ty Nohara Commissioner of Securities	Laura Cali Division Administrator

Idaho Department of Finance 800 Park Boulevard Suite 200 Boise, ID 83712 (208) 332-8004 (208) 332-8099 (Fax)	Pennsylvania Pennsylvania Department of Banking and Securities 17 North 2nd Street, Suite 1300 Harrisburg, PA 17101-2290 (717) 787-2665 (717) 783-5125 (Fax)
Jim Burns Securities Bureau Chief	Robin Wiessmann Commissioner (Vice Chair) and Secretary of Banking and Securities
Illinois Office of the Secretary of State Securities Department 69 West Washington Street, Suite 1220 Chicago, IL 60602 (312) 793-3384 (312) 793-1202 (Fax)	Puerto Rico Commissioner of Financial Institutions PO Box 11855 San Juan, PR 00910-3855 (787) 723-3131 (787) 723-4225 (Fax)
Tanya Solov Director of Securities	Damaris Mendoza-Roman Securities Administrator
Indiana Office of the Secretary of State Securities Division 302 West Washington, Room E-111 Indianapolis, IN 46204 (317) 232-6681 (317) 233-3675 (Fax)	Rhode Island Department of Business Regulation 1511 Pontiac Avenue John O. Pastore Complex Bldg. 69-1 Cranston, RI 02920-4407 (401) 462-9527 (401) 462-9645 (Fax)
Alex Glass Securities Commissioner	Maria D’Alessandro Associate Director & Superintendent of Securities
Iowa Insurance Division	South Carolina Office of the Attorney General

Securities Bureau 601 Locust – 4th floor Des Moines, IA 50309 (515) 281-5705 (515) 281-3059 (Fax)	Securities Division Rembert C. Dennis Office Building, Suite 501 1000 Assembly Street PO Box 11549 Columbia, SC 29211-1549 (803) 734-9916 (803) 734-3677 (Fax)
Rosanne Mead Securities Administrator	T. Stephen Lynch Deputy Securities Commissioner
Kansas Office of the Securities Commissioner 109 SW 9th Street Suite 600 Topeka, KS 66612 (785) 296-3307 (785) 296-6872 (Fax)	South Dakota Division of Securities 124 South Euclid Avenue Suite 104 Pierre, SD 57501-3185 (605) 773-4823 (605) 773-5953 (Fax)
Joshua Ney Securities Commissioner	Michael Youngberg Director
Kentucky Department of Financial Institutions 1025 Capital Center Drive Suite 200 Frankfort, KY 40601 (502) 573-3390 (800) 223-2579 (502) 573-2182 (Fax)	Tennessee Department of Commerce & Insurance Securities Division Davy Crockett Tower, Suite 680 500 James Robertson Parkway Nashville, TN 37243-0575 (615) 741-2947 (615) 532-8375 (Fax)
Shonita Bossier Director, Div. of Securities	Frank Borger-Gilligan Assistant Commissioner for Securities
Louisiana Securities Commission	Texas State Securities Board

Office of Financial Institutions 8660 United Plaza Blvd. Second Floor Baton Rouge, LA 70809-7024 (225) 925-4512	208 East 10th Street 5th Floor, PO Box 13167 Austin, TX 78701 (512) 305-8300 (512) 305-8310 (Fax)
Len Riviere Deputy Commissioner of Securities	John Morgan Securities Commissioner
Maine Dept. of Professional & Financial Regulation Office of Securities 121 State House Station Augusta, ME 04333-0121 (207) 624-8551 (207) 624-8590 (Fax)	U.S. Virgin Islands Division of Banking and Insurance 18 Kongens Gade Saint Thomas, VI 00802 (340) 774-7166
Judith M. Shaw Securities Administrator	Deverita Sturdivant Chief of Securities Regulation
Maryland Office of the Attorney General Division of Securities 200 Saint Paul Place Baltimore, MD 21202-2020 (410) 576-6360 (410) 576-6532 (Fax)	Utah Department of Commerce Division of Securities 160 East 300 South 2nd FloorPO Box 146760 Salt Lake City, UT 84114-6760 (801) 530-6600 (801) 530-6980 (Fax)
Melanie Senter Lubin Securities Commissioner	Keith Woodwell Director
Massachusetts Securities Division One Ashburton Place, Room 1701 Boston, MA 02108	Vermont Department of Financial Regulation 89 Main Street, 3rd Floor Montpelier, VT 05620-3101

(617) 727-3548 (617) 248-0177 (Fax)	(802) 828-3420 (802) 828-2896 (Fax)
Bryan Lantagne Director	Michael Pieciak Commissioner
Michigan Department of Licensing and Regulatory Affairs Corporations, Securities and Commercial Licensing Bureau 2501 Woodlake Circle, Okemos, MI 48864 PO Box 30018 Lansing, MI 48909 517-241-6470	Virginia State Corporation Commission Division of Securities & Retail Franchising 1300 East Main Street 9th FloorPO Box 1197 Richmond, VA 23218 (804) 371-9051 (804) 371-9911 (Fax)
Julia Dale Acting Bureau Director	Ronald W. Thomas Director
Minnesota Department of Commerce 85 East 7th Place Suite 500 Saint Paul, MN 55101 (651)539-1638 (651) 296-4328 (Fax)	Washington Department of Financial Institutions Securities Division 150 Israel Rd, SWPO Box 9033 Tumwater, WA 98507-9033 (360) 902-8760 (360) 902-0524 (Fax)
Mike Rothman Commissioner	William Beatty Director of Securities
Mississippi Office of the Secretary of State Securities Division 125 S. Congress Street, PO Box 136 Jackson, MS 39201 (601) 359-1334 (601) 359-9070 (Fax)	West Virginia Office of the State Auditor Securities Division Building 1 Room W-100 Charleston, WV 25305-0230

(304) 558-2257 (304) 558-4211 (Fax)
Cheryn Netz Asst. Secretary of State	Lisa Hopkins Senior Deputy Commissioner of Securities
Missouri Office of the Secretary of State Securities Division 600 West Main Street Jefferson City, MO 65101 (573) 751-4136 (573) 526-3124 (Fax)	Wisconsin Department of Financial Institutions Division of Securities 201 W. Washington Avenue Suite 300PO Box 1768 Madison, WI 53701-1768 (608) 266-1064 (608) 264-7979 (Fax)
Andrew Hartnett Securities Commissioner	Leslie Van Buskirk Administrator
Wyoming Secretary of State Compliance Division 2020 Carey Avenue, Suite 700 Cheyenne, WY 82002 (307) 777-7370 (307) 777-7640 (Fax)
Kelly Janes Division Director

Attachment C: Form Letter to Customers

Dear Valued Customer,

Formula Folio Investments (FFI) recognizes that significant business disruptions are a possibility. Unfortunately, we have experienced a significant business disruption. We have in place comprehensive business continuity procedures designed to minimize the impact of any significant business disruption. This letter summarizes the measures FFI has taken to respond to significant business disruptions.

FFI is committed to protecting its staff and ensuring the continuity of critical functions in order to mitigate risk and safeguard client services. FFI has developed and continues to test a business continuity plan to ensure it attains these objectives.

The program outlines core procedures for the relocation or the recovery of operations in response to varying levels of disruption. A number of scenarios are considered including; staff unavailability, complete loss of an office, loss of vendor services, and loss of application software. These procedures provide information for responsible FFI personnel to evaluate the business disruption and initiate appropriate action, including:

•	Safeguard employees' and FFI property,
•	Communicate between FFI and our employees, regulators, and clients,
•	Provide you, our client with access to your funds and securities, and
•	Protect FFI’s books and records and recover/resume normal operations.

FFI has a broad recovery program in place to deal with the impact of incident or crisis. Our recovery solutions are designed to facilitate the quickest possible resumption of work for the critical businesses and support functions. Examples of these are:

Alternate Sites: FFI has a self-managed, dedicated standby facility. This facility provides dedicated recovery seats and infrastructure to provide for the needs of the business. The recovery site is physically separated from normal business locations to prevent both sites being affected by the same incident.

Displacement Strategy: Certain business processes can be switched from one location to another and in the longer term key staff can move to another location unaffected by the incident.

Remote Access: Staff may work remotely, where permitted, in the event of a disruption accessing FFI systems via virtual private network and can divert their telephones to a home or mobile number.

Service Providers: Service Providers are obliged to have business continuity capabilities in place to ensure continuity of services provided to FFI if the ordinary operation of the Service Provider is disrupted and to modify their work stream in order to adapt with the business continuity organization of Formula Folios. A very robust and thorough vendor risk management process is in place to ensure compliance.

Although you should not experience any delays in accessing your funds and securities, if your usual access is impacted by a significant business disruption, we will advise you of the appropriate FFI contacts through expedient means at http://formulafolios.com/.

Thank you for allowing us to serve your investment needs.

Sincerely yours,

Compliance Department

Formula Folio Investments

VI.

Social Media Policy and Procedures

Social Media Policy Continued

Social Networking Guidelines When Communicating with the Public:

- All communications with the public shall be based on principles of fair dealing and good faith, must be fair and balanced, and must provide a sound basis for evaluating the facts in regard to any particular security or type of security, industry, or service. You may not omit any material fact or qualification if the omission, in the light of the context of the material presented, would cause the communications to be misleading.
- You may not make any false, exaggerated, unwarranted or misleading statement or claim in any communication with the public. You may not publish, circulate or distribute any public communication that you know or have reason to know contains any untrue statement of a material fact or is otherwise false or misleading.
- Information may be placed in a legend or footnote only in the event that such placement would inhibit an investor's understanding of the communication.
- Communications with the public may not predict or project performance, imply that past performance will recur or make any exaggerated or unwarranted claim, opinion or forecast. A hypothetical illustration of mathematical principles is permitted with appropriate disclosure language and provided that it does not predict or project the performance of an investment or investment strategy.

Definitions:

"**Static**" electronic communications are those communications that are fixed and do not have interactive elements. An example is a website that can only be modified by the owner of the site. Static communications are considered advertisements by FINRA and FFI and must be pre-approved by FFI's Compliance Department prior to first use and in advance of any changes made to the social media site. **"Interactive"** electronic communications are those that can be modified in real-time. Interactive communications are considered correspondence by the SEC, State Administrators and FFI and must be journaled appropriately by an approved 3rd party technology service provider.

- As FFI's social media sites are business run, any posts related to business are pre-approved. Generic posts such as Happy Holidays type of interactions are captured via Global Relay and archived.

"Third-party posts" are comments or opinions that others place on the social media site. FFI's IARs must exercise caution on the content of third-party posts and any replies to third-party posts as certain such replies may bring the third-party post under the purview of the firm. For example, a post concerning endorsement of a product or service could be an issue. As a reference point adopted by regulators, "**Entanglement" theory** as described in FINRA's Regulatory Notices describes a scenario where the firm or its personnel paid for or otherwise was involved with the preparation of the content prior to its posting. Another reference point adopted by regulators "**Adoption" theory** also described by FINRA contemplates a scenario where the firm or its personnel explicitly or implicitly endorses or approves a third-party post. In both entanglement and adoption scenarios, regulators may consider such to be communications with the public mandating certain obligations of review by FFI.

"Public Appearance" includes participation in a seminar, forum (including an interactive electronic forum), radio or television interview, or other public appearance or public speaking activity. In most situations, public appearances (or static content on a social media site) need pre-approval by a compliance member of FFI. In unscheduled and non-scripted discussions (or interactive content on a social media site) by IARs who participate in public appearances, pre-approval may not be required or possible. However, the content and information provided are subject to supervisory and content requirements of FFI's policies and procedures, which may require post-

©2016 FormulaFolio Investments, LLC. All Rights Reserved.
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Social Media Policy Continued

approval by FFI Compliance Department within ten (10) days.

"Advertisement" includes any material that is published, or used in any electronic or other public media, including any web site, newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or telephone directories.

"Testimonials" are prohibited pursuant to SEC RIA rules. Accordingly, FFI prohibits use of testimonials for all FFI's IARs social media sites. This prohibition includes such features as "recommendations" or "endorsements" on LinkedIn or "likes" on Facebook.

Additional Social Networking Guidelines:

Privacy Policy – Read and respect the Privacy policy of the social media site. FFI's policy and procedures prohibits the posting of any individual client information on any website visible to the public.

Copyright Laws –Copyrighted material are not posted without properly sourcing and/or obtaining explicit written permission to do so. To identify copyright material, look for the symbol "©", (c), ©, ™, or ®. Copyright law covers a wide range of creative, intellectual, or artistic forms or "works" that can include images, text, or music.

Email / Instant Messaging –All FFI business and investment related correspondence must be retained for books and records purposes. As a result, FFI prohibits the use of any social media site as a replacement of approved email accounts.

Terms of Use – FFI respects the terms of use for the different networking sites.

Other Considerations:

Record Keeping

SEC, State Administrators, and FINRA rules require that all investment related communications be retained. FFI retains and archives all social media sites.

Suitability

Clients' and prospective clients' identities cannot be verified via social media sites. Subsequently, suitability cannot be performed as each client's identity cannot be validated. Because of this, FFI is prohibited from servicing, recommending,soliciting oroffering specific advice to an individual on investment products and/or services via social media sites.

Handling of Complaints

SEC, State Administrators, and FINRA require the identification and reporting of customer complaints. Any postings

©2016 FormulaFolio Investments, LLC. All Rights Reserved.
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Social Media Policy Continued

that could be considered a customer complaint must be reported to the Compliance Department.

Removal of Social Media Posts/Messages

Obscene and profane content that is posted to an IAR's social media site must be reported to the compliance team prior to any action being taken. FFI cannot arbitrarily remove content that is posted on their respective site. Any negative feedback must be handled properly to determine if it constitutes a complaint. If it is determined that there is no complaint and just a negative comment, it cannot be removed such that all feedback on the site is positive. Please consult with the FFI Compliance Department if you have questions.

Social Media Site Procedures

FFI has approved the use of four (4) main social media sites – LinkedIn, Facebook, Google+ and Twitter. FFI has also designated two (2) approved levels of potential social media activity for these sites:

Level 1 – LinkedIn / Facebook / Twitter / Google+ – Static Content

- Pre-approval Required
- Appropriate Title - usage may include Independent Contractor, Financial Professional, or Investment Advisor Representative (if applicable)
- IAR's mentioning Formula Folio Invesments - No financial services listed and no mention of investment related content other than your title, DBA (Doing Business As) name, or FormulaFolio Investments, LLC.

Level 2 – LinkedIn / Facebook / Twitter / Google+ – Interactive Content

- Interactive content is journaled through the use of the Global Relay Social Media Archiving System ("Global Relay") application interface, which you authorize your social media site provider to establish with Global Relay.
- FFI's compliance personnel will review your "interactive" content posts by way of Global Relay.
- Listing "Independent Contractor", "Financial Professional or "Investment Advisor Representative" of FFI is considered Level 1 activity and needs pre-approval from the FFI Compliance Department. Any other content listed in your profile would then become Level 2 activity and will be reviewed by the FFI Compliance Department after use.
- Level 2 activities may be considered communication, advertisement, or sales literature; therefore, it must meet all SEC and FFI communications with the public content standards, recordkeeping requirements, and disclosure guidelines.

©2016 FormulaFolio Investments, LLC. All Rights Reserved.
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Social Media Policy Continued

- FFI is **prohibited** from recommending, soliciting, or offering specific advice on investment products and/or services.

- Additional disclosure required if add nonaffiliated websites:
  When clicking on these links, you will be leaving this website. Please note: Neither FormulaFolio Investments, LLC. (FFI), nor its affiliates make any representation as to the completeness or accuracy of information provided by any other web site. FFI is not liable for any direct or indirect technical or system issues arising out of your access to any other web site. You assume total responsibility and risk for your use of any other website.

- Actions that could be seen as a testimonial: FFI's LinkedIn site may not use the Recommendations or Endorsement features of LinkedIn for any investment related persons, material, or companies. If receive a "recommendation" or "endorsement", it must be hidden. FFI may not state "Like us on Facebook" to promote the site. Removal of the work "like" would be required. While "liking" a page is not prohibited, "liking" certain posts may be considered a prohibited testimonial. IARs must be cautious and are prohibited from using the "like" feature for any investment related persons or material. IARs who receive a "like" recommendation must "hide" the recommendation. FFI representatives/advisors with an approved Twitter site may not use the "favorite" feature for any investment related persons, material, or companies. In addition, an FFI representative/advisor may not ask for "favorites" from any individual or other party.

- Disclaimers must be added to any social media site that has "followers" and "likes". The following language has been added to FFI's Facebook page:

  Thank you for visiting FormulaFolio Investment's Facebook Page. We are part of a highly regulated industry and therefore have some strict rules on replying to comments. If you do not hear from us, or we remove posts because they do not fall within specific guidelines, please do not take it personally. FormulaFolios reserves the right to remove any comments on the page that are exaggerated, misleading, or fraudulent.

  No Testimonials – Industry regulations prevent us from posting comments about how well or how poorly anyone feels about working with FormulaFolios.

  If you are a client of FormulaFolios, we cannot take any account related transactions or instructions via this site.

  FormulaFolio Investments is not affiliated with Facebook, Inc. FormulaFolios does not expressly or implicitly adopt, endorse any of the expressions, content or opinions posted by fans or any third parties. Any opinions expressed by fans of the page are those of the person making them. Those opinions do not represent the views of FormulaFolios or its management. FormulaFolios does not adopt, control or serve any advertising that Facebook publishes on its site. You should familiarize yourself with Facebook's privacy and security policies. Third party marks appearing here are the property of their respective owners.

  Content on this page should not be considered a recommendation, personalized investment advice, or tax advice. Investing involves risks and past performance is no guarantee of future results. FormulaFolios use of the "like" button is not an endorsement of the organization or individual who posted the content. All content, "likes," and followers of this page should not be considered as testimonials or endorsements.

- Instant/online messaging features of social media may be used for non-investment related content. This feature may not be used as a replacement of approved email accounts. All investment related correspondence to prospects and clients must be conducted via the approved email account.

- Invitations, articles, newsletters, flyers, multimedia presentations, and/or public appearances require pre-approval by the FFI Compliance Department.

©2016 FormulaFolio Investments, LLC. All Rights Reserved.
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VII.	Anti-Money Laundering Policy

INTRODUCTION

The USA Patriot Act: anti-money laundering requirements

The USA PATRIOT Act, signed by President Bush, is designated to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on financial services firms and financial institutions. By April 24, 2002, all financial services firms were required to have new, comprehensive anti- money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including the sale of illegal arms, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program designates a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transactions and ensure compliance with the new laws.

HISTORY AND REQUIREMENTS

The Bank Secrecy Act

The Bank Secrecy Act (BSA), initially adopted in 1970, established the basic framework for anti-money laundering obligations imposed on the financial services industry. Among other things, it authorizes the Secretary of the Treasury (Treasury) to issue regulations requiring Registered Investment Advisor firms to keep records and file reports on financial transactions that may be useful in investigations and prosecuting money laundering and other financial crimes. The Financial Crimes Enforcement Network (FinCEN), a bureau within Treasury, is the administrator of the BSA.

Rule 17a-8 under the Securities Exchange Act of 1934 (Exchange Act) requires Registered Investment Advisor firms to comply with the reporting, recordkeeping, and record retention requirements adopted under the BSA.

AML Compliance Programs

Section 352 of the USA PATRIOT ACT amended the BSA to require financial institutions, including Registered Investment Advisor firms, to establish AML programs. Registered Investment Advisor firms can satisfy this requirement by implementing and maintaining an AML compliance program that complies with SRO rule requirements. NASD Rule 3011 and NYSE Rule 445 require their member organizations to establish risk-based AML compliance programs.

An AML program must be in writing and include, at a minimum:

•	policies, procedures, and internal controls reasonably designed to achieve compliance with the BSA and its implementing rules
•	policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under 31 U.S.C. 5318(g) and the implementing regulations thereunder.

•	the designation of an AML compliance officer (AML officer), including notification to the SROs.
•	ongoing AML employee training
•	an independent test of the firm’s AML program, annually for most firms

Customer Identification Programs

Section 326 of the USA PATRIOT Act amended the BSA to require financial institutions, including Registered Investment Advisor firms, to establish written customer identification programs (CIP). Treasury’s implementing rule requires a Registered Investment Advisor firms CIP to include, at a minimum, procedures for:

•	obtaining customer identifying information from each customer prior to account opening
•	verifying the identity of each customer, to the extent reasonable and practicable, within a reasonable time before or after account opening.
•	making and maintaining a record of information obtained relating to identity verification
•	determining whether a customer appears on any list of known or suspected terrorist organizations designated by the Treasury within a reasonable time after account opening or earlier; and providing each customer with adequate notice, prior to opening an account, that information is being requested to verify imposed by the BSA

POLICIES AND PROCEDURES

Appointment of AML Officer

The CCO has been appointed as the Anti-Money Laundering Officer of FormulaFolio Investments, LLC.

Account Opening Process

All Access Persons must:

•	Complete the Account Record Form in its entirety. Make copies of each client Driver’s License and Social Security Card for verification purposes.
•	Provide each client with a copy of the Anti-Money Laundering Statement
Run	client’s name against the Office of Foreign Assets Control (OFAC)

•                      Risk indicators during the Account Opening Process

•	The customer wishes to engage in transactions that lack business sense, apparent investment strategy, or are inconsistent with the customer’s stated business/strategy
•	The customer exhibits unusual concern for secrecy, particularly with respect to his identity, type of business, assets or dealings with firms.
•	Upon request, the customer refuses to identify or fails to indicate a legitimate source for his funds and other assets.
•	The customer exhibits a lack of concern regarding risks, commissions, or other transaction costs.
•	The customer appears to operate as an agent for an undisclosed principal, but is reluctant to provide information regarding that entity.

•	The customer has difficulty describing the nature of his business
•	The customer lacks general knowledge of his industry.
•	For no apparent reason, the customer has multiple accounts under a single name or multiple names, with a large number of inter-account or third party transfers.
•	The customer is from, or has accounts in, a country identified as a haven for money laundering
•	The customer, or a person publicly associated with the customer, has a questionable background including prior criminal convictions.

Should any of the above Risk Indicators be evidenced during the Account Opening Process, all Access Persons must report their concerns to the AML Officer immediately or as soon as judiciously possible. The AML Officer must then contact the appropriate authority to report the concerns evidenced during the Account Opening Process. A list of Authority Contacts appears at the end of the AML Policy.

RECORD KEEPING REQUIREMENTS

Currency Transaction Reports

Registered Investment Advisor firms are currently required to file with FinCEN a Form 8300 report for the receipt of more than $10,000 in cash and negotiable instruments.

Access Persons Background Reports

FormulaFolio Investments, LLC will obtain, review and retain a Background Report for each and every Access Person on an annual basis. Each Access Person will be required to complete and submit a current Background Report to the AML Officer at each and every Annual Compliance Meeting of FormulaFolio Investments, LLC.

Risk Indicators associated with Client Account Activity

•	The customer account has unexplained or sudden extensive wire activity, especially in accounts that had little or no previous activity.
•	The customer’s account shows numerous currency or cashier’s check transactions aggregating to significant sums.
•	The customer’s account has a large number of wire transfers to unrelated third parties.
•	The customer’s account has wire transfers to or from a bank secrecy haven country or country identified as a money laundering risk.
•	The customer’s account indicates large or frequent wire transfers, immediately withdrawn by check or debit card.
•	The customer’s account shows a high level of account activity with very low levels of securities transactions.

TRAINING AND TESTING

The AML Officer of FormulaFolio Investments, LLC is responsible for the continuing education of Access Persons regarding Anti Money Laundering issues and will address and update these responsibilities no less than annually at the Annual Compliance meeting of FormulaFolio Investments,

LLC. The educational update will consist primarily of a determination and evaluation of risk factors during the Account Opening process and include risk factors associated with client Account Activity that occurs in the course of daily activity. A review will be conducted of all risk factors identified, with each Access Person, as a part of the Annual Compliance review meeting or more frequently if the AML Officer deems it to be necessary. The Testing of the AML Program may occur at any time during the year and will consist of a prospective client making an appointment with an Access Person. The prospective client will exhibit some of the risk indicators listed during the Account Opening process and the Access Person will be expected to recognize the potential problem and follow the required procedures to report the situation to the AML Officer of FormulaFolio Investments, LLC.

USEFUL CONTACT INFORMATION SEC Staff Division of Market Regulation Office of Interpretation and Guidance	202-551-5777
Office of Compliance Inspections & Examinations, Office of Chief Counsel	202-551-6460
FinCEN Financial Institutions Hotline	1-866-556-3974
Regulatory Helpline	1-800-949-2732
OFAC OFAC Hotline	1-800-540-6322

VIII.	Privacy Policy

Rev. 10/19/2016

FACTS	WHAT DOES FORMULAFOLIO INVESTMENTS, LLC AND RETIREMENT WEALTH ADVISORS, INC DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•                      Social Security number and income

•                      Contact information and mailing address

•                      Account balances and transaction history

Investment experience and assets

•

How?

All financial companies need to share clients’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons FormulaFolio Investments, LLC (“FFI”)/Retirement Wealth Advisors, Inc (“RWA”) chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does FFI/RWA Share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	YES	NO
For our marketing purposes— to offer our products and services to you	YES	NO
For joint marketing with other financial companies	NO	We don’t share
For our affiliates’ everyday business purposes— information about your transactions and experiences	YES	NO
For our affiliates’ everyday business purposes— information about your creditworthiness	NO	We don’t share
For our affiliates to market to you	NO	We don’t share
For nonaffiliates to market to you	NO	We don’t share

To limit our sharing

Call our Advisors Service Team at 888-562-8880

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

Questions?	Call 888-562-8880 or go to https://formulafolios.com or https://retirementwealthadvisors.com

Who we are
Who is providing this notice?	FormulaFolio Investments, LLC and on behalf of our affiliate Retirement Wealth Advisors, Inc.
What we do
How does FFI/RWA protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

All nonpublic personal information is treated as strictly confidential and is not disclosed except to employees for the purpose of carrying out their responsibilities and to affiliated and nonaffiliated firms necessary to affect and administer custodial, brokerage, financial planning, legal, accounting, insurance or similar services requested and authorized by the client. Federal and state regulators also may review client records as permitted under law. FFI/RWA requires that our affiliates protect and restrict the use of client information to the same extent as FFI/RWA. Several practices are presently in place to ensure private client information is secured from public access:

Secured Paper Files: Filing cabinets are locked outside of regular business hours. Any papers to be disposed which contain client information are shredded. FFI’s site of business is also securely locked and electronically armed for fire and theft outside of regular business hours.

Secured Electronic Files and Databases: FFI/RWA’s computer system consists of a peer-to-peer network including a server, which stores all data related to client activities. All FFI/RWA computers are secured by a password system and all workstations are logged-off outside of regular business hours. Any electronic information accessible through the Internet is guarded by a secure firewall, and all FFI/RWA computers are regularly scanned for viruses. FFI/RWA backs-up all electronic data essential to its operations on a daily basis, with the prior day’s backup maintained at a remote location in case of disaster.

E-mail: From time to time, FFI/RWA will correspond with clients regarding private matters via electronic mail. FFI/RWA takes the precaution of verifying all client e- mail addresses, and limiting the content of communications to exclude sensitive elements such as account numbers, Tax ID numbers, and the like, unless authorized by the client. A Disclosure is included with every client e-mail which addresses any persons who may receive the message in error, along with instructions to contact our office and properly dispose of the data. E-mail communications to third parties which relate to our clients are conducted only as necessary to fulfill the obligations of the firm; however, no personal information pertaining specifically to our clients is shared with third parties without the expressed consent of the client.

Phone: Client communications by phone are a daily task, and in situations where FFI/RWA initiates a call and reaches voicemail, the Policy is to limit the content of information to exclude dollar amounts, account numbers, and any other sensitive information, unless authorized by the client. Conversations occurring with third parties related to our client situations are conducted only as necessary to fulfill the obligations of the firm; however, no personal information pertaining to clients is shared with third parties without the expressed consent of the client.

Regular Mail: It is FFI/RWA’s policy to never mail personal and sensitive information regarding a client other than to the address kept on record at FFI/RWA, without the client’s expressed instruction.

Other Internal Measures: In addition to these measures, FFI/RWA and its employees avoid storing nonpublic personal information in plain view in areas where it may be seen by third parties or discussing such information in public places where it may be overheard. FFI/RWA routinely reviews these practices to ensure the confidentiality, security and integrity of its nonpublic personal information.

External Security Measures (Security is a Partnership): We consider security to be a partnership between us and our clients. Taking some basic, preventative steps can help make your personal information more secure. Many involve plain common sense, like routinely checking your monthly statements to make sure reported account activity is legitimate. Other steps include:

(1)   Keep your equipment updated:

•                      Keep your web browser and operating system updated and activate the computer firewall. Old software and browsers can be susceptible to attack

•                      Install anti-virus and anti-spyware software on all platforms (Windows, Apple and mobile devices)

•                      Check your security settings on your applications and web browser, and make sure they’re strong

(2)   Verify you’re on a secure website:

•                      On most internet browsers a lock will appear on the hyperlink bar or an HTTPS prior to the web link.

(3)   Be cautious with public networks:

•                      Be cautious when using public computers. If you do use one, clear the browser’s history (cache) and cookies before leaving.

•                      Only use wireless networks you trust or that are protected. Public Wi-Fi locations can be dangerous places to connect your devices. Pay attention to security warnings that pop up. Don’t accept software updates when connected to a public Wi-Fi.

(4)   Be strategic with login credentials and passwords:

•                      Don’t use personal information such as your birthday as part of your login ID.

•                      Create a unique password for each financial institution you do business with and change it every six months. Don’t share your passwords.

(5)   Be alert to phishing scams:

•                      Beware of attempts to “phish” your information. These are often in the form of urgent-sounding emails where you might be encouraged to click on a link in order to update personal information. Even clicking on the link could potentially take you to a malicious website, where malware could infect your computer. We strongly recommend that you not click on suspicious links.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. Our affiliates include Retirement Wealth Advisors, Inc., The Impact

Partnership, LLC, Kasia Insurance Agency, Ltd., and Altruistic Retirement Planning LLC.
Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

FormulaFolio Investments, LLC/Retirement Wealth Advisors, Inc does not share with nonaffiliates so they can market to you.

Joint Marketing

A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

FFI/RWA may jointly market with companies where a common interest lies. For example, they may jointly market with BlueLeaf regarding their WealthGuard product.

Other important information

Former Customers

If you are a former customer, these policies also apply to you; we treat your information with the same care as we do information about current customers.

State Laws

If you are a Vermont resident, we will automatically limit sharing of your information.

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VI.

IX.	Organizational Chart Updated April 2018

FFI

Operational

Chart

Jason Wenk / CEO

Operations

Finance / Accounting

Marketing

Compliance

Financial Planning

Joel VanWoerkom / Director

Business Development

Advisor Development

New Business

Trading / Portfolio Accounting

Technology & Engineering

Design Team

Jason Crump / Managing Partner

Ryan Wenk / Recruiting & Personnel Manager

Eva Xiao / Executive Assistant

Amanda Baarman/Events Manager

Kaleigh Metz/ Project Manager

Diane Ferris / CFO

Jill Mast / Controller

Emily Kuiper/ Assistant Controller

Sarah Powsner / Senior Portfolio Accounting Specilaist

Ed Weseloh/ Marketing Manager

Melina Bhula/ Digital Project Manager

Josh Woodward/ Marketing Manager

Jovan Will/ Institutional Marketing Manager

Fernando Godinez/ Web Marketing Project Manager

Francisco Durazo/ Web Marketing Support Specialist

Jessica Brown/ Financial Advisor Community Manager

Danielle Tyler / CCO

Steve Witte

Compliance Analyst

Kevin Travis Compliance

Analyst

Cedric Levye / Advertising Compliance Officer

Thad Braun / Compliance Officer

Derek Prusa/

Senior Market Analyst

Daniel Demian/ Market Analyst

Josh Jongsma / VP

Ben Webster

Financial Planning Specialist

Rob Trudell

Financial Planning Specialist

Stephen Roellin

Financial Planning Specialist

Mohammed Kudhur

Financial Planning Specialist

Curtis Wells Financial Planning Specialist

Mark Rougas Financial Planning Specialist

Jason Putman Financial Planning Speciliast

Tyler Suing/ Financial Planning Specialist

Keith Lavendar / Senior VP

Jeff Stukey /

Director

Jade Rossback / VP

Andrew VanDerSchaaf/ BD Consultant

Brooke Tompkins

Business Development Coordinator

Lies Rusticus/ Senior VP

Maddie Sturm

Advisor Services Team

Laura Nelson Advisor Services

Team

Andrea Carlson

Advisor Services Team

Elizabeth Valliere

Advisor Services Team

Lindsay McCoy

Advisor Services Team

Kelli Gulch Advisor Services Team

Julia Dillard/ Advisor Services Team

Cortnie Hower / Advisor Services Team

Matt Voss / Senior VP

Kyon Pannill / VP of Trading Systems

Tom Bouwkamp Portfolio Account

Manager

Rachel Sheldon

Portfolio Account Manager

Brandon Geels

Portfolio Account Specialist

Michael Johnson

Cashiering Service Specialist

Sarah Scully/ Product Trading Specialist

Grace DeMann

Eric Watkins / Director Technology Services

Charles Pitcher/ Developer

Coty Franklin/ IT Support & Help Desk

Tom Atwell/ Lead Software Engineer

Katherine Eugenio/ Product Developer

David Choung/ Full Stack Developer

Brian Evans/ PHP WordPress Developer

Kayla Ziegler/ Full

Stack Developer

Daniel Popkin/ PHP WordPress Developer

John Scianna / Creative Director

Linny Milliron/ Jr.

Graphic Designer

Christine Chen/ Jr. Graphic Designer

Alex Chavez/ Senior Designer

Jason Pau/ Front

End Developer

Sarah Mozdren/ Financial Planning Intern

Evan Gorenflo/ Financial Planning Specialist

William Warren/ Financial Planning Specialist

Steve Kitchen/ Financial Planning Specialist

X.

FormulaFolios

Name ______________________________

1. ATTESTATIONS & ACKNOWLEDGMENTS

________ *Initials*

Code of Ethics Acknowledgment

Every Adviser is required to develop a written Code of Ethics that sets standards of professional conduct for its personnel consistent with the Adviser's fiduciary duties and other applicable law or that address, where applicable, standards of conduct for covered persons, protection of material nonpublic information, requirements to comply with federal securities laws, report personal securities transactions, review of those reports and report violations of the Code of Ethics to a designated person.

Our Firm's Code is based on a few basic principles that should pervade all investment related activities of all employees, personal as well as professional: (1) the interests of FFI's clients/investors come before FFI's or any employee's interests; (2) each employee's professional activities and personal investment activities must be consistent with this Code and avoid any actual or potential conflict between the interests of clients/investors and those of FFI or the employee; and (3) those activities must be conducted in a way that avoids any abuse of an employee's position of trust with and responsibility to the Adviser and its clients/investors, including taking inappropriate advantage of that position.

I acknowledge my commitment to reading, understanding, and adhering to the FFI's Code of Ethics.

________ *Initials*

Compliance Manual Acknowledgment

FFI maintains a compliance manual that contains all the current regulatory policies and procedures as well as Firm procedures designed to monitor, test and achieve compliance with applicable securities laws and regulations. I, as an employee of FFI, have received FFI's compliance manual and have read and understand all of the requirements set for therein.

________ *Initials*

Business Continuity Plan (Disaster Recovery) Acknowledgment

All Advisers are required to produce written plans for business continuity and/or to describe the methods in place for controlling risk, and for securing the ongoing operation of their business in the face of an otherwise unanticipated interruption or disaster.

I hereby attest that I have received a copy of FFI's Business Continuity Plan, that I have read or been trained on the key aspects of the plan and that I understand what the employee's responsibilities are in accordance with the plan in the event of a Significant Business Interruption.

________ *Initials*

Correspondence and Advertising Attestation

FFI is required to review all client correspondence and all advertising material as it is defined in the 1940 Investment Advisers Act as amended. As such I understand it is my responsibility as an associated person of FFI to ensure that all correspondence (incoming and outgoing) is presented for review, that only approved means of electronic communications are utilized for business communications and that all advertising material is approved prior to first use.

I hereby attest that all I have submitted all hard copy correspondence (incoming and outgoing) that is to/from a client or to/from a client's representative for review by the compliance department. Further I attest that I only use [person's email@[firm domain].com for business communications and/or have only used the following approved forms of communication when sending a business communication. I also attest that I do not use any form of social media (texting, Twitter, Facebook or LinkedIn etc.) for business communications unless a social media has been approved for use. Lastly I attest that I have not used any unapproved advertising or sales materials and will submit the same prior to first use.

©2016 FormulaFolio Investments, LLC All Rights Reserved
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Attestations and Acknowledgements

ATTESTATIONS & ACKNOWLEDGMENTS

Initials

Political Contributions

FFI may have clients that have political affiliations with elected officials. Therefore, FFI must track all political contributions of its associated persons in order to ensure a conflict of interest has not arisen that may preclude FFI from charging fees to such a client. As such, I hereby attest that I have reported all political contributions from the past two years to the Chief Compliance Officer and that I will continue to report and obtain approval for all political contributions I am considering prior to them being made.

Initials

Compliance Program Attestation

FFI has established an compliance program designed to monitor, test and prevent violations of law, regulations and Firm policy. As a condition of continued employment or association with FFI, I will abide with all legal, regulatory and Firm policies and adhere to all procedures to assure adherence to those policies. Further, to the extent that I become aware of any violations of law, regulations or Firm policies, I will immediately report said violations to my supervisor or a member of upper management.

Initials

Outside Business Activities

I attest that other than those listed below, I do not have any other activities in which that I participate and receive compensation, cash or non-cash, for my participation in that activity. If there are no activities, reply with "None".

If you are participating in outside business activities, has your participation in each outside business activity been approved by FFI?

Yes No

Has/have any of the outside activity(ies) in which you engage undergone a change during the most recent 12 month period?

Yes No

Initials

Personal Brokerage Accounts

All covered employees must have the statements and confirmations of their personal brokerage accounts and those brokerage accounts that they have written or verbal control over submitted to the FFI for review. Mutual Fund accounts that can only transact in mutual funds are not required to report. Any account that is allowed to trade non-exempt securities must have du-plicate statements and confirmations sent to FFI.

Below is a list of the brokerage accounts that duplicate statements are being sent under your name:

Are there any brokerage accounts or personal investment accounts in your name that are not listed above?

Yes No

If yes, list the account name, account number, brokerage name and address below:

©2016 FormulaFolio Investments, LLC All Rights Reserved

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ATTESTATIONS & ACKNOWLEDGMENTS

Personal Brokerage Accounts (Continued)

Have you disclosed each account held by your spouse, your dependents in the same household, and any other accounts under your direct or indirect control?

Yes No

If no, list the account name, account number, brokerage name and address below:

SIGNING AND DATING HERE REAFFIRMS ALL OF THE ABOVE ACKNOWLEDGEMENTS AND ATTESTATIONS. SIGNING THIS DOCUMENT IS A CONDITION OF YOUR CONTINUED EMPLOYMENT OR ASSOCIATION.

Print Name	Date
Signature	

©2016 FormulaFolio Investments, LLC All Rights Reserved

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XI.	Outside Business Activity Form

This form is joint for both IARs of RWA and employees of FFI.

RETIREMENT WEALTH

Outside Business Activities

Disclosure Form

Pursuant to SEC guidelines, all Investment Advisor Representatives of Retirement Wealth Advisors, Inc. (RWA) or employees of FormulaFolios Investments (FFI) or are required to disclose in writing to the firm any outside business activities in which they plan to engage outside of the scope of their activities with RWA/FFI.

All Outside Business Activities **must** be pre-approved prior to engaging in the activity and ALL FFI employees and RWA Investment Representatives must complete this form in full.

Disclosure

Are you currently engaged in any outside business activity either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise?

Please exclude non-investment related activity that is exclusively charitable, civic, religious or fraternal and is recognized as tax exempt.

☐ **I am currently engaged in outside business activities.**
(Complete sections 1 and 2)

☐ **I am disclosing a material change to an outside business activity previously disclosed.**
(Complete sections 1 and 2)

☐ **I am currently NOT engaged in any outside business activities.**
(Complete section 2 only)

If currently engaged in an outside business activity, is the activity investment related?

☐ Yes
☐ No

If currently engaged in an outside business activity, is the activity insurance related?

☐ Yes
☐ No

If yes, do you hold an insurance license?

☐ Yes
☐ No

© 2014 Retirement Wealth Advisors, Inc.

· retirementwealthadvisors.com

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Section 1

I understand that the Firm compliance manual sets forth the requirement that I, as an employee of FFI or Investment Advisor Representative of RWA, shall not be employed by, or accept compensation from, any other party as a result of any business or independent activity, other than an RWA/FFI investment, outside the scope of my relationship with the firm unless I have made prompt written notification to the firm. I further understand that RWA/FFI requires that employees and Investment Advisor Representatives make such notification on this form, that the firm will provide written acknowledgment of such notification to me, and that the firm reserves the right to object to, or place conditions on, business or independent activities that constitute a conflict of interest in my association with the firm.

I hereby notify RWA/FFI that I am currently engaged in or intend to engage in the following business or independent activities from which I may derive economic benefit:

1. **Business Name under which the activity is conducted:**

2. **Start date (mm/yyyy):** /

3. **Entity type:**
   - ☐ Corporation
   - ☐ Partnership
   - ☐ Sole proprietorship
   - ☐ LLC
   - ☐ Other:

4. **Full business address:**

5. **Business website:**

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Section 1 (cont.)

6. **Nature of the Business:**

- ☐ Attorney (offer legal advice)
- ☐ Insurance
- ☐ Loan Origination Services
- ☐ Pension Related Services
- ☐ Real Estate Sales
- ☐ Teaching
- ☐ Trust Related Services
- ☐ Tax Preparation / Accounting
- ☐ Corporate Employee or Officer
- ☐ TPA Services
- ☐ Investment Club Participant
- ☐ Mortgage Related Services (brokerage)
- ☐ Retail Sales
- ☐ Legal Related Services (other than legal advice)
- ☐ Investment Advisory (RIA, IA Representative, or associated person with any RIA)
- ☐ Other (please describe)

7. **Your position, title, or relationship with the Outside Business:**

- ☐ Employee
- ☐ Officer/Director
- ☐ Trustee
- ☐ Owner*
- ☐ Other:

*If an owner, my percentage of ownership = %

**If less than 100%, list other owners and their % ownership:

8. **Term of office or projected period of involvement:**

9. **Approximate amount of hours per month dedicated to this activity:**

10. **Approximate amount of hours per month dedicated to this activity during securities trading hours:**

11. **Amount of compensation earned from this activity in the last year:**

Or, if not applicable, in the last 30 days:

12. **Percentage of annual compensation earned from activity:**

13. **Are you aware of any conflicts of interest that your involvement in this activity may pose to your affiliation with RWA/FFI?**

- ☐ Yes
- ☐ No

If yes, please briefly describe:

14. **Detailed description of your duties relating to the Outside Business:**

© 2016 Retirement Wealth Advisors, Inc. | retirementwealthadvisors.com

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Section 2

I hereby acknowledge that the above referenced is correct and accurate to the best of my knowledge. Further, I agree to notify Compliance of any material changes by amending this document before engaging in the activity.

Name [print]

Signature

Date [mm/dd/yyyy]

Office Use Only

CCO: I have reviewed the information contained in this Outside Business Activity Disclosure Form and:

- ☐ **I approve the "Covered" Employee's participation in this outside activity.**
- ☐ **I approve the "Covered" Employee's participation in this outside activity providing certain conditions are met.**
- ☐ **I do NOT approve the "Covered" Employee's participation in this outside activity.**

Conditions if applicable:

CCO Name [print]

Signature

Date [mm/dd/yyyy]

© 2016 Retirement Wealth Advisors, Inc. | retirementwealthadvisors.com

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